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TABLE OF CONTENTS Prospectus Supplement

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-203607

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 9, 2015)

Offering of Up to 1,000,000 Shares of
Blockchain Voting Series A Preferred Stock
and/or
Voting Series B Preferred Stock

         We are distributing, at no charge, to holders of our common stock, non-transferable subscription rights to subscribe for up to an aggregate of 1,000,000 shares of either (i) our Blockchain Voting Series A Preferred Stock, $0.0001 par value per share, which we will issue as digital securities and call the Series A Preferred, or (ii) our Voting Series B Preferred Stock, $0.0001 par value per share, which we will issue as non-digital securities and call the Series B Preferred. Shares of both series have voting, dividend and liquidation rights similar to those of one share of our common stock, and also have a preferential right to a cumulative annual cash dividend equal to 1.0% of the subscription price per share in this offering if declared by our board of directors. You will receive one subscription right for each 10 shares of common stock you owned on the record date. The subscription rights may not be sold, transferred or assigned. Subject to potential decrease, the subscription price per share will be 95% of the volume-weighted average trading price of our common stock on the Nasdaq Global Market for the five trading days ending on and including December 6, 2016, rounded to the nearest $0.01, but not more than $15.68, which we call the Maximum Price. The Series A Preferred will be issued as book-entry digital securities directly registered in the stockholder's name. The Series A Preferred will trade exclusively on a registered alternative trading system operated by our majority-owned subsidiary PRO Securities LLC, utilizing software technology known as the t0 Issuance and Trading Platform, which we call the t0 Platform. The Series B Preferred will be issued as non-digital shares. Neither series will be listed on any national securities exchange. Our common stock is listed on the Nasdaq Global Market under the symbol "OSTK." The last reported sale price of our common stock on the Nasdaq Global Market on November 11, 2016 was $17.35 per share. The dealer-manager for the offering is not required to sell any specific number or dollar amount of securities. There is no minimum purchase requirement. Subscription funds will be held by Computershare Trust Company, N.A. as subscription rights agent, but will not be held in any escrow, trust, or similar account. We do not believe this will have any effect on investors. This offering will end on December 6, 2016, unless extended.

         We are offering to sell our securities only where offers and sales are permitted. The distribution of this document and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States must observe any applicable restrictions. This is not an offer to sell, or a solicitation of an offer to buy, any securities anywhere it would be unlawful for us to make such an offer or solicitation.

         We have engaged Source Capital Group, Inc. as dealer-manager. This offering is not underwritten by any firm, and Source Capital is not acting as an underwriter or placement agent.

	Maximum Price(1)	Dealer-Manager Fee(2)	Proceeds, Before Expenses, to Us

Per share of Series A Preferred or Series B Preferred	$15.68	$1.25	$14.43

Total(3)	$15,680,000	$1,254,400	$14,425,600

(1)
The subscription price will be determined at the end of the offering but will not exceed the Maximum Price.

(2)
We will pay Source Capital 8.0% of the proceeds, consisting of a 6.0% commission, a 1.8% non-accountable expense fee and an out-of-pocket accountable expense allowance of 0.2%. Assumes the Maximum Price.

(3)
Assumes that the rights offering is fully subscribed at the Maximum Price.

         See "Risk Factors" beginning on page S-18 of this prospectus supplement and in the prospectus and documents we incorporate by reference before exercising your subscription rights.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

         If you have any questions or need further information about this rights offering, please call Georgeson LLC, the information agent for the rights offering, at 866-432-2791 (toll free) or by email at Overstock@Georgeson.com.

The date of this prospectus supplement is November 14, 2016.

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

        On April 24, 2015, we filed with the Securities and Exchange Commission, or SEC, a registration statement on Form S-3 (File No. 333-203607) utilizing a shelf registration process relating to the preferred stock securities described in this prospectus supplement (collectively, the "Preferred Stock"), which registration statement, as amended, was declared effective on December 9, 2015. Under this shelf registration process, we may, from time to time, sell up to $500,000,000 in the aggregate of the securities described in the registration statement and in any applicable prospectus supplement, including by distributing to the holders of our common stock on a pro rata basis for no consideration, subscription rights to subscribe for shares of our preferred stock, including shares issued as digital securities.

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this rights offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus and this prospectus supplement. The second part is the accompanying prospectus, which provides more general information. If the information in this prospectus supplement is inconsistent with the accompanying prospectus or any document incorporated by reference in the prospectus or this prospectus supplement filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement. As noted in the prospectus, any of the securities described in the prospectus may be issued in the form of digital securities. The shares of Series A Preferred described in this prospectus supplement are digital securities as contemplated by the prospectus.

        We have not authorized anyone to give you information other than the information in this prospectus supplement and the accompanying prospectus and the information incorporated by reference in the prospectus and in this prospectus supplement. We assume no responsibility for any information from any other source. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or any relevant free writing prospectus is accurate as of any date other than its respective date.

        It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described in the sections of this prospectus supplement entitled "Where You Can Find More Information" and "Information Incorporated by Reference," before investing in our securities.

ii

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before making an investment decision. We urge you to read the entire prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus carefully, including the historical financial statements and notes to those financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus.

        Please read "Risk Factors" beginning on page S-18 of this prospectus supplement, and "Risk Factors" beginning on page 5 of the accompanying prospectus. You should also read "Risk Factors" and "Information Regarding Forward-Looking Statements" in our Quarterly Report on Form 10-Q for the period ended September 30, 2016 filed with the SEC on November 3, 2016, and any more recent reports we file under the Securities Exchange Act of 1934, as amended ("Exchange Act"). All of these will give you more information about important risks that you should consider before investing in the securities we are offering. As used in this prospectus supplement, "we," "us," "Overstock," "Overstock.com," "our," "our company" and "the Company" refer to Overstock.com, Inc., a Delaware corporation and, unless the context otherwise indicates, include its consolidated subsidiaries.

 The Company

Overview

        We are an online retailer offering price-competitive brand name, non-brand name and closeout merchandise, including furniture, home decor, bedding and bath, housewares, jewelry and watches, apparel and designer accessories, electronics and computers, and sporting goods, among other products. We also sell hundreds of thousands of best seller and current run books, magazines, CDs, DVDs and video games. We sell these products and services through our Internet websites located at www.overstock.com, www.o.co and www.o.biz (referred to collectively as the "Website"). Although our three websites are located at different domain addresses, the technology and equipment and processes supporting the Website and the process of order fulfillment are the same for all three websites. Our Website offers our customers an opportunity to shop for bargains conveniently, while offering our suppliers an alternative inventory liquidation or sales channel. We continually add new, and sometimes limited, inventory to our Website. We sell products primarily in the United States.

        The merchandise offered on our Website is from a variety of sources including well-known, brand-name manufacturers. At September 30, 2016 we had relationships with approximately 4,000 independent fulfillment partners whose products we offer for sale on our Website. Sales through our fulfillment partners accounted for approximately 94% of our net revenues for the three months and nine months ended September 30, 2016. Our Website Shopping section is organized into a number of main product lines or featured categories including: Furniture, Rugs, Décor, Bed & Bath, Home Improvement, Kitchen, Outdoor, Jewelry, Watches, Women, Men and Kids & Baby. Our Website offerings also include Worldstock, Main Street, Farmers Market, and Insurance. We modify the organization and content of our shopping site periodically.

        In late 2014, our majority-owned subsidiary, t0.com, Inc., formerly named Medici, Inc. ("t0.com") began working on initiatives to develop blockchain and fintech technology. As part of this initiative, in 2015 and the first quarter of 2016 we completed the acquisitions of the assets of a financial technology company and two related registered broker-dealers, one of which is PRO Securities LLC.

Corporate Information

        We were incorporated in Delaware in 2002. Our principal executive offices are located at, and our mailing address is, 799 W. Coliseum Way, Midvale, UT 84047, and our telephone number is (801) 947-3100. We maintain a website at www.overstock.com. We make our periodic and current reports that are filed with the SEC available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on our website does not constitute part of this prospectus supplement.

        Our common stock trades on the Nasdaq Global Market under the symbol "OSTK."

        Overstock.com is a registered trademark of Overstock.com, Inc., and t0 and t0.com are trademarks of t0.com. Other service marks, trademarks and trade names referred to in this prospectus supplement are the property of their respective owners. This prospectus supplement contains references to our trademarks as well as third-party trademarks. Solely for convenience, trademarks and trade names referred to in this prospectus supplement may appear without the ® or TM symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and trade names. We do not intend our use of third-party trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

 The Offering

        The summary below describes the principal terms of the subscription rights, the Series A Preferred and the Series B Preferred, and describes certain aspects of the t0 Platform. Certain of the terms and conditions described below are subject to important limitations and exceptions. Rights holders should read this prospectus supplement in its entirety, as well as the related prospectus and all documents incorporated by reference in each of them, before making any decision to exercise their subscription rights. As used in this section, unless the context indicates otherwise, the terms "we," "us," "Overstock," "Overstock.com," "our," "our company" and "the Company" refer to Overstock.com, Inc. and not any of its subsidiaries.

Issuer	Overstock.com, Inc.
Rights Offering

We are distributing to holders of our common stock on the record date, at no charge, non-transferable subscription rights to subscribe for up to an aggregate of 1,000,000 shares of either Series A Preferred or Series B Preferred, subject to the requirements, among others, that to subscribe for shares of Series A Preferred you must be a U.S. resident or entity, and you must also open an account with Keystone Capital Corporation ("Keystone"), which is the sole broker-dealer authorized to provide investors with access to the Series A Preferred through the alternative trading system described below. This offering is being made solely to holders of our common stock on the record date of November 10, 2016. Holders will receive one subscription right for each 10 shares of common stock owned as of 4:00 p.m., Eastern time, on the record date. Each subscription right reflects a basic subscription privilege and an over-subscription privilege. The basic subscription privilege and the over-subscription privilege are both subject to proration. If the aggregate number of shares of Series A Preferred and Series B Preferred for which subscription rights are exercised exceeds 1,000,000 shares, our board of directors, in its sole discretion, will have the right, but no obligation, to increase the size of the offering up to an aggregate of 2,000,000 shares of Series A Preferred and Series B Preferred. We do not expect to issue any additional shares of Series A Preferred or Series B Preferred after this offering. Consequently, we expect trading of the Series A Preferred and the Series B Preferred to be limited to the shares we issue in this offering.

You may exercise your subscription rights by subscribing for shares of Series A Preferred, shares of Series B Preferred, or shares of both series in any combination. If you fully exercise your basic subscription privilege solely for one series, you may also exercise an over-subscription privilege to subscribe for additional shares of that series, if any, that remain unsubscribed at the expiration of the subscription period. All subscriptions, including subscriptions pursuant to the basic subscription privilege, will be subject to proration.

Subscription Price

Subject to potential decrease by our board in the event of unusual market price changes or other events deemed significant by the board, the subscription price per share will be the lower of: (1) $15.68, which we call the Maximum Price, and (2) 95% of the volume-weighted average trading price of our common stock on the Nasdaq Global Market for the five trading days ending on and including December 6, 2016, which we call the End of Subscription Period Price. Subscribers must fund their subscriptions pursuant to both the basic and over-subscription privilege at the Maximum Price. If the End of Subscription Period Price is lower than the Maximum Price, Computershare Trust Company, N.A. (the "Subscription Rights Agent") will refund the difference to subscribers promptly after the closing of the rights offering.

Basic Subscription Privilege

Subject to proration, each subscription right will entitle its holder to subscribe for one share of either Series A Preferred or Series B Preferred at the Subscription Price. At the end of the subscription period, unexercised subscription rights will expire and have no value.

Proration

All subscriptions, including subscriptions pursuant to the basic subscription privilege, will be subject to proration. If any proration is necessary, subscriptions for shares of both series will be prorated. If we extend the subscription period, (i) all basic subscription privileges exercised prior to the beginning of the extension period will be honored first, (ii) all over-subscription privileges exercised prior to the beginning of the extension period will be honored second, and (iii) all basic and over-subscription privileges exercised during the extension period will be filled daily on a first-come, first-served basis. If the rights offering is extended and over-subscribed, subscriptions received on the day on which the offering is first over-subscribed will be prorated.

Over-Subscription Privilege

If you fully exercise your basic subscription privilege solely for shares of one series, the over-subscription privilege will entitle you to subscribe for additional shares of that same series unclaimed by other holders of rights at the same Subscription Price per share, subject to proration. You may exercise your over-subscription privilege only for shares of the same series that you subscribed for pursuant to your basic subscription privilege. If you exercise your basic subscription privilege for shares of both series, you will not be entitled to any over-subscription privilege.

Additional Limitations on Exercise	We may limit any holder's subscription rights if we determine, in our sole discretion, that doing so may help us preserve our ability to use net operating losses, tax credits or other tax attributes.

Record Date	4:00 p.m., Eastern time, on November 10, 2016.
Expiration of the Subscription Period	5:00 p.m., Eastern time, on December 6, 2016, unless extended.
Securities That Holders of Subscription Rights May Subscribe For

We are offering up to a combined aggregate of 1,000,000 shares of Series A Preferred and Series B Preferred. If we receive valid subscriptions for more than 1,000,000 shares, our board of directors may increase the size of the offering up to a combined aggregate of 2,000,000 shares. The subscription rights will not entitle you to subscribe for any shares of our common stock.

Series A Preferred

The Series A Preferred will be issued as book-entry digital securities directly registered in the stockholder's name in the records maintained by Electronic Transaction Clearing, Inc. ("ETC"), which is the clearing broker for Keystone, and in our stockholder books and records maintained by our transfer agent, Computershare Trust Company, N.A. ("Computershare"). Each share of Series A Preferred will have voting and dividend rights and rights upon liquidation substantially similar to those of one share of our common stock, except for (i) a cumulative annual cash dividend equal to 1.0% of the Subscription Price, rounded to the nearest $0.01 (if, as and when declared by our board of directors), and (ii) our right to redeem the Series A Preferred or convert the Series A Preferred into Series B Preferred. In addition to its preferential dividend rights, the Series A Preferred will also be entitled to participate in any cash dividend paid to the holders of the common stock. The Series A Preferred is subject to a number of restrictions, including unusual restrictions on purchase, ownership and transfer of the shares. We will have the right to cause the outstanding shares of Series A Preferred to convert into shares of Series B Preferred at any time.

Restrictions on Purchase, Ownership and Transfer of Series A Preferred

Only U.S. residents and entities meeting the qualifications described below may subscribe for Series A Preferred. Individual U.S. residents must provide a Form W-9 and must be either a United States citizen or a United States permanent resident alien who has maintained a residence in the United States for a minimum of one year and possesses a valid U.S. Social Security number. A corporation, partnership or limited liability company formed under the laws of the United States or any state and that has a physical address in the United States and provides a valid U.S. employer identification number may also subscribe for Series A Preferred. Subject to additional requirements that Keystone may impose, a trust may also subscribe for Series A Preferred if all of the trustees of the trust would qualify to purchase Series A Preferred on their own behalf, and permitted trusts will be deemed to be "beneficial owners" for purposes of qualifying as potential purchasers in this offering. Series A Preferred may be acquired and held only by the beneficial owner, and may not be held in "street name" or by any nominee, except that custodial accounts for minors will be permitted if the custodian would qualify to purchase Series A Preferred on its own behalf, subject to the limitations described below. Individual retirement accounts, 401(k) accounts and most other accounts held by nominees or fiduciaries will not be able to subscribe for Series A Preferred. All of the foregoing restrictions will apply to your exercise of the subscription rights and will also apply to the proposed purchaser in any sale or transfer you may desire to make of Series A Preferred. Accounts at Keystone must be opened in the exact name (or names, in case of joint accounts) of the beneficial holder(s) of the subscription rights. See "—Required Brokerage Account (Series A Preferred)" below.

In addition, the Series A Preferred will be subject to other limitations, including the following: holders of Series A Preferred will be unable to access their shares except through the required brokerage account with Keystone; shares of Series A Preferred cannot be pledged or otherwise hypothecated and they may not be used as collateral for any obligation or used as margin securities, although statutory liens may attach to shares of Series A Preferred; and shares of Series A Preferred cannot be sold short.

Affiliates of a public company, including persons who were affiliates of the company at any time during the 90 days prior to their sale of that company's securities (collectively, "affiliates") often rely on Rule 144 in order to publicly resell securities of that company. We do not expect Rule 144 ever to be available for resales of Series A Preferred.

Restrictions on Tax Reporting of Cost Basis of Series A Preferred

Taxpayers typically can elect one of several methods permitted by the Internal Revenue Service ("IRS") for their reporting of their cost basis in securities. However, only one method of cost basis reporting, the first-in, first-out method, will be available for the Series A Preferred.

Series B Preferred

The Series B Preferred will be non-digital securities and may be issued as registered book-entry shares or, at the holder's election, held beneficially in an account at a broker chosen by the holder. Registered shares of Series B Preferred may be certificated or uncertificated. Each share of Series B Preferred will have voting and dividend rights and rights upon liquidation identical to those of one share of Series A Preferred, but the Series B Preferred is expected to trade in the over-the-counter market pursuant to customary settlement procedures and is not subject to certain of the restrictions applicable to the Series A Preferred.

Procedures for Persons Who Are Not Eligible to Acquire Shares of Series A Preferred

A rights holder who attempts to subscribe for Series A Preferred but is determined to be ineligible to do so may elect to acquire Series B Preferred in lieu of Series A Preferred, or may elect to have such holder's subscription funds returned.

The t0 Platform (Series A Preferred)

The Series A Preferred will trade exclusively on the PRO Securities ATS utilizing the t0 Platform under the identifier or symbol OSTK.D. Prior to this offering, there has been no public market for the Series A Preferred, and no security of ours or of any other issuer has traded publicly on the PRO Securities ATS utilizing the t0 Platform. Trades on the PRO Securities ATS utilizing the t0 Platform settle on the trade date rather than on the currently standard three-day (or T+3) basis. The ownership and transfer of the Series A Preferred will be recorded in an electronic data store, or Proprietary Ledger, that is integrated into the t0 Platform. The Proprietary Ledger will be updated when a trade in the Series A Preferred is matched and executed in the PRO Securities ATS. Each holder of Series A Preferred will have two unique digital wallets created exclusively for the holder. The Proprietary Ledger will record the unique digital wallet addresses (the locations where transactions and balances involving Series A Preferred are stored) involved in the trade as well as the number of shares traded and the transaction price, all of which will be made public in near real-time on the t0.com website. The t0 Platform will also embed a digital fingerprint in the Bitcoin blockchain that may be used to confirm that the public copies of the Proprietary Ledger have not been altered. Keystone will collect shareholder personal identifying information, or Shareholder PII, when opening accounts and will provide Shareholder PII updates to ETC and to Computershare. The Proprietary Ledger will not contain Shareholder PII.

Same Day Settlement (Series A Preferred)

As the contents of committed wallets are matched and exchanged, the respective portfolio wallets will be updated to show the new share ownership and new buying power figures. Settlement will be deemed final when ETC moves funds among customer accounts. ETC will do so at the end of each trading day, resulting in same-day settlement of trades in the Series A Preferred.

Required Brokerage Account (Series A Preferred)

Each investor who desires to subscribe for, purchase or hold shares of Series A Preferred will be required to open and maintain an online brokerage account with Keystone. Accounts with Keystone will be opened and held directly in the investor's name and carried by Keystone's clearing broker, ETC. Accounts at Keystone must be opened in the exact name (or names, in case of joint accounts) of the beneficial holder(s) of the subscription rights. See "The Subscription Rights and the Rights Offering—The Subscription Rights."

Digital Wallets (Series A Preferred)

A holder of Series A Preferred will access such holder's shares solely through Keystone utilizing the t0 Platform. The t0 Platform employs two unique digital wallets—a "portfolio wallet" and a "committed wallet"—created exclusively for the holder. The digital wallets will be created in connection with the opening of the holder's account with Keystone and will be maintained on behalf of the holder by ETC as the clearing broker for Keystone, utilizing the t0 Platform.

Security Protocols (Series A Preferred)

Each digital wallet will have a unique alphanumeric identifier known as a multi-signature address. A multi-signature address requires that a set number of associated digital keys must provide a signature before a transaction involving that address may be consummated. For a routine transaction involving Series A Preferred, an order must originate through the Keystone customer's online brokerage account, and be signed by the customer's private key held at ETC and by the private key held by Computershare. For security purposes, holders of Series A Preferred will not have access to their digital private keys. Moreover, although for convenience in this prospectus supplement we sometimes describe the keys as being "held" by ETC, PRO Securities and Computershare, the private keys will not actually be stored. Instead, the t0 Platform will regenerate each private key each time it is needed. See "Description of the t0 Platform and Related Matters" and "Risk Factors."

Potential Loss of Anonymity (Series A Preferred)

Although the trade data that the t0 Platform will make publicly available shortly after each trade will be anonymous, the publicly available information will include the digital wallet address (the location where records of transactions and balances involving Series A Preferred are stored) of each holder transacting in Series A Preferred and the entire trading history of each digital wallet. As a result, the trading history of each digital wallet will be available to the general public. Members of the public may be able to determine the identity of the holders of certain wallets based on the information that the t0 Platform will make publicly available and other publicly available information. In addition, because the Series A Preferred may not be held in "street name," any stockholder list required under Delaware law will disclose the identity of holders of the Series A Preferred. Because all holders of the Series A Preferred will be holders of record, all of them will be subject to the risk of loss of their anonymity.

No Minimum Requirements	There is no minimum subscription requirement for closing this offering, and no minimum subscription requirement for any subscription rights holder.

No Liquidation Preference

In the event of any liquidation, dissolution or winding up of the Company, shares of Series A Preferred and shares of Series B Preferred will be treated in the same manner as shares of common stock. Neither holders of Series A Preferred nor holders of Series B Preferred will have any preference over the holders of the common stock on liquidation, and all of them will be subject to the prior payment in full of all of our creditors and creditors of our subsidiaries and all amounts, if any, payable pursuant to the liquidation provisions of any other class of securities we may issue in the future ranking senior to the common stock, the Series A Preferred and/or the Series B Preferred.

Dividends

The Series A Preferred and the Series B Preferred will each rank senior to the common stock with respect to dividends. Holders of Series A Preferred and holders of Series B Preferred will have no right to any dividend unless declared by our board of directors, and our board of directors will have no obligation to declare any such dividend. However, holders of Series A Preferred and Series B Preferred will be entitled to a cumulative annual cash dividend of 1.0% of the Subscription Price, rounded to the nearest $0.01, in preference to any cash dividends payable to the holders of the common stock, if, as and when declared by our board of directors. In addition to their preferential dividend rights, holders of Series A Preferred and Series B Preferred will also be entitled to participate in any cash dividend paid to the holders of the common stock.

Voting

The Series A Preferred and the Series B Preferred will vote together with the common stock and not as a separate class, except as required by law. Each share of Series A Preferred and each share of Series B Preferred will have one vote on all matters submitted to a vote of the holders of the common stock except as required by law.

Redemption

The Series A Preferred and the Series B Preferred will be redeemable, in whole or in part, at our option, at any time prior to the third anniversary of the initial issuance, at a redemption price to be determined as described in this prospectus supplement.

Potential Conversion of Series A Preferred into Series B Preferred

We will have the right to cause all outstanding shares of Series A Preferred to convert into shares of Series B Preferred at any time without the consent or any action by any holder of shares of Series A Preferred or of shares of Series B Preferred.

Limited Anti-dilution Adjustments; No Price Protection

We will not adjust the Series A Preferred or the Series B Preferred for future events except for adjustments proportional to any common stock splits, common stock share dividends, and common stock combinations to the extent described in this prospectus supplement. Neither the Series A Preferred nor the Series B Preferred contains any provision regarding price protection.

Use of Proceeds

If the offering were fully subscribed for 1,000,000 shares of Preferred Stock, the proceeds of the offering, net of estimated expenses, including dealer-manager fees, would be approximately $11.9 million, assuming the Subscription Price will be equal to the Maximum Price of $15.68 per share. We intend to use the net proceeds of the offering for general corporate purposes, which may include working capital, capital expenditures and other corporate expenses.

Material U.S. Federal Tax Consequences to U.S. Holders

We intend to treat the distribution of the subscription rights to acquire Series A Preferred and/or Series B Preferred (sometimes collectively called the "Preferred Stock") as a non-taxable stock distribution under Section 305(a) of the Code. If, however, the receipt of the subscription rights is treated as a distribution described in either Section 305(b) or 305(c) of the Code, the receipt will be treated first as a dividend to the extent of the Company's current or accumulated earnings and profits, next, as a return of the U.S. holder's basis in its common stock and finally, any remaining amount as a payment in exchange for its common stock.

The exercise of the subscription rights by a U.S. holder to acquire Preferred Stock will not be a taxable transaction for U.S. federal income tax purposes. Such U.S. holder should take a basis in the acquired Preferred Stock equal to the sum of the price paid for the Preferred Stock and such U.S. holder's tax basis, if any, in the subscription rights exercised.

In the event that a U.S. holder's subscription rights expire without exercise, the tax basis in such U.S. holder's Original Shares (as defined in "Material U.S. Federal Income Tax Consequences to U.S. Holders") will be equal to their tax basis immediately before receipt of the subscription rights and, therefore, no loss will be recognized upon the expiration of the subscription rights. If the subscription rights expire without exercise after a U.S. holder has disposed of all or a portion of its Original Shares, the ability to recognize a loss is unclear.

While the appropriate treatment of the Preferred Stock is uncertain, we intend to treat the Preferred Stock as common stock for U.S. federal income tax purposes. Upon a redemption of the Preferred Stock, a U.S. holder will recognize capital gain or loss equal to the difference between the amount realized (except to the extent that any consideration received is attributable to any accrued but unpaid dividends on the Preferred Stock) by the U.S. holder and the U.S. holder's adjusted tax basis in the redeemed Preferred Stock, respectively, if, with respect to such U.S. holder, the redemption is (i) "not essentially equivalent to a dividend," (ii) "substantially disproportionate," or (iii) a "complete redemption" as these terms are defined in Section 301(b) of the Code. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder's holding period for the redeemed Preferred Stock, respectively, is longer than one year. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers.

If the redemption of a U.S. holder's Preferred Stock does not satisfy the requirements described above, the redemption proceeds will be treated first as a dividend to the extent of the Company's current or accumulated earnings and profits, next, as a return of the U.S. holder's basis in the Preferred Stock and finally, any remaining amount as a payment in exchange for the Preferred Stock.

No Listing for Series A Preferred or Series B Preferred

Neither the Series A Preferred nor the Series B Preferred will be listed or traded on any securities exchange. The Series A Preferred will trade exclusively on the PRO Securities ATS utilizing the t0 Platform. We expect the Series B Preferred to trade in the over-the-counter market and to be quoted on the OTCQB market operated by OTC Markets Group. However, there is no assurance that the Series B Preferred will be quoted on the OTCQB market.

Risk Factors

Investing in the Preferred Stock, and particularly in the Series A Preferred, involves unusual and unique material risks. Please read "Risk Factors" beginning on page S-18 of this prospectus supplement. The risks include the following:

• The Series A Preferred and the t0 Platform are novel, and the use of the PRO Securities ATS utilizing the t0 Platform for trading public digital securities is untested.

•

The technology on which the t0 Platform depends has been developed by our majority-owned subsidiary, t0.com, and is licensed by its subsidiary, PRO Securities, and the Series A Preferred will depend on both t0.com and on PRO Securities, neither of which has substantial resources.

•

The requirement that each prospective purchaser of Series A Preferred open and maintain an online brokerage account with Keystone may initially limit the number of potential trading market purchasers of Series A Preferred to the purchasers of Series A Preferred in this offering.

•

Only certain persons may acquire Series A Preferred, and we do not expect there to be any market makers to develop a trading market in the Series A Preferred, which may result in very limited trading in the Series A Preferred.

• The complete trading history of each digital wallet will be available to the general public and it may be possible for members of the public to determine the identity of the holders of wallets.
• The Series A Preferred and the development of a trading market for the Series A Preferred will depend on both Keystone and its clearing broker, ETC.

•

There is no minimum number of shares of either Series A Preferred or Series B Preferred we must sell in this offering, and we do not intend to issue any additional shares of either Series A Preferred or Series B Preferred after this offering, which is expected to result in very limited trading in each series.

•

Due to the unavailability of Rule 144 for resales of Series A Preferred and anticipated low volume restrictions for sales by affiliates of the Company of Series B Preferred under Rule 144, Company affiliates may elect not to acquire Series A Preferred or Series B Preferred.

•

If the number of subscribers for one series is small, or if the number of shares of one series subscribed for is small, it could be difficult or impossible to sell shares of the affected series of Preferred Stock.

•

We will have an economic incentive to repurchase Series A Preferred and Series B Preferred at prices below the redemption price, and our doing so could cause the trading prices of Series A Preferred and Series B Preferred, as applicable, to decrease further.

•

The potential application of various current laws, rules and regulations to aspects of the Series A Preferred and the exclusive trading venue for the Series A Preferred, and the possibility of future laws, rules or regulations that could affect the Series A Preferred or the trading venue, could adversely affect the Series A Preferred. In addition, PRO Securities is subject to extensive regulation and is involved in ongoing discussions with regulators about the operation of the PRO Securities ATS utilizing the t0 Platform.

Non-Transferability of Subscription Rights

The subscription rights may not be sold, transferred or assigned and will not be listed for trading on any securities exchange or quoted on the automated quotation system of any national securities association.

No Board Recommendation

Our board of directors is making no recommendation regarding your exercise of the subscription rights. You are urged to make your decision based on your own assessment of our business and of the rights offering. Please see "Risk Factors" for a discussion of material and unique risks and restrictions involved in investing in the Series A Preferred and the Series B Preferred.

Extension, Cancellation and Amendment

We have the option to extend the subscription period for a period not to exceed 30 days, at our sole discretion. We may also extend the subscription period for a period of more than 30 days. If we do so, holders who have subscribed for shares may cancel their subscriptions and receive a refund of all money advanced.

We may amend, modify or cancel the rights offering at any time in our sole discretion. If we cancel the rights offering, we will issue a press release notifying holders of the cancellation, and the Subscription Rights Agent will return all subscription payments promptly, without interest or penalty.

Procedures for Exercise	Series A Preferred. To subscribe for any shares of Series A Preferred pursuant to your subscription rights, you must be one of the following:
• a U.S. citizen with a U.S. address or a U.S. permanent resident alien who has maintained a residence in the United States for a minimum of one year and possesses a valid U.S. Social Security number;

•

a corporation, partnership or limited liability company formed under the laws of the United States or any state and that has a physical address in the United States and provides a valid U.S. employer identification number;

•

a trust, all of the trustees of which would qualify to purchase shares of Series A Preferred on their own behalf, that has a physical address in the United States, and that satisfies additional requirements that Keystone may impose;

•

to the extent permitted in accordance with the policies and procedures of Keystone, a custodian for an account for one or more minors, the custodian of which would qualify to purchase shares of Series A Preferred on its own behalf.

The Series A Preferred may be acquired and held only by the beneficial owner, and may not be held in "street name" or by any nominee, except that custodial accounts for minors and trust accounts will be permitted as described above, subject to the restrictions described in this prospectus supplement. In addition, you must:

• provide a Form W-9;
• complete the subscription process via the web portal established by Computershare, as the Subscription Rights Agent (the "Subscription Portal");

•

submit payment for all the subscription rights you elect to exercise under the basic subscription privilege and over-subscription privilege, all as described on the Subscription Portal and in the rights certificate and subscription documents sent to you and available from the Information Agent for the offering; and

• open an online brokerage account with Keystone. See "—Required Brokerage Account (Series A Preferred)" above.
Series B Preferred. To subscribe for any shares of Series B Preferred pursuant to your subscription rights, you must:

•

complete the subscription process by completing and returning your subscription rights certificate to the Subscription Rights Agent as described in the rights certificate and subscription documents sent to you and available from the Information Agent for the offering and this prospectus supplement; and

•

submit payment for all the subscription rights you elect to exercise under the basic subscription privilege and over-subscription privilege, all as described in the rights certificate and subscription documents sent to you and available from the Information Agent for the offering and this prospectus supplement. See "The Subscription Rights and the Rights Offering."

If you desire to subscribe for both Series A Preferred and Series B Preferred, you will need to complete both processes. However, if you subscribe for both series, you will not have any over-subscription privilege.

Broker-Dealer for Accounts to Acquire and Hold Series A Preferred	Keystone Capital Corporation, an SEC- and FINRA-registered broker-dealer, based in San Diego, California, and an affiliate of Electronic Transaction Clearing, Inc.
Clearing Broker to Maintain Custody of the Digital Wallets and Cash	Electronic Transaction Clearing, Inc., an SEC- and FINRA-registered broker-dealer based in Los Angeles, California, and an affiliate and indirect 50% owner of Keystone.
Transfer Agent and Registrar for the Series A Preferred and the Series B Preferred	Computershare Trust Company, N.A., a national banking association and SEC-registered transfer agent.
Subscription Rights Agent	Computershare Trust Company, N.A.
Information Agent	Georgeson LLC, a nationally recognized proxy solicitation and information agent firm and affiliate of Computershare.
Dealer-Manager	Source Capital Group, Inc., an SEC-registered broker-dealer, investment advisor and FINRA-registered broker-dealer, based in Westport, Connecticut.
Shares Outstanding before the Rights Offering

25,383,942 shares of our common stock were outstanding as of the Record Date. No shares of Series A Preferred or Series B Preferred or any other preferred shares were outstanding as of the Record Date or are outstanding as of the date of this prospectus supplement.

Shares Outstanding after the Rights Offering

We will not issue any shares of common stock in the rights offering. However, the Series A Preferred and Series B Preferred are generally entitled to vote together with our common stock, would be entitled to share in any cash dividends paid to the holders of the common stock, and upon our liquidation would share in any distribution to holders of the common stock. If this offering is fully subscribed, the 1,000,000 shares of Preferred Stock offered hereby will represent less than 4.0% (or less than 8.0%, if our board of directors, in its sole discretion, elects to increase the size of the offering to a maximum aggregate of 2,000,000 shares of Series A Preferred and Series B Preferred) of the combined voting power of the Series A Preferred, the Series B Preferred and the common stock, voting together as a single class. We do not expect to issue any additional shares of Series A Preferred or of Series B Preferred after this offering. However, at any time in the future, we could issue additional shares of either series, or of one or more additional new series of preferred stock. Any new series of preferred stock could rank equally with or have preferences over the Series A Preferred and the Series B Preferred as to dividend payments, voting rights, rights upon liquidation or other types of rights.

Fees and Expenses

We or our subsidiaries will pay all of Keystone's and ETC's fees and reimbursable expenses related to the offering of the Series A Preferred (other than fees and commissions Keystone charges for opening and maintaining accounts and trading commissions), and all fees charged by each of the transfer agent, the Subscription Rights Agent, and the Information Agent. Our majority-owned subsidiary, t0 Technologies, also pays consulting fees to Key Acquisition LLC, which is a 50% owned subsidiary of ETC and the owner of 100% of the capital stock of Keystone, pursuant to a consulting agreement. We will also pay the fees of Source Capital Group, Inc. for acting as the dealer-manager as stated on the cover page of this prospectus supplement. We will pay t0.com a monthly fee of $20,000 under a license agreement with t0.com. t0.com will pay the de minimus Bitcoin payments that will be payable to Bitcoin miners in connection with publishing pages of the Proprietary Ledger to the Bitcoin blockchain.

You will be responsible for paying fees and commissions Keystone charges for opening and maintaining accounts and trading, and any other commissions, fees, taxes or other expenses incurred in connection with your exercise of the subscription rights.

Payments to Intermediaries

The dealer-manager, Source Capital Group, has informed us that it will re-allow half (3.0%) of its 6.0% dealer-manager commission to certain broker-dealers with respect to sales to their clients who exercise their subscription rights. See "Plan of Distribution (Conflicts of Interest)."

Conflicts of Interest

The PRO Securities ATS will be operated by PRO Securities LLC, which is a registered broker-dealer indirectly owned primarily by us. PRO Securities has an interest in having the offering completed in order to demonstrate the operation of the PRO Securities ATS and to enable t0.com to demonstrate the operation of the t0 Platform with publicly traded digital securities and in order to enable us to raise capital in this offering. To the extent that PRO Securities may be deemed to "participate" in the offering as a result of PRO Securities' involvement in the offering, PRO Securities may have a conflict of interest in connection with the offering. Consequently, in compliance with FINRA Rule 5121, we have engaged Source Capital Group, Inc., as dealer-manager, to be primarily responsible for managing the public offering contemplated hereby. See "Plan of Distribution (Conflicts of Interest)—Conflicts of Interest" and "Plan of Distribution (Conflicts of Interest)—Other Relationships."

Payments for the Exercise of Subscription Rights (Series A Preferred)

Full payment of the Maximum Price for the Series A Preferred you wish to subscribe for must be made in U.S. dollars and must be made in accordance with the instructions on the Subscription Portal and the "Instructions for Exercise of Subscription Rights for Shares of Series A Preferred" sent to rights holders with this prospectus supplement. If you hold your shares through a bank, broker or other nominee, you will need to coordinate your payment through your nominee.

Payments for the Exercise of Subscription Rights (Series B Preferred)

Full payment of the Maximum Price for the Series B Preferred you wish to subscribe for must be made in U.S. dollars for by either a personal or certified check drawn upon a U.S. bank payable to "Computershare" in accordance with the "Instructions as to Use of Overstock.com, Inc. Subscription Rights Certificates" sent to rights holders with this prospectus supplement. Any personal check used to pay for shares of Series B Preferred must clear the appropriate financial institutions prior to 5:00 p.m., Eastern Time, on December 6, 2016. Payments for the exercise of subscription rights for shares of Series B Preferred must be sent to the Subscription Rights Agent at one of the following addresses and in accordance with the instructions on the rights certificate:

If by First Class Mail: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer, P.O. Box 43011, Providence, RI 02940-3011
If by Express Mail or Overnight Delivery: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer, 250 Royall Street, Suite V, Canton, MA 02021
If you hold your shares through a bank, broker or other nominee, you will need to coordinate your payment through your nominee.

Ratio of Earnings to Fixed Charges

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. For 2011, earnings were insufficient to cover fixed charges, and the dollar amount of the deficiency is shown.

	(Unaudited) Fiscal Year Ended December 31,					(Unaudited) Nine Months Ended September 30, 2016
	2011	2012	2013	2014	2015
Ratio of earnings to fixed charges	N/A	5.2x	5.7x	4.3x	1.7x	4.7x
Deficiency of earnings to fixed charges (in thousands)	$(19,580)	N/A	N/A	N/A	N/A	N/A

Questions	If you have any questions about the rights offering, including questions about subscription procedures and requests for additional copies of this prospectus supplement or other documents, please contact the information agent, Georgeson LLC, at 866-432-2791 (toll free) or by email at Overstock@Georgeson.com.

RISK FACTORS

        An investment in the Preferred Stock involves a high degree of risk. Prior to making a decision about investing in the Preferred Stock, you should carefully consider all of the specific risk factors described below, as well as all of the risk factors discussed under the heading "Risk Factors" in the prospectus. You should also carefully consider all of the other information contained or incorporated by reference in the prospectus or contained or incorporated by reference in this prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, "Risk Factors," in Part II of our Quarterly Report on Form 10-Q for the period ended September 30, 2016 and any updates in filings we make with the SEC after the date of this prospectus supplement.

        The occurrence of any of these risks might cause you to lose all or part of your investment in the Preferred Stock. Moreover, the risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations or otherwise have a material adverse effect on the trading price of, and/or on your ability to sell, shares of Series A Preferred and/or shares of Series B Preferred.

        Please read "Forward-Looking Statements" beginning on page S-93 of this prospectus supplement. The following risk factors identify important factors that could cause actual results to differ materially from those described in the forward-looking statements in this prospectus supplement.

The Series A Preferred and the t0 Platform are novel, and the use of the PRO Securities ATS utilizing the t0 Platform for trading public digital securities is untested.

        Trades in non-digital publicly traded securities currently take place through the continuous net settlement system operated by The Depositary Trust Company ("DTC") and generally settle on the third day following the day on which the purchase and sale commitments are made. This delayed settlement model is the current standard in the United States for the sale and settlement of publicly traded securities, all of which are currently non-digital. The Series A Preferred shares will not trade or settle through the traditional system; rather, they will trade exclusively on the PRO Securities ATS utilizing the t0 Platform, and will settle on the trade date. The t0 Platform is a recent development, licensed by our indirect majority-owned subsidiary PRO Securities from our majority-owned subsidiary t0.com, and the t0 Platform has not yet been tested with public trading of digital securities. Consequently, investors in the Series A Preferred will bear the risks of investing in a novel type of securities that will trade exclusively on a novel type of trading platform and be subject to a number of unusual restrictions, as well as the risks of investing in our business. Any failure of the PRO Securities ATS or the t0 Platform to perform as expected could have a material adverse effect on holders' ability to sell the Series A Preferred.

The technology on which the t0 Platform depends has been developed by our majority-owned subsidiary, t0.com, and is licensed by its subsidiary, PRO Securities, and the Series A Preferred will depend on both t0.com and on PRO Securities, neither of which has substantial resources.

        t0.com is a majority-owned subsidiary of ours. t0.com owns 100% of the equity interest in PRO Securities. t0.com licenses the t0 Platform to PRO Securities, and PRO Securities operates the PRO Securities ATS. t0.com also licenses the t0 Platform to the Company for the Company's use of the t0 Platform in connection with the Series A Preferred. Neither t0.com nor PRO Securities has substantial resources. PRO Securities had net capital of approximately $40,000 at September 30, 2016. Neither t0.com nor PRO Securities has any legally binding commitment from any person, including Overstock, to contribute additional capital or to make any loan to either of them. If any one or more of Overstock, t0.com or PRO Securities were to be unable to fund its operations in the future, or if any one or more of Overstock, t0.com or PRO Securities were to become the subject of a bankruptcy or other insolvency proceeding, PRO Securities might be unable to continue to operate the t0 Platform, and the Series A Preferred could be materially adversely affected. In any such event, holders of our capital stock, including the Series A Preferred, could lose their entire investment in our capital stock, including all amounts invested in the Series A Preferred.

The requirement that each prospective purchaser of Series A Preferred open and maintain an online brokerage account with Keystone may initially limit the number of potential trading market purchasers of Series A Preferred to the purchasers of Series A Preferred in this offering.

        In order to trade in the Series A Preferred, a prospective purchaser will be required to open an online brokerage account with Keystone and will access shares of Series A Preferred exclusively through that account. Consequently, at least initially, there may not be any prospective purchasers of Series A Preferred other than persons who open accounts with Keystone to participate in this offering. We anticipate that it will take time for persons who are not investors in this offering to make the decision to open the required account with Keystone in anticipation of trading in the Series A Preferred, and it is possible that few or none will ever do so. Consequently, we expect liquidity in the Series A Preferred to be very limited, which could have a material adverse effect on holders' ability to trade the Series A Preferred.

Prior to this offering there has been no trading market for the Series A Preferred or the Series B Preferred, active trading markets may not develop, and the Subscription Price may not be the fair value of the Series A Preferred or Series B Preferred.

        The Series A Preferred is a new issue of securities that may be traded only on an unprecedented trading platform. There is no established trading market for the Series A Preferred, and no digital security has ever been publicly traded on the PRO Securities ATS or utilizing the t0 Platform. The Series A Preferred will not be listed on any securities exchange or any other market of any kind. Even if a trading market for the Series A Preferred does develop on the PRO Securities ATS utilizing the t0 Platform, the depth and liquidity of that market and the ability of the holders to sell the Series A Preferred may nevertheless be very limited, which may have a material adverse effect on holders of the Series A Preferred.

        The Series B Preferred is a new issue of securities, and there is no established trading market for the Series B Preferred. The Series B Preferred will not be listed on any securities exchange. We expect the Series B Preferred to be traded in the over-the-counter market and to be quoted on the OTCQB market operated by OTC Markets Group. However, there is no assurance that the Series B Preferred will be quoted on the OTCQB market. Even if the Series B Preferred is quoted on the OTCQB market, the depth and liquidity of trading and the ability of the holders to sell Series B Preferred may nevertheless be very limited, which may have a material adverse effect on holders of Series B Preferred.

        The method for determining the Subscription Price was not the result of any negotiation between us and anyone else. The Subscription Price will be established primarily by the recent and future trading price of our common stock during the five trading days ending on the last day of the subscription period, but will not necessarily be related in any way to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of the Series A Preferred or Series B Preferred offered in the rights offering.

We do not intend to issue any additional shares of either Series A Preferred or Series B Preferred after this offering, which is expected to result in very limited trading in each series.

        Although we will have the right to convert the outstanding shares of Series A Preferred into Series B Preferred, we do not intend to issue any additional shares of Series A Preferred or of Series B Preferred after this offering. Consequently, we expect trading of the Series A Preferred and the Series B Preferred to be limited to the shares we issue in this offering. As a result, trading in the Series A Preferred and the Series B Preferred may be very limited.

We do not expect there to be any market makers to develop a trading market in the Series A Preferred.

        Most securities that are publicly traded in the U.S. have one or more broker-dealers acting as "market makers" for the security. A market maker is a firm that stands ready to buy and sell the security on a regular and continuous basis at publicly quoted prices. We do not believe that the Series A Preferred will have any market makers, which could contribute to a lack of liquidity in the Series A Preferred, and could have a material adverse effect on holders' ability to trade the Series A Preferred.

Accounts for the Series A Preferred will be held directly in the customer's name, rather than in "street name."

        Each investor in the Series A Preferred will be required to open an online brokerage account in his, her or its name with Keystone. Investors will not, however, be permitted to hold their Series A Preferred in "street name," because the shares will not be held at a central securities depository. Instead, the shares will be directly recorded on our stockholder books and records maintained by Computershare. As a very substantial portion of the Company's common stock and U.S. publicly traded securities in general currently are held in "street name," we expect that at least initially many potential investors (including both current stockholders of the Company and other persons who might consider investing in the Series A Preferred after the conclusion of this rights offering) may not be interested in holding securities in their own names. In addition, as a result of this requirement, individual retirement accounts and other fiduciary or nominee accounts including 401(k) accounts will be unable to acquire shares of Series A Preferred (although custodial accounts for minors will be permitted if the custodian would qualify to purchase shares of Series A Preferred on its own behalf, subject to the restrictions described in this prospectus supplement). We expect that this requirement will further limit liquidity in the Series A Preferred, and the limitations may have a material adverse effect on the development of any trading market in the Series A Preferred.

The complete trading history of each digital wallet will be available to the general public and it may be possible for members of the public to determine the identity of the holders of wallets.

        Although the trade data that the t0 Platform will make publicly available shortly after each trade will be anonymous, the publicly available information will include the digital wallet address (the location where records of transactions and balances involving the series A Preferred are stored) of each holder transacting in Series A Preferred and the entire trading history of each digital wallet (including the number of securities traded by each digital wallet, the price of each trade and the balance of the securities held in each digital wallet). As a result, the trading history of each digital wallet will be available to the general public. It may be possible for members of the public to determine the identity of the holders of certain wallets based on the information that the t0 Platform will make publicly available and other publicly available information, including any ownership reports required to be filed with the SEC regarding the Series A Preferred.

        In addition, Delaware law provides that any stockholder of the Company has the right upon written demand under oath stating the purpose of the demand to inspect and copy the Company's stock ledger and a list of its stockholders for any proper purpose. Delaware law also requires the Company to make lists of its stockholders, including the number of shares held, available for inspection by stockholders of the Company in connection with stockholder meetings. These lists disclose the identity of stockholders of record, but not stockholders who hold their shares in "street name." Because all holders of the Series A Preferred will be holders of record, all of them will be subject to the risk of loss of their anonymity.

        Potential investors who desire to execute their trades in relative anonymity may find these aspects of the t0 Platform unattractive, which may further limit liquidity in the Series A Preferred, and may have a material adverse effect on the development of any trading market in the Series A Preferred.

Only certain persons and entities will be able to acquire Series A Preferred.

        Only certain persons and entities may subscribe for and purchase Series A Preferred. The limitations will apply both in this offering and in any trading market that may develop. We expect that these limitations will limit liquidity in the Series A Preferred, and the limitations may have a material adverse effect on the development of any trading market in the Series A Preferred.

The Series A Preferred and the development of a trading market for the Series A Preferred will depend on both Keystone and its clearing broker, ETC.

        The Series A Preferred will depend on the continuing business operations of both Keystone and ETC. Keystone is the only broker-dealer authorized to provide the accounts required to acquire, hold and trade shares of Series A Preferred, and ETC is the clearing broker for Keystone with respect to the Series A Preferred. Any failure of either Keystone or ETC to continue operating its business in the ordinary course or to satisfactorily perform their respective obligations could require PRO Securities to engage a substitute broker-dealer to perform the functions we expect Keystone to perform, and Keystone or such substitute broker-dealer might need to engage a substitute clearing broker. PRO Securities or Keystone may not be able to do so on a timely basis or at all. A transition from Keystone to a replacement broker-dealer or from ETC to a replacement clearing broker would be a lengthy process, during which time it would be impossible to trade Series A Preferred.

A violation of privacy or data protection laws could have a material adverse effect on PRO Securities, t0.com or other entities, the t0 Platform and the Series A Preferred.

        PRO Securities, t0.com and other entities relevant to the operation of the PRO Securities ATS utilizing the t0 Platform, including Keystone, ETC and Computershare, are subject to applicable privacy and data protection laws and regulations. Any violations of laws and regulations relating to the safeguarding of private information could subject us or any of them to fines, penalties or other regulatory actions, as well as to civil actions by affected parties. Any such violations could adversely affect the ability of PRO Securities to operate the PRO Securities ATS or to use the t0 Platform, either of which could have a material adverse effect on holders' ability to trade Series A Preferred.

PRO Securities, t0.com, the PRO Securities ATS, the t0 Platform and the other entities relevant to the operation of the PRO Securities ATS are subject to cyber attacks, security risks and risks of security breaches.

        PRO Securities, t0.com, the PRO Securities ATS, the t0 Platform and the other entities relevant to the operation of the PRO Securities ATS utilizing the t0 Platform, including Keystone, ETC and Computershare, are all subject to cyber attacks, security risks and risks of security breaches. An attack on any of them or a breach of security of any of them could result in a loss of private data, unauthorized trades, and an interruption of trading for an extended period of time. Any such attack or breach could adversely affect the ability of PRO Securities to operate the PRO Securities ATS or to utilize the t0 Platform, or both, any of which could have a material adverse effect on holders' ability to trade the Series A Preferred. Any breach of data security that exposes or compromises the security of any of the private digital keys used to authorize or validate transaction orders, or that enables any unauthorized person to generate any of the private digital keys, could result in unauthorized trades and would have a material adverse effect on the Series A Preferred. Because trades on the PRO Securities ATS utilizing the t0 Platform settle on the trade date, it could be impossible to correct unauthorized trades.

In the event of the insolvency of Keystone or ETC, the Securities Investor Protection Corporation would be unable to cause the return of shares of Series A Preferred until a substitute for Keystone or ETC, as applicable, was in place.

        The Securities Investor Protection Corporation ("SIPC") oversees the liquidation of member broker-dealers that close when the broker-dealer is bankrupt or in financial trouble, and customer assets are missing. In a liquidation under the Securities Investor Protection Act, SIPC and a court-appointed trustee work to return customers' securities and cash. Within limits, SIPC expedites the return of missing customer property by protecting each customer up to $500,000 for securities and cash (including a $250,000 limit for cash only). If Keystone or ETC were to become insolvent, the structure of the trading system for the Series A Preferred could cause delays in the return of Series A Preferred until a substitute for Keystone or ETC, as applicable, was in place, which could have a material adverse effect on holders of Series A Preferred.

Certain transactions involving the Series A Preferred will require manual intervention, which could result in errors.

        All ordinary course purchase and sale transactions initiated by purchasers and sellers through their Keystone accounts will be executed on the PRO Securities ATS utilizing the automated processes of the t0 Platform, as described in this prospectus supplement, without separate manual intervention by any of the relevant parties. Extraordinary transactions, however, may require manual intervention, which would be initiated by employees of ETC through the t0 Platform. For example, a unilateral transfer to a specific transferee, such as gift to a family member or charity, or an involuntary transfer pursuant to a court order, will require such manual intervention. In any situation involving manual intervention, there is a risk of human error. The same-day settlement of trades on the PRO Securities ATS utilizing the t0 Platform also means that any error not detected promptly on the trade date may be impossible to correct. See "The same-day settlement of trades on the PRO Securities ATS utilizing the t0 Platform may make it impossible to correct trading errors in the Series A Preferred" below.

The same-day settlement of trades on the PRO Securities ATS utilizing the t0 Platform may make it impossible to correct trading errors in the Series A Preferred.

        Trades on the PRO Securities ATS utilizing the t0 Platform settle on the trade date rather than on a three-day (or T+3) basis. This may make it impossible to correct trading errors that might have been corrected prior to settlement under a T+3 system. Consequently, persons acquiring shares of Series A Preferred must accept the risk that correction of any trading errors may be impossible. The occurrence of any such trading error could have a material adverse effect on any affected holder of Series A Preferred. Further, in the future ETC's custody and settlement systems may be able to move funds between customer accounts in near real-time after order executions are recorded by the PRO Securities ATS on the Proprietary Ledger, which would result in near-real time settlement, which would further increase the risk that correction of trading errors may be impossible.

The technology on which the t0 Platform depends is in an area in which t0.com and PRO Securities have limited experience.

        Neither t0.com nor PRO Securities has significant experience with the technology on which the t0 Platform depends or the operation of the t0 Platform. The creation and operation of a digital system for the public trading of securities utilizing a distributed ledger to enable members of the public to confirm that the public copies of the Proprietary Ledger have not been altered are subject to technical, legal and regulatory constraints. Portions of the technology to be utilized by the t0 Platform have been developed by t0.com very recently. Any problems t0.com or PRO Securities encounters with the operation of the t0 Platform, including technical, legal and regulatory problems, could have a material adverse effect on the Series A Preferred.

The t0 Platform has been developed by key technology employees of t0.com and its affiliates, and its operation and further development depend on the continued availability of those key employees.

        The t0 Platform, including the technology and intellectual property involved in its creation and operation, has been developed primarily by a small number of key technology employees of t0.com and its affiliates. The loss of the services of any of those key employees could have a material adverse effect on the ability of t0.com to maintain the t0 Platform, which could have a material adverse effect on PRO Securities' ability to use the t0 Platform. If t0.com were to lose the services of any such key employees, it could be difficult or impossible to replace them, and the loss of any of them could have a material adverse effect on the Series A Preferred.

t0.com may continue to modify the t0 Platform after the completion of this offering and the issuance of the Series A Preferred, and any such modifications could require periods of downtime during which trading on the PRO Securities ATS might be suspended.

        t0.com developed the t0 Platform recently and intends to continue to work on enhancements to the t0 Platform. The continued development of enhancements to the t0 Platform or other modifications of the t0 Platform could cause service interruptions and interruptions in trading on the PRO Securities ATS, which could make it impossible to trade the Series A Preferred from time to time. Any such interruptions could occur with little or no notice.

Our anticipated use of the Bitcoin blockchain to enable members of the public to confirm that the public copies of the Proprietary Ledger have not been altered will depend on the continued availability and functioning of the Bitcoin blockchain.

        The Series A Preferred will trade exclusively on the PRO Securities ATS utilizing the t0 Platform. The t0 Platform will embed a digital fingerprint in the Bitcoin blockchain that may be used to confirm that the public copies of the Proprietary Ledger have not been altered. No person, business, governmental authority or other entity or authority of any kind has any obligation to provide any financial, technical or other support to the continued operation or development of blockchain technology. If the Bitcoin blockchain were to become unavailable to us in its current form and functionality for any reason, we would need to use a different publicly distributed ledger, which could make it more difficult for members of the public to confirm that the public copies of the Proprietary Ledger have not been altered, which could have a material adverse effect on the Series A Preferred.

You may not have the skills necessary to confirm that the public copies of the Proprietary Ledger have not been altered.

        In order to confirm that the public copies of the Proprietary Ledger have not been altered, a person must have the technical skills required to do so. If you do not have those technical skills, you will be unable to personally confirm that the public copies of the Proprietary Ledger have not been altered.

Trading in the Series A Preferred will depend on the operation and functionality of the PRO Securities ATS, on t0.com's proprietary t0 Platform and on the Proprietary Ledger.

        The Series A Preferred will trade exclusively on the PRO Securities ATS utilizing the t0 Platform. The ATS will be operated and maintained by PRO Securities, and the t0 Platform will be maintained by t0.com. Each of PRO Securities and t0.com is a direct or indirect majority-owned subsidiary of the Company, and neither of them has substantial resources. If the ATS or the t0 Platform were to fail to operate as intended for any reason, trading in the Series A Preferred could be impossible until the failure were corrected and full functionality of the affected system or systems were restored and tested. Further, if the Proprietary Ledger were to fail to operate as intended, or were to become unavailable to us in its current form and functionality for any reason, the t0 Platform might be unable to publish trade data or to provide trade data to ETC and to the transfer agent. Any of the foregoing could have a material adverse effect on our ability to execute or settle trades of Series A Preferred, to maintain accurate records of the ownership of the Series A Preferred and to comply with our obligations relating to records of the ownership of the Series A Preferred and on the holders of the Series A Preferred.

The Series A Preferred will depend on Computershare as the transfer agent for the Series A Preferred.

        Computershare will serve as the transfer agent for both the Series A Preferred and the Series B Preferred. If Computershare were unable or unwilling for any reason to serve as the transfer agent for the Series A Preferred, trading in the Series A Preferred would be impossible unless we were able to locate another transfer agent able and willing to serve as a replacement transfer agent for the Series A Preferred. We estimate that a transition from Computershare to a replacement transfer agent would take approximately three months; however, any such transition could take longer, during which time it would be impossible to trade in the Series A Preferred.

The t0 Platform relies on technology and intellectual property rights licensed from t0.com to PRO Securities.

        The ability of PRO Securities to operate the PRO Securities ATS utilizing the t0 Platform depends on technology and intellectual property rights that PRO Securities licenses from our majority-owned subsidiary t0.com. Keystone, ETC and Computershare, in the performance of their respective obligations as described in this prospectus supplement, also depend on the technology and intellectual property rights that they license (or have licensed on their behalf) from t0.com. If for any reason t0.com were to fail to comply with its obligations under the license agreement, or were unable to provide or were to fail to provide the technology and intellectual property that PRO Securities requires, PRO Securities would be unable to operate the PRO Securities ATS utilizing the t0 Platform, which would have a material adverse effect on the Series A Preferred.

If the rights of t0.com to the technology or intellectual property it licenses to PRO Securities were invalidated or limited, PRO Securities might not be able to operate PRO Securities ATS utilizing the t0 Platform.

        t0.com has filed both provisional and non-provisional patent applications covering numerous aspects of the technology relating to the t0 Platform, none of which have been granted. If third parties obtain patents covering any or all of the technology relating to the t0 Platform, or if the rights of t0.com to the technology or intellectual property necessary for the operation of the t0 Platform were otherwise invalidated or limited, PRO Securities could become unable to operate the PRO Securities ATS utilizing the t0 Platform, which would have a material adverse effect on the Series A Preferred and could have a material adverse effect on the Company.

The t0 Platform may face substantial competition from a number of known and unknown competitors as well as the risk that one or more of them may obtain patents covering technology critical to the operation of the t0 Platform.

        We believe that a number of organizations are or may be working to develop trading systems utilizing blockchain technologies that may be competitive with the t0 Platform. Some or all of such organizations and/or their respective investors have substantially greater resources than t0.com or we have, and many of them appear to be attempting to patent technologies that may be competitive with or similar to the technology t0.com has developed. We do not have access to detailed information about the technologies these organizations and/or their respective investors may be attempting to patent. If one or more other persons, companies or organizations obtains a valid patent covering technology critical to the t0 Platform, t0.com and we and the other entities that need the relevant technology in order to enable the t0 Platform to operate as intended might be unable or unwilling to license the technology, and it could become impossible for the t0 Platform to operate, which would have a material adverse effect on the Series A Preferred and could have a material adverse effect on the Company.

Some market participants may oppose the development of blockchain-based systems like the t0 Platform.

        Many participants in the system currently used for trading public securities in the U.S. may oppose the development of alternative systems such as the t0 Platform. The market participants who may oppose such a system may include market participants with significantly greater resources, including financial resources and political influence, than we have. The ability of PRO Securities to operate the t0 Platform could be adversely affected by any actions of any such market participants that result in additional regulatory requirements or other activities that make it more difficult for PRO Securities to operate the t0 Platform, which could have a material adverse effect on the Series A Preferred.

Current regulations could require the PRO Securities ATS to be registered as an exchange under the Exchange Act and may effectively limit trading on the PRO Securities ATS utilizing the t0 Platform.

        Under current law, an organization, including an alternative trading system, generally is exempt from the definition of an "exchange" under the Exchange Act if it is in compliance with Regulation ATS. However, an organization, including a registered ATS, can lose the exemption if it fails to maintain compliance with Regulation ATS or if (1) during three of the preceding four calendar quarters such an organization had (A) 50% or more of the average daily dollar trading volume in any security and 5% or more of the average daily dollar trading volume in any class of securities or (B) 40% or more of the average daily dollar trading volume in any class of securities; and (2) the SEC determines, after notice to the organization and an opportunity for the organization to respond, that such an exemption would not be necessary or appropriate in the public interest or consistent with the protection of investors taking into account the requirements for exchange registration under section 6 of the Exchange Act and the objectives of the national market system under the Exchange Act. Consequently, even if PRO Securities and the ATS it operates are in compliance with Regulation ATS, the SEC could determine that the PRO Securities ATS should not be exempt from the requirements to register as an exchange. Any such determination, and the process leading up to any such determination, would result in substantial costs and would have an adverse effect on PRO Securities, the PRO Securities ATS and the Company. PRO Securities may not have the resources, ability or willingness to register the PRO Securities ATS as an exchange. This potential limitation may effectively limit trading on the PRO Securities ATS and the t0 Platform, which could have a material adverse effect on the Series A Preferred.

The potential application of U.S. laws regarding investment securities to the Series A Preferred is unclear.

        The commercial law regarding investment securities in the United States is well-developed. Article 8 of the Uniform Commercial Code as adopted in most states, including Delaware, provides a set of rules that governs common aspects of securities transfers and related matters. Because of the differences between the Series A Preferred and traditional investment securities, there is a risk that issues that might easily be resolved by existing law if traditional securities were involved may not be easily resolved for the Series A Preferred. The occurrence of any such issue or dispute could have a material adverse effect on the holders of Series A Preferred.

The potential application of U.S. laws regarding virtual currencies and money transmission to PRO Securities' use of the Bitcoin blockchain is unclear.

        Existing state and federal laws applicable to various activities of persons exchanging or otherwise using virtual currencies, in some cases expressly including Bitcoin, impose prohibitions and require licensing or registration requirements and impose substantive regulations on such persons. Many more states impose licensing and substantive regulation on persons engaging in various activities relating to money transmission, some of which do or may apply to the transmission of virtual currencies such as Bitcoin. The failure to be properly licensed and registered if required under any of these state or federal laws can be a criminal offense. As described in this prospectus supplement, the t0 Platform will use the Bitcoin blockchain for the purpose of enabling members of the public to confirm that the public copies of the Proprietary Ledger have not been altered. The t0 Platform will not use the Bitcoin blockchain for any purpose of transmitting value; the t0 Platform will simply transmit nominal amounts of Bitcoin to itself in order to embed data relating to Series A Preferred transactions into the Bitcoin blockchain. We estimate that the value of the Bitcoin to be transmitted will total approximately $5.00 or less per trading day. The t0 Platform is not licensed under the virtual currency or money transmission regulations of any state in the United States, and is not registered with the Financial Crimes Enforcement Network ("FinCEN") of the U.S. Department of the Treasury. Although we do not believe that the t0 Platform's proposed use of the Bitcoin blockchain as described in this prospectus supplement requires licensing or registration by any state or registration with FinCEN, if any regulatory authority were to assert otherwise, it could have a material adverse effect on the ability of the t0 Platform to publish Series A Preferred trade data to the Bitcoin blockchain as contemplated by this prospectus supplement.

The potential application of foreign laws to the t0 Platform is unclear.

        We do not intend to offer or sell our securities in any jurisdictions where offers and sales are not permitted. Any person opening an account with Keystone will be required to represent that doing so and acquiring shares of Series A Preferred will not cause a violation of any law, rule or regulation of any jurisdiction outside of the United States and will not subject us or PRO Securities or the t0 Platform to regulation by any authority in any jurisdiction outside of the United States. We are also limiting purchasers of Series A Preferred to certain U.S. residents, entities and trusts as described in this prospectus supplement. If we became subject to any law, rule or regulation of any jurisdiction outside of the United States, it could have a material adverse effect on the ability of PRO Securities to operate the t0 Platform and on the Series A Preferred.

The PRO Securities ATS may become subject to Regulation SCI.

        Regulation Systems Compliance and Integrity ("Regulation SCI") consists of a set of rules implemented by the SEC and intended to strengthen the technology infrastructure of the U.S. securities markets. Regulation SCI applies to, among other entities, any alternative trading system that during at least four of the preceding six calendar months had, with respect to equity securities that are not national market system stocks and for which transactions are reported to a self-regulatory organization, five percent (5%) or more of the average daily dollar volume as calculated by the self-regulatory organization to which such transactions are reported. The Series A Preferred is not a national market system stock, and the PRO Securities ATS is an alternative trading system and may be required to comply with Regulation SCI. If the PRO Securities ATS is required to comply with Regulation SCI, the PRO Securities ATS would have six months after its activities first trigger the applicability of Regulation SCI in which to comply with the requirements. PRO Securities has not yet evaluated the specific actions it would be required to take if Regulation SCI were to apply to the PRO Securities ATS; however, compliance could be difficult or impossible and would likely be expensive in any case. Any such compliance requirement could have a materials adverse effect on the ability of PRO Securities to operate the t0 Platform and on the Series A Preferred.

Regulatory or factual developments may adversely affect the t0 Platform, its future development, or both.

        Neither PRO Securities nor t0.com is registered as a transfer agent under the Exchange Act. If PRO Securities or t0.com were required to register as a transfer agent, the process would be expensive and one or both entities might be unable to do so. Further, future regulatory developments could otherwise affect the t0 Platform or the ability of PRO Securities to operate the t0 Platform. To the extent that any current or future regulatory requirements adversely affect the ability of PRO Securities to operate the t0 Platform or its ability to utilize the Bitcoin blockchain as described in this prospectus supplement, such regulatory requirements would have a material adverse effect on the Series A Preferred.

PRO Securities is a registered broker-dealer and is subject to extensive regulation.

        Broker-dealers are subject to extensive regulatory requirements under federal and state laws and regulations and self-regulatory organization ("SRO") rules. PRO Securities is registered with the SEC as a broker-dealer under the Exchange Act and in the states in which it conducts securities business and is a member of the Financial Industry Regulatory Authority ("FINRA") and other SROs. PRO Securities is subject to regulation, examination and disciplinary action by the SEC, FINRA and state securities regulators, as well as other governmental authorities and SROs with which it is registered or licensed or of which it is a member. Any failure of PRO Securities to comply with all applicable rules and regulations could have a material adverse effect on the Series A Preferred.

PRO Securities is involved in an ongoing dialog with regulatory authorities.

        PRO Securities has been and remains involved in ongoing discussions with regulatory authorities about the operation of the PRO Securities ATS utilizing the t0 Platform and various matters relating to the regulated entities involved. While many of the discussions have been relatively informal, PRO Securities has also received and responded to written inquiries, and most recently received additional written inquiries from FINRA. PRO Securities is in the process of preparing its responses to the inquiries. While we consider these continuing inquiries to be ordinary course in light of the non-traditional nature of the registered alternative trading system operated by PRO Securities utilizing the t0 Platform, any failure of PRO Securities to satisfy FINRA or any other regulatory authority that PRO Securities is in compliance with all applicable rules and regulations could have a material adverse effect on the Series A Preferred.

PRO Securities and Computershare may experience operational or other difficulties with the role Computershare is expected to perform, and our strategic interests and objectives and those of Computershare may not be completely aligned and may diverge over time.

        The Company has engaged Computershare to serve as transfer agent for the Series A Preferred. Computershare will use the t0 software to receive new and updated Shareholder PII from Keystone and transaction information recorded on the Proprietary Ledger in order to update and maintain the share register. To our knowledge, our relationship with Computershare is the first of its kind, and there are risks of difficulties with both the operational aspects of the relationship and the strategic aspects of the relationship. Even if the operational aspects of the relationship work as anticipated, our strategic interests and objectives and those of Computershare are different, and they may diverge further over time. Any difficulties we encounter with either the operational aspects of our relationship with Computershare or with the alignment of our respective strategic interests and objectives, or any other difficulties we may encounter in our business relationship with Computershare could have a material adverse effect on the ability of PRO Securities to operate the PRO Securities ATS utilizing the t0 Platform and have a material adverse effect on holders' ability to trade the Series A Preferred.

The requirement that each prospective purchaser of our Series A Preferred open and maintain an online brokerage account with Keystone may subject customers to the risk of fee and commission increases by Keystone.

        At present the t0 Platform does not allow more than a single broker-dealer to provide access to the system. The lack of an alternative broker-dealer to provide access to the t0 Platform may subject customers to the risk of fee and commission increases by Keystone. Keystone has agreed to limits on the fees and commissions it will charge to customers who trade shares of the Series A Preferred; however, if PRO Securities and t0.com agree to amend the relevant agreements to permit increases to those limits, or if such agreements or the provisions regarding such matters were ineffective for any reason, it could have a material adverse effect on holders of the Series A Preferred.

Due to the unavailability of Rule 144 for resales of Series A Preferred and anticipated low volume restrictions for sales by affiliates of the Company of Series B Preferred under Rule 144, Company affiliates may elect not to acquire Series A Preferred or Series B Preferred.

        Rule 144 will not be available for resales of Series A Preferred. In addition, because the number of shares of Series B Preferred outstanding may be very small, Rule 144 may permit public resales of Series B Preferred by our affiliates only in very small amounts. As a result, affiliates of the Company may have difficulty reselling Series A Preferred and Series B Preferred unless we register their sales. To make it easier for affiliates of the Company to publicly resell Series A Preferred and Series B Preferred, we intend to register their resales. We intend to enter into a registration rights agreement pursuant to which we will agree to file a registration statement for resales of Series A Preferred and Series B Preferred by our affiliates; however, such registration statement may not become or remain effective. Further, a seller under a registration statement may have liabilities that a seller under Rule 144 does not have. Any or all of these matters may cause affiliates of the Company to elect not to acquire shares of Series A Preferred or Series B Preferred, which could limit liquidity in the Series A Preferred or Series B Preferred or depress the trading prices of the Series A Preferred or Series B Preferred.

Affiliates of the Company may incur substantially greater risks in selling shares of Series A Preferred or Series B Preferred under a registration statement than they would if they were able to sell under Rule 144.

        Because Rule 144 will not be available for public resales of Series A Preferred, and because Rule 144 likely will permit resales of Series B Preferred by affiliates only in very small amounts, affiliates may be unable to sell Series A Preferred or Series B Preferred except pursuant to a registration statement that we expect to file for their resales. However, a seller under a registration statement may have liabilities that a seller under Rule 144 does not have. Consequently, affiliates of the Company who acquire shares of Series A Preferred or Series B Preferred and subsequently sell them under any such registration statement could incur material liabilities that they would not have risked incurring in sales under Rule 144.

Rule 144 is also not expected to be available for resales of "restricted shares" of Series A Preferred.

        Persons, including non-affiliates of a public company such as the Company, who acquire shares directly or indirectly from the company, or from an affiliate of the company, in a transaction or chain of transactions not involving any public offering, acquire "restricted shares" for purposes of Rule 144. Although Rule 144 permits public sales of "restricted shares" subject to certain conditions, we do not expect Rule 144 ever to be available for any sales of Series A Preferred. Because all of the shares of Series A Preferred and Series B Preferred will be issued in a registered public offering, and because we expect to register the resale of shares of Series A Preferred and Series B Preferred by our affiliates, we do not anticipate that any outstanding shares of Series A Preferred or Series B Preferred will be "restricted" for purposes of Rule 144. However, any person who acquires any shares of Series A Preferred or Series B Preferred directly or indirectly from us, or directly or indirectly from any person who is then an affiliate of ours, in either case in a transaction or chain of transactions not involving any public offering (which term generally means registered offerings and sales under Rule 144), or who acquires shares of Series A Preferred or Series B Preferred in any other manner described in the definition of "restricted securities" in Rule 144, will acquire "restricted" shares. We do not expect Rule 144 ever to be available for public resales of any such shares of Series A Preferred, and the sale of any such shares may be difficult or impossible.

There is no back-stop or standby commitment in place to purchase shares that are not purchased in the offering, and no minimum number of shares that we must sell in this offering.

        There is no back-stop or standby commitment in place to purchase shares that are not purchased in the offering, and no minimum number of shares that we must sell in this offering. Consequently, the offering may not raise any particular amount of funds or achieve any minimum liquidity threshold.

The dealer-manager is not underwriting or acting as a placement agent for the Series A Preferred or the Series B Preferred.

        Source Capital Group, Inc., as the dealer-manager of this rights offering, is not an underwriter of, and is not acting as a placement agent for, the shares issuable upon exercise of the basic subscription privilege or the over-subscription privilege. Its services to us in this offering should not be construed as any assurance that this offering will be successful. Source Capital does not make any recommendation with respect to whether you should exercise the basic subscription privilege or the over-subscription privilege, or to otherwise invest in our Company.

If the number of subscribers for one series is small, or if the number of shares of one series subscribed for is small, it could be difficult or impossible to sell shares of the affected series of Preferred Stock.

        There is no minimum number of shares of Preferred Stock that we must sell in this offering, no minimum number of shares of either the Series A Preferred or the Series B Preferred that we must sell in order to consummate the offering, and no required minimum number of subscribers for either the Series A Preferred or the Series B Preferred. Even if the offering is fully subscribed, subscriptions for either the Series A Preferred or the Series B Preferred could nevertheless be limited, in which case it may be difficult or impossible for holders to resell shares of that series. In addition, even if the maximum possible number of shares of one series is issued in this offering, the number of holders could be very small, in which case it would likely be difficult or impossible for holders to resell the shares. Further, the proration provisions could reduce the number of shares of a series that we issue even if only a small number of shares of that series were subscribed for. Any of the foregoing events could have a material adverse effect on the liquidity in and trading prices of Series A Preferred, Series B Preferred or both.

None of our officers, directors or significant stockholders are obligated to exercise their subscription rights and, as a result, the offering may be undersubscribed.

        Officers and directors, as a group, own approximately 27.4% of our outstanding common stock, and stockholders holding 5% or more of our outstanding common stock (other than officers and directors) hold approximately an additional 21.2% of our outstanding common stock. Together these groups hold approximately 48.6% of our common stock. None of our officers, directors or significant stockholders are obligated to exercise any subscription rights in this offering. We cannot guarantee you that any of our officers, directors or significant stockholders will exercise their basic or over-subscription rights to subscribe for any shares issued in connection with this offering. Therefore, the offering may be undersubscribed and liquidity, if any, in the trading market for the Series A Preferred, the Series B Preferred or both may be adversely affected. An undersubscribed offering could have a material adverse effect on the liquidity in and trading prices of the Series A Preferred, the Series B Preferred or both.

We will have an economic incentive to repurchase Series A Preferred and Series B Preferred at prices below the redemption price, and our doing so could cause the trading prices of Series A Preferred and Series B Preferred, as applicable, to decrease further.

        We do not currently intend to repurchase any of the Series A Preferred or Series B Preferred after they are initially issued. However, we could do so, subject to applicable laws and regulations regarding issuer repurchases of their capital stock. If we repurchase any shares, we would do so only at prices lower than the prices at which we might be entitled to redeem the shares. Because our right to redeem the Series A Preferred and the Series B Preferred will be at prices that will vary with the price of our common stock as well as the prices of the Series A Preferred and the Series B Preferred, respectively, and in any case would be no less than the Subscription Price, we will have an economic incentive to repurchase the shares at their trading prices from time to time if those prices are lower than the prices at which we would be entitled to redeem the shares. If we repurchase (or redeem) shares of either Series A Preferred or Series B Preferred, the trading market for the shares would become less liquid, which could cause the trading prices to decrease further, giving us an economic incentive to repurchase additional shares. The occurrence of the foregoing could have a material adverse effect on holders of Series A Preferred, the holders of Series B Preferred, or holders of both series, and on the liquidity in and trading prices of the Series A Preferred, the Series B Preferred or both.

A substantial portion of the Series A Preferred, the Series B Preferred, or both, may be purchased by a single person or by a small group of persons, in which case that person or small group might have sufficient ownership to control any votes of the Series A Preferred, the Series B Preferred or both.

        The offering of the Series A Preferred is unprecedented, and it is possible that very few rights holders will exercise their rights to subscribe. Our Chief Executive Officer, Patrick M. Byrne, directly or indirectly owns approximately 21.6% of our outstanding common stock. It is possible that Dr. Byrne and/or his relatives or personal friends may exercise their subscription rights to subscribe for significant amounts of Series A Preferred, Series B Preferred or both, and that, if he or they do so, that he or they would be able to determine the result of any vote of the shares of that series. In addition, if the offering is undersubscribed, a single person or small group of persons that exercise their over-subscription rights could acquire a substantial portion of the Series A Preferred, the Series B Preferred or both regardless of their underlying ownership of our common stock.

We do not expect to register either the Series A Preferred or the Series B Preferred as a class of securities under the Exchange Act. Consequently you may be unaware of holders of significant percentages of the Series A Preferred, the Series B Preferred, or both.

        We do not expect to register either the Series A Preferred or the Series B Preferred under the Exchange Act. Consequently, the provisions of the Exchange Act requiring beneficial holders of more than 5% of a registered class of securities to report such beneficial holdings are unlikely to apply, and you may be unaware of holders who may hold significant percentages of either the Series A Preferred or the Series B Preferred or both. Although the t0 Platform will make the holdings and trading histories of all digital wallets public, the information so provided will not be a substitute for the types of information required by these securities laws.

In certain circumstances, we may be required to register the Series A Preferred or the Series B Preferred under Section 12(g) of the Exchange Act, which would subject significant stockholders to the reporting requirements of Regulation 13D-G.

        Although we do not expect to register either the Series A Preferred or the Series B Preferred under the Exchange Act, we could be required to register one or both series in the future, including as a result of factors outside of our control, such as the number of record holders of the Series A Preferred or the Series B Preferred. Registration would mean that a holder of shares of the applicable series could be required to file beneficial ownership reports with the SEC, generally to the extent such holder beneficially owns more than 5% of the shares of such series. Such holders therefore would become subject to additional obligations and liabilities under the Exchange Act, which could include monetary penalties for failure to file the required reports.

Decreases in the trading prices of our common stock could adversely affect the Series A Preferred, the Series B Preferred or both.

        Decreases in the trading price of our common stock, which could occur as the result of developments in our business or from future sales of common stock by us or by holders of the common stock or for other reasons, may cause decreases in the trading prices of the Series A Preferred, the Series B Preferred, or both. For example, in the future, we may sell shares of our common stock to raise capital or to acquire interests in other companies. Any of these events may dilute your ownership interest in the Company and adversely affect the trading price of our common stock and, in turn, the trading prices of the Series A Preferred, the Series B Preferred, or both.

        In addition, we have reserved shares of our common stock for issuance upon the exercise of stock options and upon vesting of restricted stock units granted under our equity incentive plan. We also intend to grant additional restricted stock units, and may grant other types of equity awards, under our equity incentive plans in the future. Any of these events, and any other event that results in sales of a substantial amount of our common stock in the public market, or the perception that any such sales may occur, could reduce the trading price of our common stock and, in turn, the trading prices of the Series A Preferred, the Series B Preferred, or both. This could also impair our ability to raise additional capital through the sale of our securities. Decreases in the trading price of the Series A Preferred or Series B Preferred could also adversely affect the price of the other series. Any of the foregoing events could have a material adverse effect on holders of the Series A Preferred and holders of the Series B Preferred and on the trading prices of the Series A Preferred, the Series B Preferred, or both.

Although the Series A Preferred and the Series B Preferred have characteristics similar to those of our common stock, the differences may adversely affect the trading prices of the Series A Preferred and of the Series B Preferred.

        Each share of Series A Preferred and each share of Series B Preferred is intended to have voting and dividend rights and rights upon liquidation substantially similar to those of one share of our common stock, except that the Series A Preferred and the Series B Preferred will have a dividend preference over the common stock, the Series A Preferred will be issued as digital securities and we will have the right to redeem shares of Series A Preferred and/or Series B Preferred and to convert the Series A Preferred into Series B Preferred. The Series A Preferred will also be subject to the other restrictions described in this prospectus supplement. These provisions may have a material adverse effect on the trading price of the Series A Preferred.

We will have the right to convert the outstanding shares of Series A Preferred into shares of Series B Preferred at any time, and the Series B Preferred might be trading for substantially less than the Series A Preferred at the time.

        We will have the right to cause the conversion of all outstanding shares of Series A Preferred into shares of Series B Preferred at any time. If we were to do so at a time when the Series B Preferred were trading at a price lower than the trading price of the Series A Preferred, holders of Series A Preferred would likely experience an immediate and potentially material decrease in the market value of the Series A Preferred they hold and of the Series B Preferred they would receive upon the conversion. You should not subscribe for shares of Series A Preferred unless you are willing to hold shares of Series B Preferred in lieu of shares of Series A Preferred.

The terms of the Series B Preferred could be amended after the issuance of the Series B Preferred without the consent of the holders of the Series A Preferred.

        The terms of the Series B Preferred may be amended without the consent of the holders of the Series A Preferred. Nevertheless, we will have the right to cause the conversion of all outstanding shares of Series A Preferred into shares of Series B Preferred at any time. Consequently, holders of Series A Preferred will be subject to the risk that their shares could be converted into shares of Series B Preferred having terms different from those described in this prospectus supplement. You should not subscribe for shares of Series A Preferred unless you are willing to hold shares of the Series B Preferred in lieu of the Series A Preferred and are willing to accept the risk that the terms of the Series B Preferred could be amended prior to conversion without the consent of the holders of the Series A Preferred.

Even if the Series A Preferred and the Series B Preferred were to have characteristics identical to those of our common stock, a share of Series A Preferred and/or Series B Preferred might nevertheless have a substantially lower market value than a share of our common stock.

        The trading prices of the Series A Preferred and the Series B Preferred may be substantially lower than the trading price of our common stock at any time. The market for the Series B Preferred is expected to have substantially less liquidity than the market for our common stock, which is traded on the Nasdaq Global Market, and the market for the Series A Preferred may be even more limited. The Series B Preferred is expected to trade in the over-the-counter market rather than on any securities exchange, and the Series A Preferred will trade exclusively on the PRO Securities ATS utilizing the t0 Platform, which is a closed trading platform that has not yet experienced public trading in any security. Consequently, at least initially, the trading prices of the Series A Preferred and the Series B Preferred may both be substantially lower than the trading price of our common stock, which could have a material adverse effect on holders of Series A Preferred and holders of Series B Preferred.

You will have no rights with respect to our common stock, but you may be adversely affected by certain events or changes made with respect to our common stock.

        You will have no rights with respect to our common stock, and no right to convert your Series A Preferred or Series B Preferred into shares of common stock or to exchange your Series A Preferred or Series B Preferred for shares of common stock, except that you will have the right to vote with the common stock (and the holders of the other series of preferred stock) on any matter submitted to a vote of the holders of the common stock, the right to receive payments upon liquidation pari passu with the holders of the common stock (and the holders of the other series of preferred stock) and the right to receive dividends in preference to the holders of the common stock and to participate in cash dividends, if any, paid on the common stock. You will not have other rights of the holders of the common stock, including the right to respond to common stock tender offers, if any, and your investment in the Series A Preferred and/or the Series B Preferred may be materially negatively affected by any such event. Holders' lack of any such rights, or the occurrence of any such event, could have a material adverse effect on holders of Series A Preferred and holders of Series B Preferred and on the trading prices of the Series A Preferred and the Series B Preferred.

Your voting rights generally will be limited to voting together with the holders of the common stock (and of the series of Preferred Stock you do not own, if any) as a single class, and the holders of the Series A Preferred and the holders of the Series B Preferred collectively will have only a small percentage of the voting power on any matter submitted to the holders of the common stock and the Series A Preferred and Series B Preferred, voting together as a single class.

        Your voting rights generally will be limited to voting together with the holders of the common stock (and of the series of Preferred Stock you do not own, if any) as a single class. If this offering is fully subscribed, the 1,000,000 shares of Preferred Stock offered hereby will represent less than 4.0% (or less than 8.0%, if our board of directors, in its sole discretion, elects to increase the size of the offering to a maximum aggregate of 2,000,000 shares of Series A Preferred and Series B Preferred) of the combined voting power of the Series A Preferred, the Series B Preferred and the common stock, voting together as a single class. If an amendment requiring stockholder approval is proposed to our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws, the holders of the Series A Preferred and the holders of the Series B Preferred will vote together with the holders of the common stock as a single class, but neither the holders of the Series A Preferred nor the holders of the Series B Preferred will be entitled to a class vote on the amendment, unless the proposed amendment would adversely affect the special rights, preferences, privileges and voting powers of the Series A Preferred or Series B Preferred, respectively. Holders' limited voting rights and any of the foregoing events could have a material adverse effect on holders of Series A Preferred and holders of Series B Preferred and on the trading prices of the Series A Preferred and the Series B Preferred.

Neither the holders of the Series A Preferred nor the holders of the Series B Preferred will have any right, either together or as separate classes, to elect any members of our board of directors.

        The holders of the Series A Preferred will have no right as a separate class to elect any members of our board of directors under any circumstances, including upon any failure of our board to declare or pay any dividend on the Series A Preferred. The holders of the Series B Preferred also will have no right as a separate class to elect any members of our board of directors under any circumstances, including upon any failure of our board to declare or pay any dividend on the Series B Preferred. Further, the holders of the Series A Preferred and the holders of the Series B Preferred, together, also will have no right by themselves to elect any members of our board of directors under any circumstances. The holders of the Series A Preferred and the holders of the Series B Preferred will be entitled only to vote with the holders of the common stock (and with the holders of the other class of preferred stock) as a single class in the election of directors and on any other matter coming before a vote of the holders of the common stock. Holders' lack of such rights could have a material adverse effect on holders of the Series A Preferred and the holders of the Series B Preferred and the trading prices of the Series A Preferred and the Series B Preferred.

The Series A Preferred and the Series B Preferred will rank junior to all of our and our subsidiaries' liabilities, as well as the capital stock of our subsidiaries held by third parties, in the event of a bankruptcy, liquidation or winding up of our or our subsidiaries' business.

        In the event of our bankruptcy, liquidation or winding up, our assets will be available to make payments to holders of Series A Preferred and to holders of Series B Preferred only after all of our liabilities have been paid, and neither the Series A Preferred nor the Series B Preferred will have any preference over the common stock in the event of our bankruptcy, liquidation or winding up. In addition, the Series A Preferred and Series B Preferred will rank structurally junior to all existing and future liabilities of our subsidiaries, as well as the capital stock of our subsidiaries held by third parties, including employees holding shares of our majority-owned subsidiary t0.com and employees holding shares of any other direct or indirect subsidiary of ours, whether now existing or created in the future, which issues shares or other equity interests to employees. We intend to adopt an employee equity incentive plan pursuant to which t0.com or a subsidiary of t0.com would issue shares or other equity interests or awards having the economic effects of equity interests to employees. Your rights to participate in the assets of our subsidiaries upon any liquidation or reorganization of any subsidiary will rank junior to the claims of creditors and third party equity holders of t0.com and our other subsidiaries, whether now existing or created in the future, including our employees holding shares of any of them. In the event of our bankruptcy, liquidation or winding up, there may not be sufficient assets remaining, after paying our and our subsidiaries' liabilities, to pay any amounts to the holders of Series A Preferred or Series B Preferred then outstanding. As of September 30, 2016, we had liabilities of approximately $264.7 million and no outstanding shares of preferred stock. We may incur significant additional debt or other liabilities in the future. See our Quarterly Report on Form 10-Q for the period ended September 30, 2016, which is incorporated into this prospectus supplement by reference. Any bankruptcy, liquidation or winding up of the Company or any of its wholly or partially owned subsidiaries would have a material adverse effect on holders of Series A Preferred and holders of Series B Preferred and the trading prices of the Series A Preferred and the Series B Preferred.

Our obligation to pay dividends on the Series A Preferred or on the Series B Preferred is limited, and our ability to pay dividends on the Series A Preferred and on the Series B Preferred may be limited.

        Our obligation to pay preferential dividends on the Series A Preferred and the Series B Preferred is subject to our board of directors declaring such dividend payments. Further, although we will be contractually restricted from paying a dividend on the common stock unless we have paid preferential cumulative 1.0% annual dividends on the Series A Preferred and the Series B Preferred, we have never paid a dividend on the common stock and we have no intention of doing so. Consequently, our failure to pay preferential dividends on the Series A Preferred and on the Series B Preferred might have no legal effect on us at all, although it could adversely affect the trading prices of the Series A Preferred and of the Series B Preferred. Further, our payment of any dividends will be subject to contractual and legal restrictions and other factors the board deems relevant. Our current credit agreement contains financial covenants that could limit our ability to pay dividends. The calculations that go into the financial covenants cannot necessarily be estimated in advance, and we are unable to give any assurance that we would be able to pay dividends on the Series A Preferred, the Series B Preferred or both without violating our current credit agreement. Further, we may elect not to pay dividends on the Series A Preferred, the Series B Preferred or both rather than limiting other proposed expenditures, including expenditures that may not be contractually required, to avoid violating, or avoid the risk of violating, our current credit agreement. Moreover, agreements governing any future indebtedness of ours may further limit our ability to pay dividends on our capital stock, including the Series A Preferred and the Series B Preferred. In addition, our ability to pay dividends is limited by applicable law. Any of the foregoing facts or events could have a material adverse effect on the holders of the Series A Preferred and the holders of the Series B Preferred and on the trading prices of the Series A Preferred and the Series B Preferred.

If we cancel this offering we will have no obligation other than to return subscription payments promptly.

        We may decide, in our discretion and for any reason, or for no reason at all, to cancel this rights offering at any time prior to the closing date. If this offering is cancelled, we will have no obligation with respect to rights that have been exercised except to return promptly, without interest or deduction, the subscription payments deposited with the Subscription Rights Agent. If we cancel this offering, your subscription rights will expire worthless.

Purchasers of the Series A Preferred and of the Series B Preferred may be adversely affected by our issuance of any subsequent series of preferred stock.

        Neither the terms of the Series A Preferred nor the terms of the Series B Preferred restrict our ability to offer one or more additional new series of preferred stock, any or all of which may rank equally with or have preferences over the Series A Preferred and the Series B Preferred as to dividend payments, voting rights, rights upon liquidation or other types of rights. We will have no obligation to consider the specific interests of the holders of Series A Preferred or the specific interests of the holders of Series B Preferred in creating any such new series of preferred stock or engaging in any such offering or transaction. Our creation of any such new series of preferred stock or our engaging in any such offering or transaction could have a material adverse effect on the holders of Series A Preferred and the holders of Series B Preferred and the trading prices of the Series A Preferred and the Series B Preferred.

It is uncertain whether the IRS will treat the Series A Preferred and Series B Preferred as common stock or preferred stock for U.S. federal income tax purposes.

        We intend to treat the Series A Preferred and Series B Preferred as common stock for U.S. federal income tax purposes, and our discussion under "Material U.S. Federal Income Tax Considerations to U.S. Holders" assumes that the Series A Preferred and Series B Preferred will be treated as intended. Nevertheless, it is unclear whether the IRS will treat the Series A Preferred and Series B Preferred as common stock for U.S. federal income tax purposes. See "Material U.S. Federal Income Tax Consequences to U.S. Holders" for a more detailed description of the U.S. federal income tax consequences associated with the Series A Preferred and Series B Preferred. If the IRS were not to treat either the Series A Preferred or the Series B Preferred as common stock for U.S. federal income tax purposes, it could have a material adverse effect on the holders of Series A Preferred and the holders of Series B Preferred, respectively, and on the trading prices of the Series A Preferred and the Series B Preferred, respectively.

No guidance has been issued with respect to the effect of the PRO Securities ATS or the t0 Platform on the U.S. federal income tax treatment of the Series A Preferred.

        The PRO Securities ATS and the t0 Platform are novel and no guidance has been issued regarding the effect of the t0 Platform (or, to our knowledge, any other similar platform) on the U.S. federal income tax treatment of any shares traded utilizing it. Therefore, the effect of the t0 Platform, if any, on the U.S. federal income tax treatment of the Series A Preferred is still unclear. See "Material U.S. Federal Income Tax Consequences to U.S. Holders" for a more detailed description of the U.S. federal income tax consequences associated with the Series A Preferred.

The tax treatment of the rights offering is somewhat uncertain and it may be treated as a taxable event to our stockholders.

        If the rights offering is deemed to be part of a "disproportionate distribution" under Section 305 of the Code, our stockholders may recognize taxable income for U.S. federal income tax purposes in connection with the receipt of subscription rights in the rights offering depending on our current and accumulated earnings and profits and our stockholders' tax basis in our common stock. A "disproportionate distribution" is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some stockholders or holders of debt instruments convertible into stock and an increase in the proportionate interest of other stockholders in a company's assets or earnings and profits. It is unclear whether the fact that we have outstanding options and certain other equity-based awards could cause the receipt of subscription rights to be part of a disproportionate distribution. Please see "Material U.S. Federal Income Tax Consequences to U.S. Holders" for further information on the tax treatment of the rights offering.

The restrictions on the tax reporting of holder's cost basis in shares of Series A Preferred will not allow normal tax planning in the sale of shares of Series A Preferred, and may result in disadvantageous tax consequences to a seller of Series A Preferred.

        Taxpayers must report gains and losses on sales of securities, and related cost basis information when they file their income tax returns. Brokers, including Keystone, also have a requirement to report sales information to the IRS on Form 1099-B. Taxpayers typically can elect one of several methods permitted by the IRS for their reporting of their cost basis in securities. However, only one method of cost basis reporting (the first-in, first-out, or FIFO, method) will be available for the Series A Preferred. Depending on your circumstances, FIFO may not be the best method for you. In some cases, it might be more beneficial for you to report average cost or use another permitted method of cost basis reporting. However, holders of Series A Preferred will not be able to elect any method other than FIFO to report their sales information to the IRS. As a result, sellers of Series A Preferred may be required to pay more tax on their sales or to pay taxes earlier than might have been required if other methods of cost basis reporting had been available.

Your basic subscription privilege, and, if exercised, your over-subscription privilege, are subject to adjustment and reduction.

        If the rights offering is over-subscribed, in which case the total number of shares available in the rights offering will be allocated to participating holders on a pro rata basis, as set forth more fully elsewhere in this prospectus supplement, then the number of shares that each participating holder will be eligible to receive will depend upon the number of subscription rights exercised by the holder, the total number of subscription rights exercised, and whether our board of directors, in its sole discretion, elects to increase the size of the offering. All subscriptions, including subscriptions pursuant to the basic subscription privilege, will be subject to proration. If the aggregate number of shares for which we receive valid subscriptions exceeds the aggregate number of shares offered, we will prorate all subscriptions across both series, even if one series is undersubscribed and the other is oversubscribed. Because we are issuing approximately 2,542,000 subscription rights but are offering only 1,000,000 shares, if all holders exercise their basic subscription privileges fully, the shares allocated to all rights holders would be prorated and, unless our board of directors elects to increase or decrease the size of the offering, each rights holder would be allocated only approximately 39.3% of the total number of shares subscribed for. The number of shares allocated to each subscriber will be rounded up to the nearest whole share to eliminate fractional shares, subject to Board approval of the necessary additional shares. If any proration is necessary, subscriptions for shares of both series will be prorated, even if subscriptions for a relatively small number of shares of one series are submitted. If proration is necessary, but our Board does not approve the additional shares necessary to round the shares up to the nearest whole number, we will round all share allocations down to the nearest whole number.

        In addition, if the exercise by a holder of the basic subscription privilege or the over-subscription privilege could, as determined by the Company in its sole discretion, potentially result in a limitation on the Company's ability to use net operating losses, tax credits and other tax attributes, which we refer to as the "Tax Attributes," under the Code and rules promulgated by the IRS, the Company may reduce the exercise by such holder of the basic subscription privilege or the over-subscription privilege in order to preserve the Company's ability to use the Tax Attributes.

QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING

        The following questions and answers are intended to help you locate answers to questions you may have about this offering and related matters, but they are not complete. The following questions and answers are subject to, and qualified in their entirety by, the more detailed information set forth elsewhere in this prospectus supplement or incorporated in this prospectus supplement by reference. See "Risk Factors," "Description of the t0 Platform and Related Matters," "Description of the Series A Preferred," "Description of the Series B Preferred," "The Subscription Rights and the Rights Offering," and the other information included or incorporated by reference in this prospectus supplement or the prospectus.

What is the rights offering?

        We are distributing to holders of our common stock, at no charge, non-transferable rights to subscribe for shares of our Series A Preferred, shares of our Series B Preferred, or shares of both series in any combination. You will receive one subscription right for each 10 shares of common stock you owned as of 4:00 p.m., Eastern time, on the record date of November 10, 2016, and one additional subscription right if the number of shares of common stock you own is not exactly divisible by 10.

What is the Subscription Portal?

        The Subscription Portal is a website located at https://www.mydigitalshares.com which has been created by the Subscription Rights Agent to manage subscriptions for the Series A Preferred.

If I want to subscribe for shares of Series A Preferred, how do I get started?

        To subscribe for shares of Series A Preferred, you must follow the process on the Subscription Portal. For assistance you may contact the Information Agent, Georgeson LLC, at 866-432-2791 (toll free) or by email at Overstock@Georgeson.com.

If I want to subscribe for shares of Series B Preferred, how do I get started?

        To subscribe for shares of Series B Preferred, you must follow the process described in the rights certificate and instructions sent to you and also available from the Information Agent, Georgeson LLC. For assistance or copies of the documents you may contact the Information Agent, Georgeson LLC, at 866-432-2791 (toll free) or by email at Overstock@Georgeson.com.

If I want to subscribe for shares of both the Series A Preferred and the Series B Preferred, what should I do?

        To subscribe for shares of both the Series A Preferred and the Series B Preferred, you will need to use both the Subscription Portal for your Series A Preferred subscription and your rights certificate for your Series B Preferred subscription. If you do so you will not be entitled to any over-subscription privilege.

Where can I find the number of subscription rights I hold?

        The number of subscription rights you hold is shown on your rights certificate and, for those accessing the Subscription Portal to subscribe for Series A Preferred, on the Subscription Portal. The number shown is your basic subscription privilege. You may exercise any or all of your basic subscription privilege for shares of Series A Preferred, shares of Series B Preferred or shares of both series. The total number of shares you may subscribe for using your basic subscription privilege cannot exceed the number of subscription rights shown. However, if you fully exercise your basic subscription privilege solely for shares of one series, the over-subscription privilege entitles you to subscribe for additional shares of that same series unclaimed by other holders of subscription rights in this offering.

You may exercise your over-subscription privilege only for shares of the same series that you subscribed for pursuant to your basic subscription privilege. All subscriptions will be subject to proration.

        You should not exercise your subscription rights unless you are certain that you wish to subscribe for shares of our Series A Preferred, Series B Preferred or both at the Maximum Price. You also should not exercise your subscription rights for more than the number of shares you want to subscribe for under any circumstances.

What are the Series A Preferred Shares?

        The Series A Preferred are uncertificated, registered shares of our preferred stock issued as digital securities. Each share of the Series A Preferred is intended to have voting rights and rights upon liquidation substantially similar to those of one share of our common stock, except that the Series A Preferred will have a preferential right to a cumulative annual cash dividend preference equal to 1.0% of the Subscription Price, rounded to the nearest $0.01, if declared by our board of directors, and will be subject to our right to redeem or convert the Series A Preferred as described in this prospectus supplement. Holders have no right to cause the redemption or conversion of the Series A Preferred. The Series A Preferred are also subject to a number of significant unusual restrictions that are not applicable to our common stock.

Will the Series A Preferred Shares trade in a recognized market?

        No. The Series A Preferred will trade exclusively on the PRO Securities ATS, which is a registered alternative trading system operated by our indirect majority-owned subsidiary PRO Securities utilizing the t0 Platform. The t0 Platform will periodically publish pages from a Proprietary Ledger showing trading data for each digital wallet publicly. The t0 Platform will embed a digital fingerprint in the Bitcoin blockchain that may be used by persons with the necessary cryptographic skills to confirm that the public copies of the Proprietary Ledger have not been altered.

What is a blockchain?

        A blockchain is a data structure that makes it possible to create a digital ledger of transactions and share it among a distributed network of computers. The term blockchain comes from the fact that data is recorded in blocks where each block refers to the block that came before it. Once a block is recorded it is extremely difficult to alter it or remove it from the chain.

What are the Series B Preferred Shares?

        The Series B Preferred shares are non-digital shares of our preferred stock, and may be held as registered book-entry shares or, at the holder's election, held in an account with a broker chosen by the holder. Registered shares of Series B Preferred may be certificated or uncertificated. Each share of the Series B Preferred has voting and dividend rights and rights upon liquidation identical to those of one share of the Series A Preferred, but the Series A Preferred are subject to additional restrictions, and the Series B Preferred are intended to trade in the over-the-counter market utilizing market standard settlement procedures rather than on the PRO Securities ATS utilizing the t0 Platform. We have the right to redeem the Series B Preferred, but not to convert the Series B Preferred into any other security. Holders have no right to cause the redemption or conversion of the Series B Preferred.

Does the Series A Preferred or the Series B Preferred have any liquidation preference over the common stock?

        No. Neither the Series A Preferred nor the Series B Preferred has any preference or priority over the common stock or over the holders of the other series of Preferred Stock if the Company is liquidated. In the event of any liquidation, dissolution or winding up of the Company, any amounts remaining available for distribution to stockholders after payment of all liabilities of the Company will be distributed among the holders of common stock, the holders of Series A Preferred and the holders of Series B Preferred, with the holders of Series A Preferred and the holders of the Series B Preferred being treated as though they were holders of common stock. A sale of the Company will not be considered to be a liquidation, dissolution or winding up of the Company.

What is the basic subscription privilege?

        The basic subscription privilege of each subscription right gives our stockholders of record as of the record date the opportunity to subscribe for one share of our Series A Preferred or one share of our Series B Preferred at the Subscription Price, which will be determined at the end of the subscription period. To subscribe for shares in this offering, rights holders must fund their subscriptions at the Maximum Price of $15.68 per share. If the Subscription Price is ultimately determined to be less than the Maximum Price, the Subscription Rights Agent will refund the difference to you promptly after the closing of this rights offering.

        If you were a stockholder of record as of 4:00 p.m., Eastern time, on the record date, we have granted to you one subscription right for each 10 shares of our common stock you owned at that time, and one additional subscription right if the number of shares of common stock you own is not exactly divisible by 10. For example, if you owned 1,000 shares of our common stock as of 4:00 p.m., Eastern time, on the record date, you would receive 100 subscription rights and would have the right, subject to proration, to subscribe for up to 100 shares of our Series A Preferred, Series B Preferred, or any combination of both series, with your basic subscription privilege. If you fully exercise your basic subscription privilege solely for shares of one series, you will also be entitled to an over-subscription privilege to subscribe for additional shares of that same series, in each case subject to proration as described in this prospectus supplement. You may exercise the basic subscription privilege of any number of your subscription rights, or you may choose not to exercise any subscription rights. If you exercise your basic subscription privilege, you may elect to subscribe for shares of Series A Preferred, Series B Preferred, or any combination of both series up to the number of subscription rights you hold. However, all subscriptions, including those pursuant to the basic subscription privilege, will be subject to proration.

        If you hold your shares in the name of a bank, broker or other nominee who uses the services of the Depository Trust Company, or DTC, DTC will issue one subscription right to the nominee for each 10 shares of our common stock you own at the record date and one additional subscription right if the number of shares of common stock you own is not exactly divisible by 10. The basic subscription privilege of each subscription right can then be used, subject to proration, to subscribe for one share of our Series A Preferred or one share of our Series B Preferred at the Subscription Price per share. As in the example above, if you owned 1,000 shares of our common stock on the record date, you would receive 100 subscription rights and would have the right to subscribe for up to 100 shares of our Series A Preferred, our Series B Preferred, or any combination of both series, with your basic subscription privilege, subject to proration as described in this prospectus supplement. If you fully exercise your basic subscription privilege solely for shares of one series, you will also be entitled to an over-subscription privilege to subscribe for additional shares of that same series, subject to proration as described in this prospectus supplement.

What is the over-subscription privilege?

        We do not expect all of our stockholders to fully exercise their respective basic subscription privileges. The over-subscription privilege provides holders that do fully exercise their respective basic subscription privileges with respect to one series of Preferred Stock the opportunity to subscribe for shares of that series that are not subscribed for by other holders. If you fully exercise your basic subscription privilege solely for one series (either Series A Preferred or Series B Preferred), the over-subscription privilege entitles you to subscribe for additional shares of that same series unclaimed by other holders of subscription rights in this offering at the same Subscription Price per share. You may exercise your over-subscription privilege only for shares of the same series that you subscribed for pursuant to your basic subscription privilege. If you exercise your basic subscription privilege for a combination of shares of both series, you will not be entitled to any over-subscription privilege. If an insufficient number of shares is available to fully satisfy all over-subscription privilege requests, we will allocate the additional available shares of Series A Preferred or Series B Preferred, as applicable, pro rata among those holders exercising their over-subscription privileges in proportion to the product (rounded down to the nearest whole number so that the aggregate number of shares does not exceed the aggregate number offered) obtained by multiplying the number of shares each such holder subscribed for pursuant to the over-subscription privilege by a fraction (A) the numerator of which is the number of unsubscribed shares and (B) the denominator of which is the total number of shares sought to be subscribed for pursuant to the over-subscription privilege by all holders participating in such over-subscription, unless our Board approves sufficient additional shares to permit us to round shares up to the nearest whole number, in which case we will round the shares up.

How do I properly exercise my basic and over-subscription privilege?

        To properly exercise your basic subscription privilege (or both your basic subscription privilege and your over-subscription privilege), you must deliver the subscription payment in time for your funds to clear (which may take the clearing institutions five or more business days) prior to the end of the subscription period. Because you and we will not know the Subscription Price prior to the end of the subscription period, you must fund your subscription payment at the Maximum Price of $15.68 per share. Further, because you and we will not know the total number of unsubscribed shares prior to the expiration of the subscription period, you will need to deliver payment in an amount equal to the aggregate Maximum Price for the maximum number of shares of Series A Preferred or Series B Preferred that you desire to subscribe for. See "The Subscription Rights and the Rights Offering—The Subscription Rights—Basic Subscription Privilege" and "—Over-Subscription Privilege." The Subscription Rights Agent will return any excess subscription payments received promptly, without interest.

        The method of exercise depends on whether you want to subscribe for shares of the Series A Preferred, shares of the Series B Preferred or both.

        Series A Preferred—In order to exercise your Subscription Rights for shares of Series A Preferred, you must go to the subscription portal created by the Subscription Rights Agent located at https://www.mydigitalshares.com (the "Subscription Portal"). You will need your account code and control number (which are located on your rights certificate and also on the accompanying instruction letter) when completing any subscription on the Subscription Portal. If you hold your shares of our common stock through a bank, broker or other nominee, you will need to initiate your exercise of your Subscription Rights for shares of Series A Preferred through your nominee. Whether you hold your shares of our common stock through a bank, broker or other nominee or are a registered holder, you will also need to (a) complete the subscription process on the Subscription Portal, (b) open the required online brokerage account with Keystone, and (c) deliver payment, in time for your funds to clear by the end of the subscription period, in an amount equal to the aggregate Maximum Price for the maximum number of shares that you desire to subscribe for.

        Series B Preferred—In order to exercise your Subscription Rights for shares of Series B Preferred, you must complete and return your subscription rights certificate to the Subscription Rights Agent as described in the rights certificate and subscription documents sent to you with this prospectus supplement and available from the Information Agent. If you hold your shares of our common stock through a bank, broker or other nominee, you will need to initiate your exercise of your Subscription Rights for shares of Series B Preferred through your nominee. Whether you hold your shares of our common stock in through a bank, broker or other nominee or are a registered holder, you will also need to (a) complete the subscription process as described on your rights certificate and in the subscription documents sent to you with this prospectus supplement and available from the Information Agent and (b) deliver payment, in time for your funds to clear by the end of the subscription period, in an amount equal to the aggregate Maximum Price for the maximum number of shares that you desire to subscribe for. See the instructions on your rights certificate and the accompanying instructions sent to you with this prospectus supplement and available from the Information Agent for further details.

        Both Series A Preferred and Series B Preferred—In order to exercise your Subscription Rights for shares of both series, you must complete the subscription process for each of them as summarized above. If you exercise your basic subscription privilege for shares of both series, you will not be entitled to any over-subscription privilege.

What is proration?

        We do not intend to sell more than 1,000,000 shares, in total, in this rights offering. If an insufficient number of shares is available to fully satisfy all basic subscription privilege requests, we will allocate the available shares of Series A Preferred or Series B Preferred, as applicable, pro rata among those stockholders exercising their basic subscription privilege in proportion to the product (rounded down to the nearest whole number so that aggregate number of shares does not exceed the aggregate number offered) obtained by multiplying the number of shares each stockholder subscribed for under the basic subscription privilege by a fraction (A) the numerator of which is the number of shares the board ultimately determines to issue in this offering, and (B) the denominator of which is the total number of shares sought to be subscribed for under the basic subscription privilege by all holders exercising their basic subscription privilege unless our Board approves sufficient additional shares to permit us to round shares up to the nearest whole number, in which case we will round the shares up. This is called proration. If any proration is necessary, subscriptions for shares of both series will be prorated, even if subscriptions for a relatively small number of shares of one series are submitted. For example, if the basic subscription privilege requests for Series A Preferred were for 1,500,000 shares, and the basic subscription privilege requests for Series B Preferred were for 100,000 shares, and the number of shares available in the offering is 1,000,000, then the total number of shares of Series A Preferred that would be issued would be 937,500, and the total number of shares of Series B Preferred that would be issued would be 62,500. However, the board could increase (or decrease) the size of the offering, so you should not exercise your subscription rights for more than the number of shares you want to subscribe for under any circumstances.

        We do not intend to extend the subscription period for the rights offering. However, if we do extend the subscription period (the "extension period"), (i) all basic subscription privileges exercised prior to the beginning of the extension period will be honored first, (ii) all over-subscription privileges exercised prior to the beginning of the extension period will be honored second, and (iii) all basic and over-subscription privileges exercised during the extension period will be filled daily on a first-come, first-served basis. If the rights offering is extended and over-subscribed, subscriptions received on the day on which the offering is first over-subscribed will be prorated. Any subscriptions received during the extension period, but after the date on which the offering is fully subscribed, will not be allocated any shares.

        The Subscription Rights Agent will notify rights holders of the number of shares allocated to each holder promptly after completion of the allocation process. The Subscription Rights Agent will return any excess subscription payments promptly, without interest.

        For assistance please contact the Information Agent, Georgeson LLC, at 866-432-2791 (toll free) or by email at Overstock@Georgeson.com.

What are the limitations on the exercise of the basic subscription privilege and over-subscription privilege?

        Your basic subscription privilege and your over-subscription privilege, if any, will be limited by the number of shares we offer and subject to proration and limitations for tax reasons, as described under "The Subscription Rights and the Rights Offering—Limitation on Exercise of Basic Subscription Privilege and Over-Subscription Privilege." You may exercise your over-subscription privilege only if you fully exercise your basic subscription privilege solely for shares of one series, and may then exercise your over-subscription privilege only for shares of that same series. If you exercise your basic subscription privilege for shares of both series, you will not be entitled to any over-subscription privilege. We reserve the right to reject any or all subscriptions not properly submitted or the acceptance of which would, in the opinion of our counsel, be unlawful or which, for any other reason, we deem inconsistent with the requirements of the offering as described in this prospectus supplement.

Why has Overstock created the Series A Preferred, and why is it conducting the rights offering?

        Our management realized the potential for extraordinary changes in the technology that underlies financial transactions when we began accepting Bitcoin as payment in our traditional ecommerce business. More recently, our majority-owned subsidiary t0.com developed financial technology software now known as the t0 Platform, which it licenses to its wholly-owned subsidiary PRO Securities. We created the Series A Preferred and are conducting the rights offering primarily to enable t0.com to demonstrate the operation of the t0 Platform because we believe that it has significant potential value. We are offering the Series A Preferred to our stockholders in this rights offering because our stockholders are already familiar with our Company. We intend to use the net proceeds of the offering for working capital and general corporate purposes. See "Use of Proceeds."

Why has Overstock created the Series B Preferred, and why is it offering the Series B Preferred?

        We created the Series B Preferred and are offering it as an alternative in this rights offering in case any rights holder desires to participate in the rights offering but determines that such holder either cannot acquire or hold the Series A Preferred or simply prefers not to do so. We created the Series B Preferred to provide rights holders with an alternative that would have substantially the same economic rights and preferences as the Series A Preferred but is expected to trade in the over-the-counter market rather than on the PRO Securities ATS utilizing the t0 Platform, and would not be subject to all of the unique restrictions applicable to the Series A Preferred.

How was the method for determining the Subscription Price established?

        The method for determining the Subscription Price was established by our board of directors, taking into account the advice of the dealer-manager, Source Capital Group, Inc., as well as the similarities and differences between the Series A Preferred and Series B Preferred and our common stock. In establishing the method for determining the Subscription Price, our board did not take into account the anticipated limited liquidity in the potential trading of the Series A Preferred and Series B Preferred, because the board had no way to estimate the future extent or absence of trading activity in either the Series A Preferred or the Series B Preferred. However, trading activity in the Series A Preferred, the Series B Preferred or both may be very limited, which we expect would adversely affect the value of the Series A Preferred, the Series B Preferred or both. The method for determining the Subscription Price was not the result of any negotiation between us and anyone else. Although the Subscription Price will be established primarily by the recent and future trading price of our common stock during the five trading days ending on the last day of the subscription period, it will not necessarily be related in any way to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of the Series A Preferred or Series B Preferred offered in the rights offering.

Will there be an active trading market for the Series A Preferred on the t0 Platform?

        We have no way to know how many of our stockholders will subscribe for shares of Series A Preferred in this rights offering or whether any purchasers will initially want to sell any of the shares. We anticipate that trading will be very limited, at least initially, in part because initially we do not expect any persons other than purchasers of Series A Preferred in the rights offering to have opened the required online brokerage account with Keystone necessary to trade in the Series A Preferred. The Series A Preferred will trade only on the PRO Securities ATS utilizing the t0 Platform, and will not be listed or traded on any national market system exchange or any other venue. We do not expect to issue any additional shares of Series A Preferred. Further, we do not believe that there will be any Series A Preferred market makers. Consequently, trading of the Series A Preferred may be very limited.

Will there be an active trading market for the Series B Preferred?

        We have no way to know how many of our stockholders will subscribe for shares of Series B Preferred in this rights offering or whether any purchasers will initially want to sell any of the shares. Although the Series B Preferred is expected to trade in the over-the-counter market, we do not expect to issue any additional shares of Series B Preferred. Consequently, trading of the Series B Preferred may be very limited.

Are there any unusual restrictions on the transfer of the Series A Preferred?

        Yes. The Series A Preferred will be subject to a number of unique restrictions regarding ownership and transfers, and these restrictions will apply not only to persons who desire to acquire shares of Series A Preferred in this offering, but also to persons who desire to purchase any such shares in any trading market that may develop on the PRO Securities ATS after the completion of this offering. The restrictions may make it difficult or impossible to sell shares of Series A Preferred from time to time. Persons who purchase shares of Series A Preferred in any trading market that may develop on the PRO Securities ATS after the completion of this offering will receive an account statement or transaction advice from Computershare informing them of the restrictions.

        Shares of Series A Preferred may be purchased and sold only through an online brokerage account established by Keystone for trading in Series A Preferred. The Series A Preferred cannot be traded or transferred except through the holder's account with Keystone, through the PRO Securities ATS utilizing the t0 Platform, and cannot be accessed at all other than through Keystone. Unlike most securities, the Series A Preferred cannot be pledged or otherwise hypothecated or used as collateral for any obligation, although statutory liens may attach to Series A Preferred shares. Without limiting the foregoing, the Series A Preferred cannot be used as margin securities. The Series A Preferred also cannot be sold short. Rule 144 will not be available for resales of Series A Preferred.

        Only U.S. residents, entities and trusts meeting the following qualifications may subscribe for and purchase shares of Series A Preferred. Individual U.S. residents must provide a Form W-9 and must be either a United States citizen or a United States permanent resident alien who has maintained a residence in the United States for a minimum of one year and possesses a valid U.S. Social Security number. A corporation, partnership or limited liability company formed under the laws of the United States or any state and that has a physical address in the United States and provides a valid U.S. employer identification number may also subscribe for and purchase shares of Series A Preferred. A trust may subscribe for and purchase shares of Series A Preferred only if it has a physical address in the United States and all of the trustees of the trust would qualify to purchase shares of Series A Preferred on their own behalf. Keystone may require additional information, including identification of the beneficiaries and information about the beneficiaries, as a condition to opening a trust account, and may decline to open the account in its sole discretion. In any case in which a trust does not satisfy the foregoing requirements, the trust would be unable to acquire shares of Series A Preferred. The Series A Preferred may be held only directly by the beneficial owner, and cannot be held by any nominee or fiduciary (except that custodial accounts for minors will be permitted if the custodian would qualify to purchase shares of Series A Preferred on its own behalf, subject to the restrictions described in this prospectus supplement), and cannot be held in any brokerage account except in a brokerage account with Keystone as described in this prospectus supplement. In all cases prospective purchasers (of Series A Preferred and of Series B Preferred) must also be at least 18 years old and legally able to enter into binding contracts in the State of California and in the state of the prospective purchaser's residence, and must comply with any applicable laws, rules, regulations and procedures of the jurisdiction in which they reside.

May employees of the Company subscribe for Series A Preferred in the rights offering?

        Employees of the Company who hold rights issued directly in their names in connection with this offering and who qualify to open an account with Keystone and to subscribe for shares in this rights offering and do so properly will be entitled to subscribe for Series A Preferred in the rights offering. However, Company employees will not be able to subscribe for Series A Preferred in their Company 401(k) accounts.

May employees of the Company subscribe for Series B Preferred in the rights offering?

        Employees of the Company who hold rights, either directly registered in their own name or through a bank, broker or other nominee, will be entitled to subscribe for Series B Preferred in the rights offering. However, Company employees will not be able to subscribe for Series B Preferred in their Company 401(k) accounts.

If I am not an employee of the Company, may I use my 401(k) account or my IRA account to subscribe for Series A Preferred?

        No. Only principals will be able to open online brokerage accounts with Keystone to acquire Series A Preferred. Accordingly, individual retirement accounts and other fiduciary or nominee accounts, including 401(k) accounts, will be unable to acquire Series A Preferred, except that custodial accounts for minors may be permitted if the custodian would qualify to purchase Series A Preferred on its own behalf, and trust accounts may be permitted if all of the trustees would qualify to purchase Series A Preferred on their own behalf, subject to the restrictions described in this prospectus supplement.

If I am not an employee of the Company, may I use my 401(k) account or my IRA account to subscribe for Series B Preferred?

        Subject to the restrictions described in this prospectus supplement, if you hold rights through a 401(k) plan other than the Company's 401(k) plan, or in an individual retirement account, it depends on the rules governing your plan or individual retirement account.

If I purchase shares of Series A Preferred, will I be able to transfer them to a bank, broker or other nominee to hold for my benefit or on my behalf?

        No. Trading on the PRO Securities ATS utilizing the t0 Platform will be restricted to persons who open and maintain the required online brokerage account with Keystone in their own names. No beneficial ownership accounts will be permitted, except that custodial accounts for minors will be permitted if the custodian would qualify to purchase shares of Series A Preferred on its own behalf, and trust accounts will be permitted if all of the trustees would qualify to purchase shares of Series A Preferred on their own behalf.

If I purchase shares of Series A Preferred, will I be able to access them through an account with a different broker-dealer later?

        No. Initially Keystone will be the only broker-dealer licensed to provide access to the PRO Securities ATS and t0 Platform, and no other broker-dealer will be able to provide access. We do not expect this arrangement to change in the foreseeable future.

If I purchase shares of Series A Preferred, will I be able to transfer them to someone who does not have or open the required trading account with Keystone?

        No. Only persons who are eligible to and do open an online brokerage account with Keystone will be able to purchase or hold shares of Series A Preferred.

What are the security protocols and who will hold the unique private key or keys required to authorize a sale of any Series A Preferred I may buy?

        The security protocols for the Series A Preferred will be as follows. Each digital wallet will have a unique alphanumeric identifier known as a multi-signature address. A multi-signature address requires that a set number of associated digital keys must provide a signature before a transaction involving that address may be consummated. For a routine transaction involving Series A Preferred, an order must originate through the Keystone customer's online brokerage account, and be signed by the customer's private key held at ETC and by the private key held by Computershare. For security purposes, holders of Series A Preferred will not have access to their digital private keys. Moreover, although for convenience in this prospectus supplement we sometimes describe the keys as being "held" by ETC, PRO Securities and Computershare, the private keys will not actually be stored. Instead, the t0 Platform will regenerate each private key each time it is needed. See "Description of the t0 Platform and Related Matters" and "Risk Factors."

Will I be able to hold my own unique private key in order to authorize a sale of any of the Series A Preferred I may buy?

        No. As described above holders of Series A Preferred will not have access to their digital private keys.

Am I required to exercise any or all of the subscription rights I receive in the rights offering?

        No. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights at all. Exercising or not exercising your subscription rights will not affect your ownership of our common stock or the percentage of our common stock that you own. However, the Series A Preferred and Series B Preferred have voting and dividend rights and rights upon liquidation substantially similar to those of our common stock, and if you choose not to exercise your subscription rights in full, your percentage of our common stock, Series A Preferred and Series B Preferred, viewed in the aggregate, will decrease, and your voting and other rights will be diluted.

What happens if I own fewer than 10 shares of common stock or the number I own is not exactly divisible by 10?

        If you own fewer than 10 shares of our common stock, you will receive one whole subscription right. If you own a number of shares of common stock that is not exactly divisible by 10, you will receive one whole subscription right for the remainder of 9 or fewer shares. We sometimes refer to this as the Step-Up Right.

How may I pay the Subscription Price?

        If you hold your shares of our common stock through a bank, broker or other nominee, you will need to coordinate your payment through your nominee. If you hold your shares of our common stock as a registered holder on our stockholder books and records, you must make your cash payment by either a personal or certified check, payable to "Computershare".

How soon must I act to exercise my subscription rights?

        The subscription rights may be exercised at any time beginning on November 15, 2016 and prior to the expiration of the subscription period, which is on December 6, 2016, at 5:00 p.m., Eastern time, unless the subscription period is extended. If you elect to exercise any subscription rights for shares of Series A Preferred, you must complete the online process using the Subscription Portal, open a brokerage account with Keystone, and deliver your payment to the Subscription Rights Agent as described on the Subscription Portal prior to the end of the subscription period. If you elect to exercise any subscription rights to subscribe for shares of Series B Preferred, you must complete the rights certificate and deliver to the Subscription Rights Agent your completed rights certificate and all other required documents and payments prior to the expiration of the subscription period. You should keep in mind that your payment must clear prior to the end of the subscription period. If you plan to pay by uncertified check, your payment may take five or more business days to clear after it is received by the Subscription Rights Agent, so you should plan to deliver your payment to the Subscription Rights Agent sufficiently in advance of the end of the subscription period to ensure that your check will clear prior to expiration of the subscription period.

        No guaranteed delivery procedures will be available in this offering. Consequently, rights holders who desire to exercise their subscription rights should act promptly.

If I want to exercise my subscription rights but my shares are held in the name of my bank, broker or other nominee, what should I do?

        You should contact the Information Agent, Georgeson LLC, at 866-432-2791 (toll free) or by email at Overstock@Georgeson.com.

How can I open my online brokerage account with Keystone to subscribe for Series A Preferred?

        To open your account with Keystone to subscribe for Series A Preferred, you must follow the process on the Subscription Portal, located at https://www.mydigitalshares.com. The Subscription Portal will provide a link to Keystone, where you will open your account. For assistance you may contact the Information Agent, Georgeson LLC, at 866-432-2791 (toll free) or by email at Overstock@Georgeson.com.

If I already have a brokerage account with Keystone, can I use it to purchase Series A Preferred?

        No. You will need to open a new account with Keystone to subscribe for Series A Preferred even if you already have an account with Keystone.

What if I attempt to exercise my subscription rights for Series A Preferred, but I fail to open the account with Keystone, or am not a qualifying U.S. citizen, or for any other reason the Subscription Rights Agent determines that I am not allowed to open the account or subscribe for the Series A Preferred?

        The Subscription Portal allows you to specify what you want done in that situation. If for any reason the Subscription Rights Agent determines that you fail to satisfy the requirements to subscribe for Series A Preferred, your instructions to the Subscription Rights Agent will determine whether the

Subscription Rights Agent returns your subscription funds to you, or treats your subscription as a subscription for Series B Preferred. Please follow the directions on the Subscription Portal. If you are unable to do so or have questions, you may call the Information Agent for assistance.

Who is the Subscription Rights Agent?

        Computershare Trust Company, N.A.

Who is the Transfer Agent?

        Computershare Trust Company, N.A.

Who is the Information Agent?

        Georgeson LLC.

Who is the Dealer-Manager?

        Source Capital Group, Inc.

Who is the only broker-dealer able to provide Series A Preferred holders with access to their shares?

        Keystone Capital Corporation.

Who will maintain custody and control of the digital wallets for the Series A Preferred?

        Electronic Transaction Clearing, Inc., as the clearing broker for Keystone.

May I transfer my subscription rights?

        No. You may not sell or transfer your subscription rights to anyone.

Is the Company requiring a minimum subscription to complete the rights offering?

        No. We may complete the rights offering regardless of the number of subscription rights that may be exercised.

Are there any conditions to completing the rights offering?

        No. We may close the offering in our sole discretion.

Can the Company's board of directors extend, cancel or amend the rights offering?

        Yes. We may extend the subscription period up to an additional 30 days, at our sole discretion. If we extend the rights offering, we will issue a press release announcing the extension no later than 9:00 a.m. Eastern time on the next business day after the most recently announced expiration time of the rights offering. We do not presently intend to extend the subscription period. If we elect to extend the subscription period for a period of more than 30 days, then holders who have subscribed for shares may cancel their subscriptions and receive a refund of their subscription payments. We also have the right to amend or modify the other terms of the rights offering in our sole discretion. We may cancel the rights offering any time in our sole discretion. If we cancel the rights offering, we will issue a press release notifying holders of the cancellation and the Subscription Rights Agent will return all subscription payments promptly, without interest or penalty.

        If the aggregate number of shares of Series A Preferred and Series B Preferred for which subscription rights are exercised exceeds 1,000,000 shares, our board of directors, in its sole discretion, will have the right to increase the size of the offering up to an aggregate of 2,000,000 shares of Series A Preferred and Series B Preferred. Our board of directors has no obligation to increase the size of the offering and does not currently intend to do so. The board also will have the right to decrease the size of the offering below 1,000,000 shares. In any case in which the total number of shares for which subscription rights are validly exercised exceeds the total number of shares the board ultimately determines to issue, the number of shares allocated to each subscriber will be prorated, rounded down to the nearest whole share to eliminate fractional shares, so that the total number of shares to be issued does not exceed the size of the offering, unless our Board approves sufficient additional shares to permit us to round shares up to the nearest whole number, in which case we will round the shares up.

        Our board of directors also has the right to amend or modify the other terms of the rights offering in its sole discretion. If we make any fundamental change to the terms of the rights offering set forth in this prospectus supplement, we will offer persons who have exercised their subscription rights the opportunity to cancel their subscriptions and the Subscription Rights Agent will refund the funds advanced by each such person and recirculate an updated prospectus supplement. In addition, upon such event, we may extend the subscription period to allow holders of rights ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the rights offering and the new expiration date. The terms of the rights offering cannot be modified or amended after the expiration date of the rights offering. Although we do not presently intend to do so, we may choose to amend or modify the terms of the rights offering for any reason, including, without limitation, in order to increase participation in the rights offering. Such amendments or modifications may include a change in the Subscription Price, although we do not currently anticipate any such change. Neither an increase nor a decrease in the size of the offering will constitute a fundamental change to the terms of the offering, and neither an increase nor a decrease would give persons who have exercised their subscription rights the opportunity to cancel their subscriptions.

Has the Company's board of directors made any recommendation to stockholders regarding the rights offering?

        No. None of the Company, the board or the dealer-manager is making any recommendation to stockholders regarding the exercise of subscription rights in the rights offering. You should make an independent investment decision about whether or not to exercise your subscription rights. Holders who exercise subscription rights risk the loss of the entire amount invested. The Series A Preferred or the Series B Preferred or both may not trade at or above the Subscription Price. Further, because of the novel nature of the PRO Securities ATS and the t0 Platform, which will be the sole method for trading the Series A Preferred, there may not be a liquid market or even any purchasers at any price for Series A Preferred you may purchase in this offering. In addition, although the Series B Preferred is expected to trade in the over-the-counter market, there may not be a liquid market or even any purchasers at any price for Series B Preferred you may purchase in this offering. Please see "Risk Factors" for a discussion of material risks involved in investing in the Series A Preferred and in the Series B Preferred.

What will happen if I choose not to exercise my subscription rights?

        Whether or not you exercise your subscription rights, the number of shares of our common stock you own will not change. However, the Series A Preferred and the Series B Preferred have voting and dividend rights and rights upon liquidation substantially similar to those of our common stock, and if you choose not to exercise your subscription rights in full, your percentage ownership of our common stock, Series A Preferred and Series B Preferred, viewed in the aggregate, will decrease, and your voting and other rights, viewed in the aggregate, will be diluted.

I am not a U.S. resident. May I subscribe for shares of Series A Preferred?

        To subscribe for any shares of Series A Preferred pursuant to your subscription rights, you must be one of the following:

  •
  a United States citizen with a United States address or a United States permanent resident alien who has maintained a residence in the United States for a minimum of one year and possesses a valid U.S. Social Security number;

  •
  a corporation, partnership or limited liability company formed under the laws of the United States or any state and that has a physical address in the United States and a valid U.S. employer identification number;

  •
  a trust, all of the trustees of which would qualify to subscribe for and purchase shares of Series A Preferred on their own behalf, and that has a physical address in the United States; or

  •
  to the extent permitted in accordance with the policies and procedures of Keystone, a custodian for an account for one or more minors, provided that the custodian would qualify to subscribe for and purchase shares of Series A Preferred on its own behalf.

I am not a U.S. resident. May I subscribe for shares of Series B Preferred?

        Non-U.S. residents may be able to subscribe for shares of Series B Preferred to the extent such subscriptions and any purchases will not violate any law, rule, regulation or other requirement or prohibition and do not require any registration or qualification or other action by or on behalf of the Company or any other entity involved in the offering with any governmental agency or authority. However, we will not mail the rights certificates to holders whose addresses are outside the United States or who have an army post office or foreign post office address, unless the holder confirms to us in writing that the holder's participation in the rights offering will not violate any law, rule, regulation or other requirement or prohibition or require any registration or qualification or other action by or on behalf of the Company or any other entity involved in the offering with any governmental agency or authority. Pending receipt of such confirmation, the Subscription Rights Agent will hold the rights certificates for the account of such holders. To exercise subscription rights, our foreign holders must notify the Subscription Rights Agent and timely follow the procedures described in "The Subscription Rights and the Rights Offering—Foreign Stockholders."

Will I receive a certificate representing my Series A Preferred if I subscribe for shares?

        No. The Series A Preferred are uncertificated, registered shares of our preferred stock. You will not receive a certificate and will not be able to obtain one.

Will I receive a certificate representing my Series B Preferred if I subscribe for shares?

        You will have the choice to hold your Series B Preferred in book-entry form on the share register maintained by Computershare or to hold your Series B Preferred in a brokerage account of your choice. Registered shares of Series B Preferred may be certificated or uncertificated.

Will there be a CUSIP number for each of the Series A Preferred and the Series B Preferred?

        Yes.

If I exercise some or all of my subscription rights, may I cancel my exercise before the rights offering closes?

        No. All exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights and even if our board of directors extends the rights offering for a period of up to 30 days or increases the size of the offering as described in this prospectus supplement. However, if we extend the subscription period for a period of more than 30 days or amend the rights offering to make a fundamental change to the terms of the rights offering set forth in this prospectus supplement, you may cancel your subscription and receive a refund of any money you have advanced. You should not exercise your subscription rights unless you are certain that you wish to subscribe for Series A Preferred, Series B Preferred or both at the Maximum Price. You also should not exercise your subscription rights for more than the number of shares you want to subscribe for under any circumstances.

How many shares of the Company's common stock and how many shares of the Company's Series A Preferred and Series B Preferred will be outstanding after the rights offering?

        At the record date, 25,383,942 shares of our common stock were outstanding, and no shares of Series A Preferred or Series B Preferred were outstanding. The offering of the Series A Preferred and Series B Preferred and any purchases of shares of either series in this offering will have no effect on the number of shares of our common stock outstanding. If the offering is fully subscribed, we would issue a combined total of 1,000,000 shares of Series A Preferred and Series B Preferred. If the aggregate number of shares of Series A Preferred and Series B Preferred for which subscription rights are exercised exceeds 1,000,000 shares, our board of directors, in its sole discretion, will have the right to increase the size of the offering up to an aggregate of 2,000,000 shares of Series A Preferred and Series B Preferred. However, our board of directors will have no obligation to do so. Because rights holders will have the ability to choose whether to subscribe for Series A Preferred, Series B Preferred, or a combination of both series, we do not know how many shares of each series will be outstanding immediately after the closing of the offering. However, unless the board of directors chooses to increase the size of the rights offering, the total number of shares of Series A Preferred and Series B Preferred together will not exceed 1,000,000 shares, and in any case will not exceed 2,000,000 shares. Subject to the number of shares of preferred stock authorized by our certificate of incorporation, the board of directors could subsequently authorize us to issue any number of additional shares of Series A Preferred, Series B Preferred, or other securities, any of which could have different or greater rights than those of the Series A Preferred or Series B Preferred. We do not expect to issue any additional shares of Series A Preferred or of Series B Preferred after this offering.

How much will the Company receive from the rights offering?

        If the offering were fully subscribed for 1,000,000 shares of Preferred Stock, the proceeds of the offering, net of estimated expenses, including dealer-manager fees, would be approximately $11.9 million, assuming the Subscription Price will be equal to the Maximum Price of $15.68 per share. There is no minimum number of shares to be sold or minimum amount of proceeds to be received as a condition to closing this offering. We do not know how many shares will be subscribed for and do not know whether the Subscription Price will be less than the Maximum Price.

Are there material risks in exercising my subscription rights?

        Yes. The exercise of your subscription rights involves material risks, regardless of your choice to subscribe for shares of Series A Preferred, Series B Preferred, or both. However, the risks involved in exercising your subscription rights to subscribe for Series A Preferred are expected to be greater. Among other things, you should carefully consider each of the risks described under the heading "Risk Factors" in this prospectus supplement and the related prospectus and the documents incorporated by reference in each of them.

If the rights offering is not completed, will my subscription payment be refunded to me?

        Yes. The Subscription Rights Agent will hold all funds it receives until completion of the rights offering. If the rights offering is not completed, all subscription payments received by the Subscription Rights Agent will be returned promptly, without interest. If you own your common stock in a brokerage account, it may take longer for you to receive the return of your payment because the Subscription Rights Agent will return your payment through the record holder of your shares of common stock.

Will the subscription rights be listed on a stock exchange or national market?

        No. The subscription rights may not be sold, transferred or assigned and will not be listed for trading on any securities exchange or market.

What fees or charges apply if I subscribe for Series A Preferred or Series B Preferred?

        We are not charging any fee or sales commission to issue subscription rights to you or to issue shares to you if you exercise your subscription rights. If you exercise your subscription rights through a broker-dealer that is the record holder of your shares, you are responsible for paying any fees your broker-dealer may charge you. If you elect to exercise your subscription rights to subscribe for Series A Preferred, you will need to open the required online brokerage account with Keystone, and you will be responsible for paying fees and commissions to Keystone.

What are the U.S. federal income tax consequences of exercising subscription rights?

        For U.S. federal income tax purposes, you generally should not recognize income or loss in connection with the receipt or exercise of subscription rights unless the rights offering is treated as a distribution described in either Section 305(b) or 305(c) of the Code. We believe that the rights offering should not be treated as either such distribution, but certain aspects of that determination are unclear. Our position is not binding on the IRS or the courts, however. You are urged to consult your own tax advisor as to your particular tax consequences resulting from the receipt and exercise of subscription rights and the receipt, ownership and disposition of the Series A Preferred and/or Series B Preferred. For further information, please see "Material U.S. Federal Income Tax Consequences to U.S. Holders."

If I hold Series A Preferred, how will I receive any dividends paid on the Series A Preferred?

        Dividends, if any, declared and paid on the Series A Preferred will be paid in cash and will be paid to your online brokerage account with Keystone.

If I hold Series B Preferred, how will I receive any dividends paid on the Series B Preferred?

        Dividends, if any, declared and paid on the Series B Preferred will be paid in cash and will be paid to the record holders of Series B Preferred.

Whom should I contact if I have other questions?

        If you have other questions or need assistance, please contact the information agent, Georgeson LLC, at (866) 432-2791 or by email at Overstock@Georgeson.com.

DESCRIPTION OF THE t0 PLATFORM AND RELATED MATTERS

Introduction

        The Series A Preferred will trade solely on the PRO Securities ATS utilizing the t0 Platform under the identifier or symbol OSTK.D. Trades on the PRO Securities ATS utilizing the t0 Platform settle on the trade date rather than on the currently standard three-day (or T+3) basis. The ownership and transfer of the Series A Preferred will be recorded in an electronic data store, or Proprietary Ledger, that is part of the t0 Platform, and will be updated when a trade in the Series A Preferred is matched and executed in the PRO Securities ATS. The Proprietary Ledger will not contain shareholder personal identifying information ("Shareholder PII"). Each holder of Series A Preferred will have two unique digital wallets created exclusively for the holder, as described in this prospectus supplement. The Proprietary Ledger will record the unique wallet addresses (the locations where transactions and balances involving the Series A Preferred are stored) involved in the trade as well as the number of shares traded and the transaction price. Shareholder PII will be collected and maintained by Keystone, and will be provided through the t0 Platform to Electronic Transaction Clearing, Inc. ("ETC"), which is the clearing broker for Keystone, and to our transfer agent, Computershare Trust Company, N.A. ("Computershare"), for purposes of maintaining our stockholder books and records.

        The Series A Preferred will be issued as book-entry digital securities directly registered in the stockholder's name in the stockholder books and records maintained for us by Computershare. The books and records maintained by Computershare will comprise information from the proprietary ledger, together with a database maintained by ETC on behalf of Keystone containing the personal identity information of holders of the Series A Preferred. Computershare will satisfy our books and records obligations by combining the information it receives from the PRO Securities ATS through the t0 Platform with the Shareholder PII it receives from Keystone with respect to its Series A Preferred customers. Keystone will periodically provide Shareholder PII updates to ETC and to Computershare.

        Pages from the updated Proprietary Ledger will periodically be made public on the t0.com website. As a result, Series A Preferred trading data (including the number of securities traded by each digital wallet, the price of each trade and the balance of the securities held in each digital wallet) will be available to the general public in near real-time on the t0.com website. The t0 Platform will also embed a digital fingerprint in the Bitcoin blockchain that may be used to confirm that the public copies of the Proprietary Ledger have not been altered.

        Computershare and ETC will have all information necessary to match trade data with Shareholder PII and thus will be able to maintain records of the identity of each owner of Series A Preferred, the number of shares of Series A Preferred traded in each transaction, the price of each trade and the number of shares of Series A Preferred held by each owner. However, holders will not be able to access their shares through Computershare or ETC. Shares of Series A Preferred may be accessed by holders solely through the holders' respective brokerage accounts with Keystone. Holders of Series A Preferred who contact Computershare or ETC directly will be referred to Keystone.

Digital Wallets

        A holder of Series A Preferred shares will access such holder's shares solely through Keystone utilizing the t0 Platform using two unique digital wallets—a "portfolio wallet" and a "committed wallet"—created exclusively for the holder. The digital wallets will be created in connection with the opening of the holder's account with Keystone and will be maintained on behalf of the holder by ETC as the clearing broker for Keystone, utilizing the t0 Platform.

        In order to create the digital wallets, and to subscribe for or purchase, sell or hold any shares of Series A Preferred, an investor must open an online brokerage account with Keystone. Only principals will be able to open online brokerage accounts to acquire Series A Preferred. Accordingly, individual retirement accounts and other fiduciary and nominee accounts, including 401(k) accounts, will be unable to acquire shares of Series A Preferred, although custodial accounts for minors will be permitted if the custodian would qualify to purchase shares of Series A Preferred on its own behalf, subject to the restrictions described in this prospectus supplement. Keystone will disclose all account registrations and all related Shareholder PII to the Company, ETC and Computershare.

        Each digital wallet will have a unique alphanumeric identifier known as a multi-signature address. A multi-signature address requires that a set number of associated digital keys must provide a signature before a transaction involving that address may be consummated. To effect a routine purchase or sale transaction involving Series A Preferred, an order must originate through the Keystone customer's online brokerage account, and be signed by the customer's private key held at ETC, and by the private key held by Computershare.

Digital Keys

        Each digital private key is a mathematically generated alphanumeric identifier that allows orders to be signed before they are transmitted for matching. For security purposes, holders of Series A Preferred will not have access to their digital private keys. Moreover, although for convenience in this prospectus supplement we sometimes describe the keys as being "held" by ETC, PRO Securities and Computershare, the private keys will not actually be stored. Instead, the t0 Platform will regenerate each private key each time it is needed.

Types of Orders

        The PRO Securities ATS utilizing the t0 Platform will accept only "limit" day orders and "immediate fill only" orders. A limit order is an order to buy or sell a stock at a specific price or better. A buy limit order can only be executed at the limit price or lower, and a sell limit order can only be executed at the limit price or higher. A limit order is not guaranteed to execute. The PRO Securities ATS utilizing the t0 Platform will not accept "market" orders, meaning an order to buy or sell a stock at an unspecified price. It also will not permit "all or none" orders. All unfilled orders will be canceled at the end of each trading day.

        "Immediate fill only" orders are limit orders that are canceled if they are not filled immediately. Immediate fill only orders that are not filled immediately will not appear on the public t0 site at all.

Funding Purchases After the Rights Offering

        After this offering has been consummated, in order to be able to place a purchase order on the PRO Securities ATS utilizing the t0 Platform, a Keystone customer must first have deposited funds with ETC by wire transfer and the funds must have cleared. The amount of the cleared funds will be credited to the customer's digital portfolio wallet. The customer may then place a purchase order through his or her online brokerage account with Keystone. The t0 Platform will debit the amount required for the purchase from the customer's digital portfolio wallet, and credit that amount to the customer's digital committed wallet. The amount credited to the committed wallet is then available only to effect the purchase of the shares at the price established by the customer.

Selling Shares

        To be able to place a sale order on the PRO Securities ATS utilizing the t0 Platform, a Keystone customer must first hold the shares to be sold in such customer's account. The customer may then place a sale order through such customer's online brokerage account with Keystone. The t0 Platform will debit the number of shares required for the sale from the customer's digital portfolio wallet, and credit that number of shares to the customer's digital committed wallet. The number of shares credited to the committed wallet is then available only to effect the sale of the shares at the price established by the customer.

Execution of Orders

        If the purchaser's order matches a seller's order, in whole or in part, the t0 Platform will cause the exchange of the shares for a digital representation of the appropriate amount of cash, will update the Proprietary Ledger and will report the transaction to ETC and Computershare. In order to match, the orders must be at the same price. However, the orders may be for different numbers of shares, in which case only the matching portion of the orders will be matched and executed. For example, an order to sell 1,000 shares at $15.00 and an order to purchase 300 shares at $15.00 would be matched with respect to 300 shares and the seller's sell order would remain open to sell 700 shares at $15.00. The t0 Platform does not permit "all or none" orders.

        When a match occurs, the exchange of the shares for a digital representation of the right to the appropriate amount of cash takes place between the purchaser's and the seller's committed wallets. After the exchange occurs, the shares and the digital representation of the right to the cash are then transferred to the purchaser's and the seller's portfolio wallets, respectively.

        All orders remaining unfilled at the end of each trading day (whether for purchases or sales) will be canceled, and all shares and rights to cash remaining credited to committed wallets at the end of each trading day will be transferred back to the customers' portfolio wallets. A customer may attempt to cancel an order before the end of the trading day, but will be unable to do so if or to the extent that the order has already matched and been executed.

        No actual cash or shares will be processed or in any way held by PRO Securities or the PRO Securities ATS or the t0 Platform. ETC will be responsible for maintaining custody and control over the customer's cash as well as the customer's shares of Series A Preferred. ETC will receive prompt notification of transactions in the Series A Preferred during the trading day, and will settle trades by moving cash between accounts at the end of each trading day, resulting in same-day settlement. Because Keystone will initially be the only broker-dealer licensed to provide access to the t0 Platform, Keystone's clearing broker ETC initially will be the only clearing broker handling the cash involved in all trades of the Series A Preferred.

Same Day Settlement

        Settlement of trades in the Series A Preferred will be deemed final when ETC moves funds among customer accounts. ETC will do so at the end of each trading day, resulting in same-day settlement of trades. In the future ETC's custody and settlement systems may be able to move funds between customer accounts in near real-time after order executions are recorded by the PRO Securities ATS on the Proprietary Ledger, which would result in near-real time settlement.

Public Trade Data; Potential Loss of Anonymity

        The t0 Platform uses the Bitcoin blockchain for anchoring purposes (embedding a digital fingerprint), although in the future the t0 Platform may use a different blockchain for anchoring purposes. Data available on the publicly distributed ledger pages will be anonymous, although digital wallet addresses and the trading history of each digital wallet (including the number of securities traded by each digital wallet, the price of each trade and the balance of the securities held in each digital wallet) will be included in the publicly distributed ledger pages. As a result, the trading history of each digital wallet will be available to the general public. Rights holders should not subscribe for shares of Series A Preferred if they would be concerned with having their wallets' trading history made public, even though anonymously, or if they are concerned that members of the public might be able to determine their identity. Members of the public may be able to determine the identity of the holders of wallets based on the information that the t0 Platform will make publicly available and other publicly available information, including any information that becomes public as a result of any beneficial reporting regulations that may become applicable to the Series A Preferred. In addition, Delaware law provides that any stockholder of the Company has the right upon written demand under oath stating the purpose of the demand, to inspect and copy the Company's stock ledger and a list of its stockholders for any proper purpose. Delaware law also requires the Company to make lists of its stockholders, including the number of shares held, available for inspection by stockholders of the Company in connection with stockholder meetings. Normally these lists disclose the identity of stockholders of record, but not stockholders who hold their shares through a bank, broker or other nominee (which we sometimes describe as holding shares in "street name"). Because all holders of the Series A Preferred will be holders of record, all of them will be subject to the risk of loss of their anonymity.

        From time to time, any of the Company, t0.com or any of the Company's other subsidiaries, Computershare, Keystone, ETC or others may receive subpoenas to compel testimony by a witness or the production of evidence relating to the ownership of shares of the Series A Preferred. The Company, t0.com and any of the Company's other subsidiaries intend to comply fully with any such subpoena, and the Company expects that each of Computershare, Keystone and ETC would do so as well. Any such subpoenas could result in the disclosure of the identity of holders of Series A Preferred and related information, including trading histories and numbers of shares held.

Keystone and ETC

        Keystone will be the only broker-dealer authorized to open accounts through which investors can access their shares of Series A Preferred, and thus the only broker-dealer able to provide investors with the ability to acquire, hold and sell shares of Series A Preferred for the foreseeable future. Although t0.com and PRO Securities may modify the t0 Platform in the future to accommodate multiple broker-dealer access to the t0 Platform, at present they have no immediate plans to do so. Keystone will perform all of the functions required to be performed by a retail broker-dealer in the on-boarding of new customers and maintenance of customer accounts, including conducting a suitability review, collecting Shareholder PII and conducting know-your-customer and other required compliance processes, including screenings required by regulations issued by the Office of Foreign Assets Control of the US Department of the Treasury. After Keystone has completed its compliance processes for a customer acquiring Series A Preferred, Keystone will cause the creation of digital wallets and key pairs for the customer. Each customer's digital portfolio wallet will be linked to a clearing account at ETC that the customer will use to fund purchasing power in the customer's digital portfolio wallet. A customer who desires to purchase Series A Preferred in the market after this offering will be required to deposit funds to the clearing account at ETC by wire transfer prior to a purchase and to wait for the funds to clear. ETC will not accept checks or ACH transfers to fund purchases of Series A Preferred. ETC will be responsible for maintaining custody and control over the customer's cash as well as the customer's shares of Series A Preferred. When buy and sell orders are matched and a trade is made in the PRO Securities ATS, the t0 Platform will cause the exchange of shares of Series A Preferred for a digital representation of the right to the appropriate amount of cash, will update the Proprietary Ledger and will report the transaction to each of Keystone, ETC and Computershare.

        Keystone will periodically update its records to reflect transactions in the Series A Preferred, and ETC, as Keystone's clearing broker, will transfer the actual cash for each purchase price from the purchaser's account to the seller's account at the end of each trading day, resulting in same-day settlement.

Routine and Non-Routine Transfers

        All ordinary course purchase and sale transactions initiated by purchasers and sellers through their Keystone accounts will be executed on the PRO Securities ATS utilizing the automated processes of the t0 Platform, as described in this prospectus supplement, without separate manual intervention by any of the relevant parties. Extraordinary transactions, however, may require manual intervention, which would be initiated by employees of ETC through the t0 Platform. For example, a unilateral transfer to a specific transferee, such as gift to a family member or charity, or an involuntary transfer pursuant to a court order, will require such manual intervention, and in any case the proposed transferee would be required to open the required account with Keystone. If an involuntary transfer is required and the intended transferee is unable or unwilling to open the required account with Keystone for any reason, Keystone will hold the relevant shares of Series A Preferred in escrow until Keystone receives (a) written instructions satisfactory to it signed by or on behalf of all parties having an interest in the transaction directing Keystone to either transfer the shares to an identified transferee who has an account with Keystone or sell the shares and deliver the proceeds to an identified recipient, (b) a court order directing Keystone to either transfer the shares to an identified transferee who has an account with Keystone or sell the shares and deliver the proceeds to an identified recipient, or (c) advice from its counsel to do otherwise. If for any reason Keystone is in doubt about the appropriate course of action, Keystone may elect to hold the shares in escrow pending a resolution and documentation satisfactory to Keystone.

Necessity of Account with Keystone

        Because an account with Keystone will be necessary in order to hold shares of Series A Preferred, any person who holds shares of the Series A Preferred will need to keep such person's account with Keystone open, and will need to pay account maintenance fees to Keystone in order to do so, at least until such person sells all Series A Preferred held in the account. If any person who holds shares of Series A Preferred fails to keep such person's account with Keystone open, Keystone may hold the relevant shares of Series A Preferred in escrow until Keystone receives payment of any applicable fees and (a) written instructions satisfactory to it signed by or on behalf of the former holder of the account directing Keystone to transfer the shares to an identified transferee who has an account with Keystone or sell the shares and deliver the proceeds to an identified recipient, (b) a court order directing Keystone to transfer the shares to an identified transferee who has an account with Keystone or sell the shares and deliver the proceeds to an identified recipient, or (c) advice from its counsel to do otherwise. To the extent permitted by applicable law, Keystone may exercise its rights pursuant to any lien it may hold with respect to such shares and may sell such shares in accordance with applicable law. If for any reason Keystone is in doubt about the appropriate course of action, Keystone may elect to hold the shares in escrow pending a resolution and documentation satisfactory to Keystone.

Transfer Agent

        Computershare Trust Company, N.A. will be the transfer agent for the Series A Preferred. If the t0 Platform or the Proprietary Ledger were ever to fail to operate as intended, PRO Securities would use its best efforts to work together with Computershare, Keystone and ETC to re-establish the anticipated functionality and, if appropriate, to implement an alternative, including the implementation of a traditional record-keeping system, for as long as necessary.

No Pledges

        Shares of Series A Preferred cannot be pledged or otherwise used as collateral for any obligation, although statutory liens may attach to Series A Preferred shares. Neither the Series A Preferred nor the Series B Preferred will be a margin security.

No Short Sales

        The t0 Platform does not permit short sales. Consequently, you will be unable to sell shares of Series A Preferred short.

Rule 144 Will Not Be Available

        Affiliates of a public company, including persons who were affiliates of the company at any time during the 90 days prior to their sale of that company's securities (collectively, "affiliates") often rely on Rule 144 under the Securities Act of 1933 ("Rule 144") in order to publicly resell securities of that company. If Rule 144 is not available, it is substantially more difficult for affiliates to publicly resell shares. We do not expect Rule 144 ever to be available for resales of Series A Preferred, and even if Rule 144 were available for resales of Series A Preferred, the volume limitation requirement under the rule likely would permit resales by affiliates only in very limited amounts. As a result, affiliates of the Company might be unable to resell shares of Series A Preferred unless we register their sales. To enable affiliates of the Company to resell shares of Series A Preferred (and Series B Preferred), we intend to register their resales and intend to enter into a registration rights agreement (the "Registration Rights Agreement") pursuant to which we will agree to file a registration statement for resales of Series A Preferred (and Series B Preferred) by our affiliates; however, such registration statement may not become or remain effective. Further, a seller under a registration statement may have liabilities that a seller under Rule 144 does not have. Any or all of these matters may cause affiliates of the Company to elect not to acquire shares of Series A Preferred, and may restrict any affiliates of the Company who do acquire shares of Series A Preferred from selling them. The occurrence of either of these events would further limit liquidity in the Series A Preferred. See "The Subscription Rights and the Rights Offering—Registration Rights Agreement," below, for a description of the Registration Rights Agreement.

Holders Cannot Convert or Exchange Shares

        Our common stock is listed on Nasdaq under the symbol "OSTK." Neither the Series A Preferred nor the Series B Preferred will be convertible into or exchangeable for shares of our common stock. Neither holders of Series A Preferred nor holders of Series B Preferred will have any right to convert their shares into any other security. However, we will have the right to convert the outstanding shares of Series A Preferred into shares of Series B Preferred at any time. The Series B Preferred will not be convertible into Series A Preferred or any other security. A holder of Series A Preferred who desires to move from the Series A Preferred into the Series B Preferred would be required to sell the Series A Preferred on the t0 Platform and purchase the Series B Preferred in the over-the-counter market. Similarly, a holder of Series B Preferred who desires to move from the Series B Preferred into the Series A Preferred would be required to sell the Series B Preferred in the over-the-counter market and purchase the Series A Preferred on the t0 Platform. A holder of either Series A Preferred or Series B Preferred who desires to move from the Series A Preferred or the Series B Preferred into our common stock would be required to sell the Series A Preferred on the t0 Platform or the Series B Preferred in the over-the-counter market, and purchase the common stock on Nasdaq.

DESCRIPTION OF SERIES A PREFERRED

        The following description is a summary of the material terms of our Blockchain Voting Series A Preferred Stock, which we refer to in this prospectus supplement as our Series A Preferred, but it is not complete. The following summary supplements and, to the extent that it is inconsistent, replaces the description of our preferred stock in the accompanying prospectus. This summary is subject to, and qualified in its entirety by, the rights, preferences and privileges of the Series A Preferred set forth in the form of the certificate of designation filed as an exhibit to our Current Report on Form 8-K filed on the date of this prospectus supplement. See also "Description of Series B Preferred," "Risk Factors," "Description of the t0 Platform and Related Matters," and the other information in this prospectus supplement.

General

        Under our Amended and Restated Certificate of Incorporation, our board of directors is authorized, without further stockholder action, to issue up to 5,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series, with such powers, designations, preferences and relative, participating, optional and other rights and such qualifications, limitations and restrictions thereof as shall be set forth in the resolutions providing therefor. At the consummation of this offering, subject to increase by our board of directors, we expect to issue up to a combined aggregate of 1,000,000 shares of preferred stock, including digital shares in the form of Blockchain Voting Series A Preferred Stock, $0.0001 par value per share, or "Series A Preferred." The Series A Preferred will be subject to unique restrictions, as described below.

        When issued, the Series A Preferred will be fully paid and nonassessable. Holders of Series A Preferred as such will have no preemptive or preferential or other rights to purchase or subscribe to any stock, obligations, warrants or other securities of ours. Holders of Series A Preferred will not have any right to convert their shares into any other security or to exchange their shares for any other security. However, we will have the right to convert the outstanding shares of Series A Preferred into shares of Series B Preferred at any time. The Series A Preferred will vote together with the Series B Preferred and the common stock and not as a separate class, except as required by law. Each share of Series A Preferred and of Series B Preferred will have one vote on all matters submitted to a vote of the holders of the common stock except as required by law. Holders of Series A Preferred will have a preferential right to an annual cash dividend equal to 1.0% of the Subscription Price, rounded to the nearest $0.01, in preference to any dividend payment to the holders of the common stock, subject to declaration by our board of directors. If declared, dividends will be paid to holders of record on a date set by our board of directors in its sole discretion. Dividends not paid will accrue annually on the anniversary of the original issuance date of the shares in this offering (the "Original Issuance Date") and will be entitled to be paid prior to any dividend to the holders of our common stock. Dividends on the Series A Preferred and the Series B Preferred will be paid pari passu with one another. In addition to its preferential dividend rights, the Series A Preferred will also be entitled to participate in any cash dividend paid to the holders of the common stock.

        We will have no obligation to pay any dividends to the holders of Series A Preferred unless (and only to the extent that) our board of directors approves and declares dividend payments to the holders of Series A Preferred or we pay a dividend to the holders of the common stock. Our board of directors will be under no obligation to declare any dividends on the Series A Preferred. Although we will be contractually restricted from paying a dividend on the common stock unless we have paid the cumulative 1.0% annual cash dividends contemplated by the Series A Preferred, we have never paid a dividend on the common stock and we have no intention of doing so. Consequently our failure to pay dividends on the Series A Preferred would in all likelihood have no effect on us, although it could adversely affect the trading price of the Series A Preferred. Further, our payment of dividends on the Series A Preferred will be subject to contractual and legal restrictions and other factors the board deems relevant. Our current credit agreement contains financial covenants that could limit our ability to pay dividends. The calculations that go into the financial covenants cannot necessarily be estimated in advance, and we are unable to give any assurance that we would be able to pay dividends on the Series A Preferred without violating our current credit agreement. Further, we may elect not to pay dividends on the Series A Preferred rather than modifying other proposed expenditures, including expenditures that may not be contractually required, to avoid violating our current credit agreement or risking doing so. Further, the agreements governing any future indebtedness of ours may further limit our ability to pay dividends on our capital stock, including the Series A Preferred. Additional securities that we may issue in the future may also limit our ability to pay dividends on the Series A Preferred. In addition, our ability to pay dividends is limited by applicable law.

        We will not list the Series A Preferred on any national market or other recognized securities exchange or any automated dealer quotation system or other recognized trading market. The Series A Preferred will trade exclusively on the PRO Securities ATS utilizing the t0 Platform. Trades on the PRO Securities ATS utilizing the t0 Platform settle on the trade date; there is no three-day settlement process. The ownership and transfer of the Series A Preferred will be recorded in an electronic data store, or Proprietary Ledger, that will be updated after a trade in the Series A Preferred and will be made public by the t0 Platform independent of the Bitcoin blockchain.

        The t0 Platform will embed a digital fingerprint in the Bitcoin blockchain that may be used by persons having the necessary technical skills to confirm that the public copies of the Proprietary Ledger have not been altered. Immediately prior to each public release of the Proprietary Ledger, the t0 Platform will provide an update to ETC. The Proprietary Ledger will not contain personal identifying information. Prior to this offering, there has been no public market for the Series A Preferred, and no digital security of ours or of any other issuer has traded publicly on the PRO Securities ATS utilizing the t0 Platform. See "Description of the t0 Platform and Related Matters."

Risks Relating to the Series A Preferred

        Investing in the Series A Preferred involves unusual and unique material risks. Please read "Risk Factors" beginning on page S-18 of this prospectus supplement, as well as "Description of the t0 Platform and Related Matters," "Description of Series B Preferred" and the other information in this prospectus supplement carefully.

Designation

        The Series A Preferred is designated as Blockchain Voting Series A Preferred Stock, $0.0001 par value per share. Dividends on the Series A Preferred are cumulative. The Series A Preferred is entitled to the dividend preference over the holders of the common stock described below, but is not entitled to any other preference. The Series A Preferred is convertible and redeemable at the option of the Company as described below, but is neither convertible nor redeemable at the option of the holder.

Authorized Shares

        The number of authorized shares of Series A Preferred is 2,000,000.

Unique Restrictions

        The Series A Preferred will be subject to a number of unique restrictions regarding ownership and transfers of the Series A Preferred. These unique restrictions will apply to persons who desire to acquire Series A Preferred in this offering, and also to persons who desire to purchase any such shares in any trading market that may develop after the completion of this offering. Persons who purchase Series A Preferred in any trading market that may develop after the completion of this offering will receive an account statement or transaction advice from Computershare informing them of the restrictions.

        The Series A Preferred will be issued as book-entry digital securities directly registered in the stockholder's name in the Company's books and records and recorded in a public distributed ledger. The t0 Platform will embed a digital fingerprint in the Bitcoin blockchain that may be used by persons having the necessary technical skills to confirm that the public copies of the Proprietary Ledger have not been altered. The Series A Preferred trading data (including the number of securities traded by each digital wallet, the price of each trade and the balance of the securities held in each digital wallet, but not personal identifying information) will be available to the general public. Shares of Series A Preferred may be held only through an online brokerage account established with Keystone, unless one or more other broker-dealers are subsequently designated by the Company. At the conclusion of this offering, Keystone will be the only broker-dealer authorized to open such accounts. All ordinary course purchase and sale transactions initiated by purchasers and sellers through their Keystone accounts will be executed on the PRO Securities ATS utilizing the automated processes of the t0 Platform. Unlike most securities, the Series A Preferred cannot be pledged or otherwise hypothecated or used as collateral for any obligation, although statutory liens may attach to Series A Preferred shares. Without limiting the foregoing, the Series A Preferred cannot be used as margin securities. The Series A Preferred also cannot be sold short.

        Only U.S. residents, entities and trusts meeting the following qualifications may subscribe for or purchase shares of Series A Preferred. Individual U.S. residents must provide a Form W-9 and must be either a United States citizen or a United States permanent resident alien who has maintained a residence in the United States for a minimum of one year and possesses a valid U.S. Social Security number. A corporation, partnership or limited liability company formed under the laws of the United States or any state thereof and that has a physical address in the United States and provides a valid U.S. employer identification number may also subscribe for and purchase shares of Series A Preferred. A trust may subscribe for and purchase shares of Series A Preferred only if it has a physical address in the United States and all of the trustees of the trust would qualify to purchase shares of Series A Preferred on their own behalf. With respect to trusts, Keystone may require additional information, including identification of the beneficiaries and information about the beneficiaries, as a condition to opening the account, and may decline to open the account in its sole discretion. In any such case, the trust would be unable to acquire shares of Series A Preferred. Permitted trusts will be deemed to be "beneficial owners" for purposes of qualifying as potential purchasers in this offering. The Series A Preferred may be held only directly by the beneficial owner, and cannot be held by any nominee or fiduciary (except that custodial accounts for minors will be permitted if the custodian would qualify to purchase shares of Series A Preferred on its own behalf, subject to the restrictions descried in this prospectus supplement), and cannot be held in any brokerage account except a brokerage account with Keystone as described in this prospectus supplement. In all cases prospective purchasers (of Series A and of Series B) must also be at least 18 years old and legally able to enter into binding contracts in the State of California and in the state of the prospective purchaser's residence, and must comply with any applicable laws, rules, regulations and procedures of the jurisdiction in which they reside.

        To subscribe for Series A Preferred, in addition to opening the required account with Keystone, a prospective subscriber must deposit the funds to be used to make the purchase with the Subscription Rights Agent in advance of the purchase, and the funds must have cleared prior to the expiration of the rights offering. Similarly, a prospective purchaser of Series A Preferred outside of the rights offering will need to deposit the funds for a proposed purchase by wire transfer to ETC in advance of the purchase, and the funds must have cleared.

        We do not expect Rule 144 under the Securities Act of 1933, as amended, ever to be available for public resales of the Series A Preferred. As a result, the federal securities laws may restrict affiliates of the Company and holders of "restricted" shares (as defined in Rule 144) from freely selling Series A Preferred. See "—Rule 144," and "The Subscription Rights and the Rights Offering—Registration Rights Agreement."

Rank

        The Series A Preferred and the Series B Preferred will rank with respect to rights upon our liquidation, winding-up or dissolution, as applicable:

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  on a parity with (i) each other, (ii) our common stock, (iii) any class of capital stock we issue in the future the terms of which provide that it will rank on a parity with any or all of the Series A Preferred, the Series B Preferred or the common stock and (iv) any other class of capital stock we issue in the future unless the terms of that stock provide that it ranks senior or junior to any or all of the Series A Preferred, the Series B Preferred and the common stock;

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  junior to each class of capital stock issued in the future the terms of which expressly provide that such capital stock will rank senior to the Series A Preferred, the Series B Preferred and the common stock; and

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  junior to all of our existing and future indebtedness (including trade payables).

        In addition, the Series A Preferred and the Series B Preferred, with respect to rights upon our liquidation, winding-up or dissolution, will be structurally subordinated to existing and future indebtedness of our subsidiaries as well as the capital stock of our subsidiaries held by third parties.

        As of September 30, 2016, we had liabilities of approximately $264.7 million and no outstanding shares of preferred stock. However, we may incur significant additional debt during the remainder of 2016 and 2017. See our Quarterly Report on Form 10-Q for the period ended September 30, 2016, which is incorporated into this prospectus supplement by reference.

Dividends

        The Series A Preferred will rank senior to the common stock with respect to dividends. Holders of Series A Preferred will be entitled to an annual cash dividend equal to 1.0% of the Subscription Price, rounded to the nearest $0.01, in preference to any dividend payment to the holders of the common stock, out of funds of the Company legally available for payment of dividends and subject to declaration by our board of directors. However, there is no assurance of any payment of any dividends on the Series A Preferred. If declared, dividends will be paid to holders of record on a date selected by our board of directors in its sole discretion. Dividends not paid will accrue annually on the anniversary of the Original Issuance Date and will be entitled to be paid prior to any dividend to the holders of our common stock. Dividends on the Series A Preferred and the Series B Preferred will be paid pari passu with one another. In addition to its preferential dividend rights, the Series A Preferred will also be entitled to participate in any cash dividend paid to the holders of the common stock. If the record date for any cash dividend to the holders of the common stock occurs while shares of Series A Preferred are outstanding, the holders of Series A Preferred outstanding on the record date will be entitled to the same amount per share of Series A Preferred as is paid per share of common stock. If we redeem or otherwise acquire shares of Series A Preferred prior to the record date for any dividend on the Series A Preferred, such redeemed or acquired shares of Series A Preferred will not be entitled to such dividend.

No Liquidation Preference

        In the event of any liquidation, dissolution or winding up of the Company, any amounts remaining available for distribution to stockholders after payment of all liabilities of the Company will be distributed pari passu among the holders of common stock, the holders of Series A Preferred and the holders of Series B Preferred, with each share of Series A Preferred and each share of Series B Preferred being treated as though it were a share of our common stock. Neither holders of Series A Preferred nor holders of Series B Preferred will have any preference over the holders of the common stock on any liquidation, dissolution or winding up of the Company. The holders of Series A Preferred also will not have any preference over the holders of Series B Preferred.

Redemption

        We may redeem any or all of the Series A Preferred at any time and from time to time at our option, by giving notice prior to the third anniversary of the Original Issuance Date. We will provide notice of any redemption of the Series A Preferred either through written notice delivered to the holders or solely by issuing a press release or making another public announcement. If we redeem fewer than all of the outstanding shares of Series A Preferred, we may select the shares to be redeemed by redeeming shares proportionally, by lot, or by any other equitable method. There are no restrictions on our redemption of shares of Series A Preferred while there is any arrearage in the payment of dividends; however, the redemption price would be the highest of three prices, one of which includes the amount of any accrued but unpaid dividends.

        The redemption price for any shares of Series A Preferred will be an amount equal to the highest of the following: (1) the Subscription Price plus any accrued but unpaid dividends, (2) 105% of the average trading price of the common stock during a five-trading-day period and (3) 105% of the average trading price of the Series A Preferred during the same five-trading-day period. The five-trading-day period or period will be determined by us in our sole discretion.

        Our redemption rights will terminate completely on the third anniversary of the Original Issuance Date unless we have given notice of redemption (by issuing a press release or otherwise making a public announcement, by mailing a notice of redemption or otherwise) prior to the third anniversary of the Original Issuance Date. If we give notice of redemption prior to the third anniversary of the Original Issuance Date, we may effect the redemption after the third anniversary of the Original Issuance Date.

        From and after any applicable redemption date, if funds necessary for the redemption are available and have been irrevocably deposited or set aside, then:

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  the shares will no longer be deemed outstanding;

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  the holders of the shares, as such, will cease to be stockholders; and

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  all rights with respect to the shares of Series A Preferred will terminate except the right of the holders to receive the redemption price, without interest.

No Sinking Fund

        There will not be any sinking fund for the Series A Preferred.

Potential Series A Preferred Repurchases by the Company on the t0 Platform

        We do not currently intend to repurchase, outside of our redemption rights, any of the Series A Preferred on the t0 Platform after they are issued. However, we could do so, subject to applicable regulations regarding issuer repurchases of their capital stock. If we do so, we would do so only at prices lower than the prices at which we are entitled to redeem the shares. Because our right to redeem the Series A Preferred will be at prices that will vary with the prices of our common stock as well as the prices of the Series A Preferred, and in any case would be no less than the Subscription Price, we will have an economic incentive to repurchase shares of Series A Preferred at their trading prices from time to time if those prices are lower than the prices at which we would be entitled to redeem shares of Series A Preferred. If we repurchase shares of Series A Preferred, the trading market for the Series A Preferred would become less liquid, which would likely cause the trading prices of the Series A Preferred to decrease further, which would give us an economic incentive to repurchase additional shares. The occurrence of the foregoing could have a material adverse effect on holders of the Series A Preferred and the liquidity in and trading prices of the Series A Preferred. There are no restrictions on our repurchase of shares of Series A Preferred while there is any arrearage in the payment of dividends.

Limited Anti-dilution Adjustments; No Price Protection

        The Series A Preferred will not be adjusted and no additional shares of Series A Preferred will be issued solely as a result of any future change to or affecting our common stock, except that we will use reasonable efforts to make a corresponding pro rata adjustment to the Series A Preferred if we effect any stock dividend, stock split or combination of our common stock. In connection with any such adjustments we would either pay cash in lieu of fractional shares or round any fractional share up to the nearest whole share. We will have no obligation to make any adjustment in an effort to affect the trading price of the Series A Preferred and will not do so.

No Conversion or Exchange Rights; Potential Conversion of Series A Preferred

        Holders of the Series A Preferred will not have any right to convert their shares into any other security or to exchange their shares for any other security, including our common stock. However, we will have the right to cause the conversion of the outstanding shares of Series A Preferred into shares of Series B Preferred at any time. In any such conversion each outstanding share of Series A Preferred would be converted into one share of Series B Preferred. If there is a dividend arrearage on the Series A Preferred and there is not an equal per share dividend arrearage on the Series B Preferred, we will make such dividend payment on the Series A Preferred or on the Series B Preferred as may be necessary in order to equalize such per share difference in such dividend arrearages prior to effecting any conversion of the outstanding shares of Series A Preferred into shares of Series B Preferred. Subject to such per share dividend arrearage equalization, if there is a dividend arrearage on the Series A Preferred at the time of any conversion of the Series A Preferred into Series B Preferred, the shares of Series B Preferred issued upon the conversion shall be deemed to be subject to the same dividend arrearage as all other then outstanding shares of Series B Preferred.

        If we were to cause the conversion of the outstanding shares of Series A Preferred into shares of Series B Preferred at a time when the Series B Preferred were trading at a price lower than the trading price of the Series A Preferred, holders of the Series A Preferred would likely experience an immediate and potentially material decrease in the market value of the Series A Preferred shares they hold and of the Series B Preferred shares they would receive upon the conversion.

        Because we will have the right to cause the outstanding shares of Series A Preferred to convert into shares of Series B Preferred at any time, you should not subscribe for shares of Series A Preferred unless you are willing to hold shares of Series B Preferred in lieu of shares of Series A Preferred. Further, because the terms of the Series B Preferred may be amended without the consent of the holders of the Series A Preferred, holders of Series A Preferred will be subject to the risk that their shares could be converted into shares of Series B Preferred having terms different from those described in this prospectus supplement.

Treatment in Merger

        If the Company is party to any merger or consolidation in which the common stock is changed into or exchanged for stock or other securities of any other person (or the Company) or cash or any other property (or a right to receive the foregoing), the Company will use all commercially reasonable efforts to cause each outstanding share of Series A Preferred to be treated as if such share were an additional outstanding share of common stock in connection with any such transaction; however, the Company may not be able to do so. Further, the Company could be involved in transactions other than a merger or consolidation in which the common stock might be changed into or exchanged for stock or other securities of another person (or the Company) or cash or any other property (or a right to receive the foregoing) in which the outstanding shares of Series A Preferred would not be treated as if such shares were additional outstanding shares of common stock. In any circumstance described in this paragraph, the Company may, but is not obligated to, redeem any or all of the Series A Preferred.

Voting Rights

        Except as otherwise required by law, the Series A Preferred will vote together with the shares of common stock and the shares of Series B Preferred (and not as a separate class) at any annual or special meeting of stockholders, but will have no other voting rights. Except as required by law, each holder of shares of Series A Preferred will be entitled to one vote for each share of Series A Preferred held on the record date for the vote as though each share of Series A Preferred were a share of our common stock. Holders of Series A Preferred will vote as a series on any amendment altering or changing the powers, preferences or special rights of the Series A Preferred that would adversely affect them. We have a classified board of directors, as a result of which only one-third of our board of directors is elected at each of our annual meetings of stockholders, and directors may be removed by the affirmative vote of the holders of the voting shares only for cause. No cumulative voting is permitted in the election of directors.

Form and Trading System

        The Series A Preferred will be uncertificated registered shares of our preferred stock that we will issue as digital securities, and will trade exclusively on the PRO Securities ATS utilizing the t0 Platform. See "Description of the t0 Platform and Related Matters," "The Subscription Rights and the Rights Offering—Registration Rights Agreement," and "Risk Factors."

Rule 144

        Affiliates of a public company, including persons who were affiliates of the company at any time during the 90 days prior to their sale of that company's securities (collectively, "affiliates") often rely on Rule 144 in order to publicly resell securities of that company. If Rule 144 is not available, it is substantially more difficult for affiliates to publicly resell shares. We do not expect Rule 144 to be available for resales of Series A Preferred. As a result, affiliates of the Company might be unable to publicly resell Series A Preferred unless we register their sales. The Registration Rights Agreement we intend to enter into for the benefit of our affiliates is described below under "The Subscription Rights and the Rights Offering—Registration Rights Agreement."

        Rule 144 also permits holders of "restricted" shares of a public company (whether or not they are affiliates of that company) to sell restricted securities of that company publicly, subject to certain conditions. "Restricted" shares include shares acquired directly or indirectly from the issuer, or from an affiliate of the issuer, in a transaction or chain of transactions not involving any public offering. Because all of the shares of Series A Preferred will be issued in a registered public offering, and because we expect to register the resale of shares of Series A Preferred by our affiliates, we do not anticipate that any outstanding shares of Series A Preferred will be "restricted" for purposes of Rule 144. However, any person who acquires any shares of Series A Preferred directly or indirectly from us, or directly or indirectly from any person who is then an affiliate of ours, in either case in a transaction or chain of transactions not involving any public offering (which term generally means registered offerings and sales under Rule 144), or who acquires shares of Series A Preferred in any other manner described in the definition of "restricted securities" in Rule 144, would acquire "restricted" shares. While we do not expect any such transaction to occur, Rule 144 is not expected to be available for public resales of any such shares of Series A Preferred.

Transfer Agent and Registrar

        Computershare Trust Company, N.A. will be the transfer agent and registrar, and its affiliate, Computershare Inc., will be the payment and conversion agent for the Series A Preferred.

DESCRIPTION OF SERIES B PREFERRED

        The following description is a summary of the material terms of our Voting Series B Preferred Stock, which we refer to in this prospectus supplement as our Series B Preferred, but it is not complete. The following summary supplements and, to the extent that it is inconsistent, replaces the description of our preferred stock in the accompanying prospectus. This summary is subject to, and qualified in its entirety by, the rights, preferences and privileges of the Series B Preferred set forth in the form of certificate of designation filed as an exhibit to our Current Report on Form 8-K filed on the date of this prospectus supplement. See also "Description of Series A Preferred," "Risk Factors," and the other information in this prospectus supplement.

  General

        Under our Amended and Restated Certificate of Incorporation, our board of directors is authorized, without further stockholder action, to issue up to 5,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series, with such powers, designations, preferences and relative, participating, optional and other rights and such qualifications, limitations and restrictions thereof as shall be set forth in the resolutions providing therefor. At the consummation of this offering, subject to increase by our board of directors, we expect to issue up to a combined aggregate of 1,000,000 shares of preferred stock, including shares in the form of Voting Series B Preferred Stock, $0.0001 par value per share, or "Series B Preferred."

        When issued, the Series B Preferred will be fully paid and nonassessable. Holders of Series B Preferred as such will have no preemptive or preferential or other rights to purchase or subscribe to any stock, obligations, warrants or other securities of ours. The Series B Preferred will not be convertible into or exchangeable for shares of our common stock or any other security. The Series B Preferred will vote together with the Series A Preferred and the common stock and not as a separate class, except as required by law. Each share of Series B Preferred and of Series A Preferred will have one vote on all matters submitted to a vote of the holders of the common stock except as required by law. Holders of Series B Preferred will have a preferential right to an annual cash dividend equal to 1.0% of the Subscription Price, rounded to the nearest $0.01, in preference to any dividend payment to the holders of the common stock, out of funds of the Company legally available for payment of dividends and subject to declaration by our board of directors. If declared, dividends will be paid to holders of record on a date set by our board of directors in its sole discretion. Dividends not paid will accrue annually on the anniversary of the Original Issuance Date and will be entitled to be paid prior to any dividend to the holders of our common stock. Dividends on the Series B Preferred and the Series A Preferred will be paid pari passu with one another. In addition to its preferential dividend rights, the Series B Preferred will also be entitled to participate in any cash dividend paid to the holders of the common stock.

        We will have no obligation to pay any dividends to the holders of Series B Preferred unless (and only to the extent that) our board of directors approves and declares dividend payments to the holders of the Series B Preferred or we pay a dividend to the holders of the common stock. Our board of directors will be under no obligation to declare any dividends on the Series B Preferred. Although we will be contractually restricted from paying a dividend on the common stock unless we have paid the cumulative 1.0% annual cash dividends contemplated by the Series B Preferred, we have never paid a dividend on the common stock and we have no intention of doing so. Consequently our failure to pay dividends on the Series B Preferred would in all likelihood have no effect on us at all, although it could adversely affect the trading price of the Series B Preferred. Further, our payment of dividends on the Series B Preferred will be subject to contractual and legal restrictions and other factors the board deems relevant. Our current credit agreement contains financial covenants that could limit our ability to pay dividends. The calculations that go into the financial covenants cannot necessarily be estimated in advance, and we are unable to give any assurance that we would be able to pay dividends on the

Series B Preferred without violating our current credit agreement. Further, we may elect not to pay dividends on the Series B Preferred rather than modifying other proposed expenditures, including expenditures that may not be contractually required, to avoid violating our current credit agreement or risking doing so. Further, the agreements governing any future indebtedness of ours may further limit our ability to pay dividends on our capital stock, including the Series B Preferred. Additional securities that we may issue in the future may also limit our ability to pay dividends on the Series B Preferred. In addition, our ability to pay dividends is limited by applicable law.

        The Series B Preferred will not be listed on any securities exchange. We expect the Series B Preferred to be quoted on the OTCQB market operated by OTC Markets Group. However, there is no assurance that the Series B Preferred will be quoted on the OTCQB market.

Risks Relating to the Series B Preferred

        Investing in the Series B Preferred involves material risks. Please read "Risk Factors" beginning on page S-18 of this prospectus supplement and the other information in this prospectus supplement carefully.

Designation

        The Series B Preferred is designated as Voting Series B Preferred Stock, $0.0001 par value per share. Dividends on the Series B Preferred are cumulative. The Series B Preferred is entitled to the dividend preference over the holders of the common stock described below, but is not entitled to any other preference. The Series B Preferred is redeemable at the option of the Company as described below, but is not redeemable at the option of the holder.

Authorized Shares

        The number of authorized shares of Series B Preferred is 2,000,000.

Rank

        The Series B Preferred and the Series A Preferred will rank with respect to rights upon our liquidation, winding-up or dissolution, as applicable:

  •
  on a parity with (i) each other, (ii) our common stock, (iii) any class of capital stock we issue in the future the terms of which provide that it will rank on a parity with any or all of the Series A Preferred, the Series B Preferred or the common stock and (iv) any other class of capital stock we issue in the future unless the terms of that stock provide that it ranks senior to any or all of the Series A Preferred, the Series B Preferred and the common stock;

  •
  junior to each class of capital stock issued in the future the terms of which expressly provide that such capital stock will rank senior to the Series A Preferred, the Series B Preferred and the common stock; and

  •
  junior to all of our existing and future indebtedness (including trade payables).

        In addition, the Series B Preferred and the Series A Preferred, with respect to rights upon our liquidation, winding-up or dissolution, will be structurally subordinated to existing and future indebtedness of our subsidiaries as well as the capital stock of our subsidiaries held by third parties.

        As of September 30, 2016, we had liabilities of approximately $264.7 million and no outstanding shares of preferred stock. However, we may incur significant additional debt during the remainder of 2016 and 2017. See our Quarterly Report on Form 10-Q for the period ended September 30, 2016, which is incorporated into this prospectus supplement by reference.

Dividends

        The Series B Preferred will rank senior to the common stock with respect to dividends. Holders of Series B Preferred will be entitled to an annual cash dividend equal to 1.0% of the Subscription Price, rounded to the nearest $0.01, in preference to any dividend payment to the holders of the common stock, subject to declaration by our board of directors. However, there is no assurance of any payment of any dividends on the Series B Preferred. If declared, dividends will be paid to holders of record on a date selected by our board of directors in its sole discretion. Dividends not paid will accrue annually on the anniversary of the Original Issuance Date and will be entitled to be paid prior to any dividend to the holders of our common stock. Dividends on the Series B Preferred and the Series A Preferred will be paid pari passu with one another. In addition to its preferential dividend rights, the Series B Preferred will also be entitled to participate in any cash dividend paid to the holders of the common stock. If the record date for any cash dividend to the holders of the common stock occurs while shares of Series B Preferred are outstanding, the holders of Series B Preferred outstanding on the record date shall be entitled to the same amount per share of Series B Preferred as is paid per share of common stock. If we redeem or otherwise acquire shares of Series B Preferred prior to the record date for any dividend on the Series B Preferred, such redeemed or acquired shares of Series B Preferred will not be entitled to such dividend.

No Liquidation Preference

        In the event of any liquidation, dissolution or winding up of the Company, any amounts remaining available for distribution to stockholders after payment of all liabilities of the Company will be distributed pari passu among the holders of common stock, the holders of Series B Preferred and the holders of Series A Preferred. Neither holders of Series B Preferred nor holders of Series A Preferred will have any preference over the holders of the common stock on any liquidation, dissolution or winding up of the Company. The holders of Series B Preferred also will not have any preference over the holders of Series A Preferred.

Redemption

        We may redeem any or all of the Series B Preferred at any time and from time to time at our option, by giving notice prior to the third anniversary of the Original Issuance Date. We will provide notice of any redemption of the Series B Preferred either through written notice delivered to the holders or solely by issuing a press release or making another public announcement. If we redeem fewer than all of the outstanding shares of Series B Preferred, we may select the shares to be redeemed by redeeming shares proportionally, by lot, or by any other equitable method. There are no restrictions on our redemption of shares of Series B Preferred while there is any arrearage in the payment of dividends.

        The redemption price for any shares of Series B Preferred will be an amount equal to the highest of the following: (1) the Subscription Price plus any accrued but unpaid dividends, (2) 105% of the average trading price of the common stock during a five-trading day period and (3) 105% of the average trading price of the Series B Preferred during the same five-trading day period. The five-trading-day period or period will be determined by us in our sole discretion.

        Our redemption rights will terminate completely on the third anniversary of the Original Issuance Date unless we have given notice of redemption (by issuing a press release or otherwise making a public announcement, by mailing a notice of redemption or otherwise) prior to the third anniversary of the Original Issuance Date. If we give notice of redemption prior to the third anniversary of the Original Issuance Date, we may effect the redemption after the third anniversary of the Original Issuance Date.

        From and after the applicable redemption date, if funds necessary for the redemption are available and have been irrevocably deposited or set aside, then:

  •
  the shares will no longer be deemed outstanding;

  •
  the holders of the shares, as such, will cease to be stockholders; and

  •
  all rights with respect to the shares of Series B Preferred will terminate except the right of the holders to receive the redemption price, without interest.

No Sinking Fund

        There will not be any sinking fund for the Series B Preferred.

Potential Series B Preferred Repurchases by the Company in the Over-the-Counter Market

        We do not currently intend to repurchase, outside of our redemption rights, any of the Series B Preferred in the over the counter market after they are issued. However, we could do so, subject to applicable regulations regarding issuer repurchases of their capital stock. If we do so, we would do so only at prices lower than the prices at which we might be entitled to redeem the shares. Because our right to redeem the Series B Preferred will be at prices that will vary with the prices of our common stock as well as the prices of the Series B Preferred, and in any case would be no less than the Subscription Price, we will have an economic incentive to repurchase shares of Series B Preferred at their trading prices from time to time if those prices are lower than the prices at which we would be entitled to redeem the shares. If we repurchase shares of Series B Preferred, the trading market for the Series B Preferred would become less liquid, which would likely cause the trading prices of the Series B Preferred to decrease further, which would give us an economic incentive to repurchase additional shares. The occurrence of the foregoing would have a material adverse effect on holders of the Series B Preferred and the liquidity in and trading prices of the Series B Preferred. There are no restrictions on our repurchase of shares of Series B Preferred while there is any arrearage in the payment of dividends; however, the redemption price would be the highest of three prices, one of which includes the amount of any accrued but unpaid dividends.

Limited Anti-dilution Adjustments; No Price Protection

        The Series B Preferred will not be adjusted and no additional shares of Series B Preferred will be issued solely as a result of any future change to or affecting our common stock, except that we will use reasonable efforts to make a corresponding pro rata adjustment to the Series B Preferred if we effect any stock dividend, stock split or combination of our common stock. In connection with any such adjustments we would either pay cash in lieu of fractional shares or round any fractional share up to the nearest whole share. We will have no obligation to make any adjustment in an effort to affect the trading price of the Series B Preferred and will not do so.

No Conversion or Exchange Rights

        The Series B Preferred will not be convertible into or exchangeable for shares of our common stock or any other security.

Treatment in Merger

        If the Company is party to any merger or consolidation in which the common stock is changed into or exchanged for stock or other securities of any other person (or the Company) or cash or any other property (or a right to receive the foregoing), the Company will use all commercially reasonable efforts to cause each outstanding share of Series B Preferred to be treated as if such share were an additional outstanding share of common stock in connection with any such transaction; however, the Company may not be able to do so. Further, the Company could be involved in transactions other than a merger or consolidation in which the common stock might be changed into or exchanged for stock or other securities of another person (or the Company) or cash or any other property (or a right to receive the foregoing) in which the outstanding shares of Series B Preferred would not be treated as if such shares were additional outstanding shares of common stock. In any circumstance described in this paragraph, the Company may, but is not obligated to, redeem any or all of the Series B Preferred.

Voting Rights

        Except as otherwise required by law, the Series B Preferred will vote with the shares of common stock and the shares of Series A Preferred (and not as a separate class) at any annual or special meeting of stockholders, but will have no other voting rights. Except as required by law, each holder of shares of Series B Preferred shall be entitled to one vote for each share of Series B Preferred held on the record date as though each share of Series B Preferred were a share of our common stock. Holders of the Series B Preferred will vote as a series on any amendment altering or changing the powers, preferences or special rights of the Series B Preferred so as to affect them adversely. We have a classified board of directors, as a result of which only one-third of our board of directors is elected at each of our annual meetings of stockholders, and directors may be removed by the affirmative vote of the holders of the voting shares only for cause. No cumulative voting is permitted in the election of directors.

Form and Trading System

        The Series B Preferred will be non-digital shares of our preferred stock, and may be issued as registered book-entry shares or, at the holder's election, held beneficially in an account at a broker chosen by the holder. Registered shares of Series B Preferred may be certificated or uncertificated. The Series B Preferred will not be listed on any securities exchange. We expect the Series B Preferred to be quoted on the OTCQB market operated by OTC Markets Group. However, there is no assurance that the Series B Preferred will be quoted on the OTCQB market.

Rule 144

        Affiliates of a public company, including persons who were affiliates of the company at any time during the 90 days prior to their sale of that company's securities (collectively, "affiliates") and holders of "restricted" securities (as defined in Rule 144) often rely on Rule 144 in order to publicly resell securities of that company. Affiliates who sell under Rule 144 are subject to the volume limitations of Rule 144. Because the number of shares of Series B Preferred outstanding may be very small, Rule 144 may permit resales by affiliates only in very small amounts. As a result, affiliates of the Company might be unable to publicly resell Series B Preferred in excess of the volume limit of Rule 144 unless we register their sales. To enable affiliates of the Company to publicly resell Series B Preferred in excess of the volume limit of Rule 144, we intend to register their resales; however, we may not be able to do so. As a result, the federal securities laws may restrict affiliates of the Company from selling Series B Preferred in excess of the volume limit of Rule 144. The Registration Rights Agreement we intend to enter into for the benefit of our affiliates is described below under "The Subscription Rights and the Rights Offering—Registration Rights Agreement."

Transfer Agent and Registrar

        Computershare Trust Company, N.A. will be the transfer agent and registrar, and its affiliate, Computershare Inc., will be the payment agent for the Series B Preferred.

THE SUBSCRIPTION RIGHTS AND THE RIGHTS OFFERING

The Subscription Rights

        We are distributing to the record holders of our common stock as of the record date non-transferable subscription rights to subscribe for shares of our Series A Preferred, Series B Preferred, or any combination of both series. Neither the Series A Preferred nor the Series B Preferred is fungible with shares of our common stock.

        The subscription rights entitle the holders of our common stock as of the record date for the rights offering to subscribe for up to an aggregate of 1,000,000 shares of Series A Preferred, Series B Preferred or any combination of both series for an aggregate Subscription Price of up to approximately $15.7 million, subject to modification of the size of the offering by our board of directors. Our board of directors, in its sole discretion, will have the right to increase the size of the offering up to an aggregate of 2,000,000 shares of Series A Preferred and Series B Preferred, as described below, and will also have the right, in its sole discretion, to decrease the size of the offering to an aggregate of fewer than 1,000,000 shares. Our board of directors will have no obligation to increase or decrease the size of the offering.

        Each holder of record of our common stock as of the record date for the rights offering will receive one subscription right for each 10 shares of our common stock owned by such holder as of 4:00 p.m., Eastern time, on the record date. Each holder of one or more but less than 10 shares of our common stock as of 4:00 p.m., Eastern time on the record date will nevertheless receive one subscription right. Holders of more than 10 shares of our common stock holding a number of shares not evenly divisible by 10 will receive one additional subscription right for the remainder of nine or fewer shares (the "Step-Up Right").

        Each subscription right will entitle the holder to a basic subscription privilege and an over-subscription privilege, which are described below. If the aggregate number of shares for which we receive valid subscriptions exceeds the aggregate number of shares offered, we will prorate all subscriptions across both series, even if one series is under-subscribed and the other is over-subscribed. Because we are issuing approximately 2,542,000 subscription rights but are offering only 1,000,000 shares, if all holders exercise their basic subscription privileges fully, the shares allocated to all rights holders would be prorated and, unless our board of directors elects to increase or decrease the size of the offering, each rights holder would be allocated only approximately 39.3% of the total number of shares subscribed for. The number of shares allocated to each subscriber will be rounded up to the nearest whole share to eliminate fractional shares, subject to Board approval of the necessary additional shares. If any proration is necessary, subscriptions for shares of both series will be prorated, even if subscriptions for a relatively small number of shares of one series are submitted. If proration is necessary, but our Board does not approve the additional shares necessary to round the shares up to the nearest whole number, we will round all share allocations down to the nearest whole number.

        To subscribe for any shares of Series A Preferred pursuant to your subscription rights, you must be one of the following:

  •
  a United States citizen with a United States address or a United States permanent resident alien who has maintained a residence in the United States for a minimum of one year and possesses a valid U.S. Social Security number;

  •
  a corporation, partnership or limited liability company formed under the laws of the United States or any state thereof and that has a physical address in the United States and provides a valid U.S. employer identification number;

  •
  a trust, all of the trustees of which would qualify to purchase shares of Series A Preferred on their own behalf, and that has a physical address in the United States; or

  •
  to the extent permitted in accordance with the policies and procedures of Keystone or another broker-dealer designated by the Company from time to time, a custodian for an account for one or more minors, the custodian of which would qualify to purchase shares of Series A Preferred on its own behalf.

        Non-U.S. residents may be able to subscribe for and purchase shares of Series B Preferred to the extent such purchases do not violate any law, rule, regulation or other requirement or prohibition and do not require any registration or qualification or other action by or on behalf of the Company or any other entity involved in the offering with any governmental agency or authority. However, we will not mail this prospectus supplement or the rights certificates to stockholders whose addresses are outside the United States or who have an army post office or foreign post office address. The Subscription Rights Agent will hold the rights certificates for their account. To exercise subscription rights, our foreign stockholders must notify the Subscription Rights Agent and timely follow the procedures described below in "—Foreign Stockholders."

        Accounts at Keystone must be opened in the exact name (or names, in case of joint accounts) of the beneficial holder(s) of the subscription rights. For example, if "John and Jane Doe, JTWROS" are the record holders of our common stock as reflected on our stockholder books and records on the record date, and they want to open an account with Keystone to acquire shares of Series A Preferred, they must open their Keystone account in the name of "John and Jane Doe, JTWROS." Similarly, if John and Jane Doe hold shares of our common stock in a brokerage account, and their brokerage account is in the name "John and Jane Doe, Tenants in Common," they must open their Keystone account in the name of "John and Jane Doe, Tenants in Common." Changes to the ownership or type of an account with Keystone will be permitted only after the completion of this rights offering, after the Series A Preferred shares are allocated to the account.

Basic Subscription Privilege

        The basic subscription privilege of each subscription right gives our stockholders of record as of the record date the opportunity to subscribe for one share of our Series A Preferred or one share of our Series B Preferred at the Subscription Price; however, to subscribe, rights holders must fund their subscriptions at the Maximum Price of $15.68 per share. We have granted to you, as a stockholder of record as of 4:00 p.m., Eastern time, on the record date, one subscription right for each 10 shares of our common stock you owned at that time. For example, if you owned 1,000 shares of our common stock as of 4:00 p.m., Eastern time, on the record date, you would receive 100 subscription rights and would have the right, subject to proration, to subscribe for up to 100 shares of our Series A Preferred, Series B Preferred, or any combination of both series, at the Subscription Price per share with your basic subscription privilege. If you fully exercise your basic subscription privilege solely for shares of one series, you will also be entitled to an unlimited over-subscription privilege, in each case subject to proration as described in this prospectus supplement. You may exercise the basic subscription privilege of any number of your subscription rights, or you may choose not to exercise any subscription rights. If you exercise your basic subscription privilege, you may elect to subscribe for shares of Series A Preferred, Series B Preferred, or any combination of both series up to the number of subscription rights you hold. However, if you exercise your basic subscription privilege for shares of both series, you will not be entitled to any over-subscription privilege. Further, all subscriptions, including those pursuant to the basic subscription privilege, will be subject to proration as described in this prospectus supplement.

        If you hold your shares in the name of a bank, broker or other nominee who uses the services of the Depository Trust Company, or DTC, DTC will issue one subscription right to the nominee for each 10 shares of our common stock you own at the record date plus one additional right if applicable pursuant to the Step-Up Right. The basic subscription privilege of each subscription right can then be used, subject to proration, to subscribe for one share of our Series A Preferred or one share of our

Series B Preferred for the Subscription Price per share. As in the example above, if you owned 1,000 shares of our common stock on the record date, you would receive 100 subscription rights and would have the right to subscribe for up to 100 shares of our Series A Preferred, our Series B Preferred, or any combination of both series, at the Subscription Price per share with your basic subscription privilege, subject to proration as described in this prospectus supplement. If you fully exercise your basic subscription privilege solely for shares of one series, you would also be entitled to an unlimited over-subscription privilege, subject to proration as described in this prospectus supplement.

        If the aggregate number of shares of Series A Preferred and Series B Preferred for which subscription rights are exercised exceeds 1,000,000 shares, our board of directors, in its sole discretion, will have the right, but no obligation, to increase the size of the offering up to an aggregate of 2,000,000 shares of Series A Preferred and Series B Preferred. Our board of directors will also have the right to decrease the size of the offering to a total number of shares fewer than 1,000,000. If an insufficient number of shares is available to fully satisfy all basic subscription privilege requests, we will allocate the available shares of Series A Preferred or Series B Preferred, as applicable, pro rata among those holders validly exercising their basic subscription privilege in proportion to the product (rounded down to the nearest whole number so that the aggregate number of shares does not exceed the aggregate number of shares offered) obtained by multiplying the number of shares such holder subscribed for under the basic subscription privilege by a fraction (A) the numerator of which is the aggregate number of shares ultimately authorized by the board to be issued in this offering, and (B) the denominator of which is the total number of shares sought to be subscribed for under the basic subscription privilege by all holders exercising their basic subscription privilege, unless our Board approves sufficient additional shares to permit us to round shares up to the nearest whole number, in which case we will round the shares up. All subscriptions, including subscriptions pursuant to the basic subscription privilege, and regardless of whether the board has increased or decreased the size of the offering, will be subject to proration. The Subscription Rights Agent will notify rights holders of the number of shares allocated to each holder exercising the basic subscription privilege as promptly as may be practicable after the allocations are completed. Any excess subscription payments received by the Subscription Rights Agent will be returned promptly, without interest.

Over-Subscription Privilege

        If you fully exercise your basic subscription privilege solely for shares of one series, the over-subscription privilege entitles you to subscribe for additional shares of that same series unclaimed by other holders of rights in this offering at the same Subscription Price per share, subject to proration as described in this prospectus supplement. You may exercise your over-subscription privilege only for shares of the one series that you subscribed for pursuant to your basic subscription privilege. Except as noted below, if an insufficient number of shares is available to fully satisfy all over-subscription privilege requests, we will allocate the available shares of Series A Preferred or Series B Preferred, as applicable, pro rata among those holders exercising their over-subscription privilege in proportion to the product (rounded down to the nearest whole number so that the aggregate number of shares does not exceed the aggregate number offered) obtained by multiplying the number of shares such holder subscribed for pursuant to the over-subscription privilege by a fraction (A) the numerator of which is the number of unsubscribed shares and (B) the denominator of which is the total number of shares sought to be subscribed for pursuant to the over-subscription privilege by all holders participating in such over-subscription. However, if our Board approves sufficient additional shares to permit us to round shares up to the nearest whole number, we will round the shares up. The Subscription Rights Agent will notify rights holders of the number of shares, if any, allocated to each holder exercising the over-subscription privilege as promptly as may be practicable after the allocations are completed. To properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege in time for your funds to clear (which may take the clearing institutions five or more business days) prior to the end of the subscription period. Because you and we will not know the Subscription Price or the total number of unsubscribed shares prior to the expiration of the subscription period, you will need to deliver payment in an amount equal to the aggregate Maximum Price for the maximum number of shares of our Series A Preferred or shares of our Series B Preferred that you desire to subscribe for.

        There may not be sufficient shares available to fill either your basic subscription privilege or your over-subscription privilege. We will only honor over-subscription privileges to the extent sufficient unsubscribed shares are available following the exercise of subscription rights under the basic subscription privilege. We will not issue more than 1,000,000 shares, in the aggregate, of Series A Preferred and Series B Preferred, unless our board of directors authorizes an increase in the size of the offering. Our board of directors has no obligation to authorize any increase in the size of the offering. In any case, we will not issue more than 2,000,000 shares, in the aggregate, of Series A Preferred and Series B Preferred in the offering.

        To the extent the amount you actually paid in connection with the exercise of the subscription privileges is less than the aggregate Subscription Price of the maximum number of shares available to you, you will be allocated only the number of shares for which you actually paid. All subscriptions must be funded assuming that the Subscription Price will be equal to the Maximum Price. Any excess subscription payments received by the Subscription Rights Agent will be returned promptly, without interest.

Proration in the Event of an Extension of the Rights Offering

        We have the option to extend the subscription period for a period not to exceed 30 days, at our sole discretion. If we extend the subscription period, (i) all basic subscription privileges exercised prior to the beginning of the extension period will be honored first, (ii) all over-subscription privileges exercised prior to the beginning of the extension period will be honored second, and (iii) all basic and over-subscription privileges exercised during the extension period will be filled daily on a first-come, first-served basis. If the rights offering is extended and over-subscribed, subscriptions received on the day on which the offering is first over-subscribed will be prorated.

Limitation on Exercise of Basic Subscription Privilege and Over-Subscription Privilege

        If the rights offering is over-subscribed, in which case the total number of shares available in the rights offering will be allocated to participating holders on a pro rata basis, as set forth more fully elsewhere in this prospectus supplement, then the number of shares that each participating holder will be eligible to receive will depend upon the number of subscription rights exercised by the holder, the total number of subscription rights exercised, and whether our board of directors, in its sole discretion, elects to change the size of the offering. All subscriptions, including subscriptions pursuant to the basic subscription privilege, will be subject to proration. Because we are issuing approximately 2,542,000 subscription rights but are offering only 1,000,000 shares, if all holders exercise their basic subscription privileges fully, the shares allocated to all rights holders would be prorated and, unless our board of directors elects to increase or decrease the size of the offering, each rights holder would be allocated only approximately 39.3% of the total number of shares subscribed for. The number of shares allocated to each subscriber will be rounded up to the nearest whole share to eliminate fractional shares, subject to Board approval of the necessary additional shares. If any proration is necessary, subscriptions for shares of both series will be prorated, even if subscriptions for a relatively small number of shares of one series are submitted. If proration is necessary, but our Board does not approve the additional shares necessary to round the shares up to the nearest whole number, we will round all share allocations down to the nearest whole number.

        If the exercise by a holder of the basic subscription privilege or the over-subscription privilege could, as determined by the Company in its sole discretion, potentially result in a limitation on the Company's ability to use net operating losses, tax credits and other tax attributes, which we refer to as the "Tax Attributes," under the Code and rules promulgated by the IRS, the Company may, but is under no obligation to, reduce the exercise by such holder of the basic subscription privilege or the over-subscription privilege to such number of shares of Series A Preferred, Series B Preferred, or shares of both series, as the Company in its sole discretion shall determine to be advisable in order to preserve the Company's ability to use the Tax Attributes.

Allocations

        The Subscription Rights Agent will perform the allocations of the Series A Preferred and Series B Preferred in this offering. Because of the logistical requirements for opening accounts with Keystone in order to be able to exercise subscription rights to acquire shares of Series A Preferred, we expect that it will take approximately ten business days after the expiration of the subscription period for Keystone to open the required accounts for rights holders who desire to acquire shares of Series A Preferred and for the Subscription Rights Agent to thereafter perform the allocations. However, the processes could take longer. We will have the right to take up to 20 business days after the expiration of the subscription period for Keystone to open the required accounts and for the Subscription Rights Agent to perform the allocations. If they are unable to do so by the close of business on the 20th business day after the expiration of the subscription period, holders will be entitled to cancel their subscriptions and receive a full refund of their subscription amounts. The Subscription Rights Agent will notify rights holders who validly exercise their subscription rights of the number of shares allocated to each promptly after completion of the allocation process.

Reasons for the Rights Offering

        Our management began to see the potential for extraordinary changes in the technology that underlies financial transactions, and the potential for business opportunities, when we began accepting Bitcoin as payment in our traditional ecommerce business. More recently, our majority-owned subsidiary t0.com developed financial technology software now known as the t0 Platform and licensed to PRO Securities by t0.com for use in connection with the registered alternative trading system operated by PRO Securities. The t0 Platform uses the Bitcoin blockchain for anchoring purposes, although in the future the t0 Platform may use a different blockchain for anchoring purposes. We created the Series A Preferred and are conducting the rights offering primarily to enable t0.com to demonstrate the operation of the t0 Platform because we believe that it has significant potential value. We are offering the Series A Preferred to our stockholders in this rights offering because our stockholders are already familiar with our Company. We intend to use the net proceeds of the offering for general corporate purposes, which may include working capital, capital expenditures and other corporate expenses. See "Use of Proceeds."

        In authorizing the rights offering, our board of directors considered alternative types of transactions and concluded that a public offering of securities issued by the Company to our own stockholders on the new t0 Platform was the most practicable means available of demonstrating the operation of the t0 Platform. However, while our board of directors determined that the creation and offering of the Series A Preferred and the Series B Preferred is advisable and in the best interests of the Company and our stockholders in the aggregate, our board of directors is making no recommendation regarding your exercise of the subscription rights. You should evaluate an investment in the Series A Preferred and/or the Series B Preferred based solely on your own interests and should consider your own personal investment interests carefully before making any decision to exercise your subscription rights.

        Although our primary objective in creating and offering the Series A Preferred is to enable t0.com to demonstrate the viability of the t0 Platform, our board of directors wanted to provide an alternative for any rights holder who wishes to invest in the Series A Preferred but is unable or unwilling to invest in the Series A Preferred, which is a security that can be traded only on a novel trading system that we expect to have very limited liquidity and that is subject to the unique and material risks described in this prospectus supplement and in the prospectus. Consequently, our board determined to create the Series B Preferred, which has the same voting and dividend rights and rights upon liquidation as the Series A Preferred, but will trade in the over-the-counter market and not on the t0 Platform. However, any trading market that may develop for the Series B Preferred may also have very limited liquidity.

Method of Exercising Subscription Rights

        To properly exercise your basic subscription privilege (or both your basic subscription privilege and your over-subscription privilege), you must deliver the subscription payment in time for your funds to clear (which may take the clearing institutions five or more business days) prior to the end of the subscription period. Because you and we will not know the Subscription Price prior to the end of the subscription period, you will be required to deliver your subscription payment at the Maximum Price of $15.68 per share. Further, because you and we will not know the total number of unsubscribed shares prior to the expiration of the subscription period, you will need to deliver payment in an amount equal to the aggregate Maximum Price for the maximum number of shares of our Series A Preferred and/or shares of our Series B Preferred that you desire to subscribe for. See "The Rights Offering—The Subscription Rights—Basic Subscription Privilege" and "—Over-Subscription Privilege." Any excess subscription payments received by the Subscription Rights Agent will be returned promptly, without interest.

        The method of exercise depends on whether you want to subscribe for shares of the Series A Preferred, shares of the Series B Preferred or both.

        Series A Preferred—In order to exercise your Subscription Rights for shares of Series A Preferred, you must go to the subscription portal created by the Subscription Rights Agent located at https://www.mydigitalshares.com (the "Subscription Portal") and follow the instructions on the Subscription Portal. You will need your account code and control number (which are located on your rights certificate) when completing any subscription on the Subscription Portal. As described on the Subscription Portal, if you hold your shares of our common stock in street name, you will need to initiate your exercise of your Subscription Rights for shares of Series A Preferred through your bank, broker or other nominee. Whether you hold your shares of common stock in street name or are a registered holder, you will also need to (a) complete the subscription process on the Subscription Portal, (b) open the required online brokerage account with Keystone, and (c) deliver payment, in time for your funds to clear by the end of the subscription period, in an amount equal to the aggregate Maximum Price for the maximum number of shares that you desire to subscribe for. See the instructions on the Subscription Portal for further details.

        Series B Preferred—In order to exercise your Subscription Rights for shares of Series B Preferred, you must complete and return your subscription rights certificate to the Subscription Rights Agent as described in the rights certificate and subscription documents sent to you with this prospectus supplement and available from the Information Agent. If you hold your shares of our common stock in street name, you will need to initiate your exercise of your Subscription Rights for shares of Series B Preferred through your bank, broker or other nominee. Whether you hold your shares of our common stock in street name or are a registered holder, you will also need to (a) complete the subscription process as described on your rights certificate and in the subscription documents sent to you with this prospectus supplement and available from the Information Agent and (b) deliver payment, in time for your funds to clear by the end of the subscription period, in an amount equal to the aggregate Maximum Price for the maximum number of shares that you desire to subscribe for. See the instructions on your rights certificate and the accompanying instructions sent to you with this prospectus supplement and available from the Information Agent for further details.

        Both Series A Preferred and Series B Preferred—In order to exercise your Subscription Rights for shares of both series, you must complete the subscription process for each of them as summarized above. If you subscribe for shares of both series, you will not be entitled to any over-subscription privilege.

        You should direct any questions or requests for assistance concerning the method of subscribing for the shares of our Series A Preferred or Series B Preferred, or for additional copies of this prospectus supplement and the related prospectus, to the information agent, Georgeson LLC, at (866) 432-2791 or by email at Overstock@Georgeson.com.

        The exercise of subscription rights will be irrevocable and may not be cancelled or modified, even if the rights offering is extended by our board of directors, unless we amend the subscription period to extend it by more than 30 days or make a fundamental change to the terms of the rights offering set forth in this prospectus supplement or are unable to complete the allocation of the shares in the offering by the close of business on the 20th business day after the termination of the subscription period. In any such case, you may cancel your subscription and receive a prompt refund of any money you have advanced.

        No guaranteed delivery procedures will be available in this offering. Consequently, rights holders who desire to exercise their subscription rights should act promptly. You should keep in mind that your payment must clear prior to the end of the subscription period. If you plan to pay by uncertified check, your payment may take five or more business days to clear after it is received by the Subscription Rights Agent, so you should plan to deliver your payment to the Subscription Rights Agent sufficiently in advance of the end of the subscription period to ensure that your check will clear prior to expiration of the subscription period.

Expiration Date and Amendments

        The subscription rights may be exercised at any time beginning on November 15, 2016 and prior to the expiration of the subscription period, which is on December 6, 2016, at 5:00 p.m., Eastern time, unless the subscription period is extended. If you elect to exercise any subscription rights for shares of Series A Preferred, you must complete the online process using the Subscription Portal, open a brokerage account with Keystone, and deliver your payment to the Subscription Rights Agent as described on the Subscription Portal prior to the end of the subscription period. If you elect to exercise any rights to subscribe for shares of Series B Preferred, you must complete the rights certificate and deliver to the Subscription Rights Agent your completed rights certificate and all other required documents and payments prior to the expiration of the subscription period. You should keep in mind that your payment must clear prior to the end of the subscription period. If you plan to pay by uncertified check, your payment may take five or more business days to clear after it is received by the Subscription Rights Agent, so you should plan to deliver your payment to the Subscription Rights Agent sufficiently in advance of the end of the subscription period to ensure that your check will clear prior to expiration of the subscription period.

        If you do not exercise your subscription rights on a timely basis, your subscription rights will expire and will no longer be exercisable. We will not be required to issue shares of our Series A Preferred or Series B Preferred to you if you have not completed the entire subscription process for the shares you wish to subscribe for or if your payment has not cleared prior to the end of the subscription period. Because it may take five or more business days for your payment to clear after it is received by the Subscription Rights Agent, if you want to exercise any of your subscription rights, you should do so promptly.

        We may extend the subscription period up to an additional 30 days, at our sole discretion. We do not presently intend to extend the subscription period. If we elect to extend the subscription period, we will issue a press release announcing such extension no later than 9:00 a.m., Eastern time, on the next business day after the most recently announced expiration time of the rights offering. We will extend the subscription period as required by applicable law or regulation and may choose to extend it if we decide to give investors more time to exercise their subscription rights in the rights offering. If we elect to extend the subscription period for a period of more than 30 days, then holders who have subscribed for rights may cancel their subscriptions and receive a prompt refund of all subscription payments advanced.

        Our board of directors also has the right to amend or modify the other terms of the rights offering in its sole discretion. If we make any fundamental change to the terms of the rights offering set forth in this prospectus supplement, we will offer persons who have exercised their subscription rights the opportunity to cancel their subscriptions and the Subscription Rights Agent will refund the funds advanced by each such person promptly and recirculate an updated prospectus supplement. In addition, upon such event, we may extend the subscription period to allow holders of subscription rights ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the rights offering and the new expiration date. The terms of the rights offering cannot be modified or amended after the expiration date of the rights offering. Although we do not presently intend to do so, we may choose to amend or modify the terms of the rights offering for any reason, including, without limitation, in order to increase participation in the rights offering. Such amendments or modifications may include a change in the Subscription Price, although we do not currently anticipate any such change. Neither an increase nor a decrease in the size of the offering will constitute a fundamental change to the terms of the offering, and neither an increase nor a decrease would give persons who have exercised their subscription rights the opportunity to cancel their subscriptions.

Subscription Price

        The method for determining the Subscription Price was determined by our board of directors, with the advice of the dealer-manager for the offering, Source Capital Group, Inc.. In establishing the method for determining the Subscription Price, our board did not take into account the anticipated limited liquidity in the potential trading of the Series A Preferred and Series B Preferred, because the board had no way to estimate the future extent or absence of trading activity in either the Series A Preferred or the Series B Preferred. However, trading activity in the Series A Preferred, the Series B Preferred or both may be very limited, which we expect would adversely affect the value of the Series A Preferred, the Series B Preferred or both. We have established the method for determining the Subscription Price by ourselves with the advice of Source Capital. The board established the Maximum Price at approximately 95% of the volume-weighted average trading price of our common stock on the Nasdaq Global Market for the five trading days ending on and including November 11, 2016. Subject to potential decrease by our board in the event of unusual market price changes or other events deemed significant by the board, the Subscription Price (whether for one share of Series A Preferred or one share of Series B Preferred) will be the lower of: (1) the Maximum Price of $15.68, or (2) 95% of the volume-weighted average trading price of our common stock for the five trading days ending on and including December 6, 2016 (the "End of Subscription Period Price"). Subscribers will be required to fund their subscriptions at the Maximum Price. If the End of Subscription Period Price is lower than the Maximum Price, the Subscription Rights Agent will refund the difference to subscribers promptly after the closing of the rights offering. As used in this prospectus supplement, the term "Subscription Price" means the lower of the Maximum Price or the End of Subscription Period Price. Our board cannot increase the Subscription Price without giving all subscribers an opportunity to cancel their subscriptions.

        The Subscription Price will depend on the End of Subscription Period Price, but it will not exceed the Maximum Price. Neither the Subscription Price nor the method by which we will establish the Subscription Price is the result of any negotiation between us and any person. Although the Subscription Price will be established by the lower of the Maximum Price (approximately 95% of the volume-weighted average trading price of our common stock on the Nasdaq Global Market for the five trading days ending on and including November 11, 2016) and the End of Subscription Period Price (95% of the volume-weighted average trading price of our common stock for the five trading days ending on and including December 6, 2016, rounded to the nearest $0.01), it will not necessarily be related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of the Series A Preferred or Series B Preferred offered in the rights offering. The Series A Preferred and the Series B Preferred may not trade at or above the Subscription Price in any given time period or at any time at all. Subscription rights holders should consider the potential lack of liquidity carefully before making a decision to exercise their subscription rights for either the Series A Preferred or the Series B Preferred. See "Risk Factors."

Conditions, Withdrawal and Termination

        We reserve the right to withdraw the rights offering prior to the expiration of the rights offering for any reason. We may terminate the rights offering, in whole or in part, if at any time before completion of the rights offering there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may choose to proceed with the rights offering even if one or more of these events occur. If we terminate, cancel or withdraw the rights offering, in whole or in part, we will issue a press release notifying the holders of such event, all affected subscription rights will expire without value, and all subscription payments received by the Subscription Rights Agent will be returned promptly, without interest, following such termination, cancellation or withdrawal.

Cancellation of the Rights Offering

        We may cancel the rights offering at any time prior to the closing of the rights offering for any reason or for no reason at all in our sole discretion. If we cancel the rights offering, we will issue a press release notifying holders of the cancellation, and all subscription payments received by the Subscription Rights Agent will be returned promptly, without interest.

Subscription Rights Agent

        The Subscription Rights Agent for this offering is Computershare Trust Company, N.A.

Fees and Expenses

        We or our subsidiaries will pay all of Keystone's and ETC's fees and reimbursable expenses related to the offering of the Series A Preferred (other than fees and commissions Keystone charges for opening and maintaining accounts and trading commissions), and all fees charged by each of the transfer agent, the Subscription Rights Agent, and the Information Agent. Our majority owned subsidiary, t0 Technologies, also pays consulting fees to Key Acquisition LLC, an affiliate of ETC and Keystone, pursuant to a consulting agreement. We will also pay the fees of Source Capital Group, Inc. for acting as the dealer-manager as stated on the cover page of this prospectus supplement. We will pay t0.com a monthly fee of $20,000 under a license agreement with t0.com. t0.com will pay the de minimus Bitcoin payments that will be payable to Bitcoin miners in connection with publishing pages of the Proprietary Ledger to the Bitcoin blockchain.

        Source Capital Group has informed us that it will re-allow half (3.0%) of its 6.0% dealer-manager commission to certain broker-dealers with respect to sales to their clients who exercise their subscription rights. See "Plan of Distribution (Conflicts of Interest)."

        You will be responsible for paying fees and commissions Keystone charges for opening and maintaining accounts and trading, and any other commissions, fees, taxes or other expenses incurred in connection with your exercise of the subscription rights.

No Transfers of Subscription Rights

        The subscription rights granted to you are non-transferable and, therefore, you may not sell, transfer or assign your subscription rights to anyone. The subscription rights will not be listed for trading on any securities exchange or quoted on the automated quotation system of a national securities association or any other trading market or venue.

Validity of Subscriptions

        We will resolve all questions regarding the validity and form of the exercise of your subscription rights, including time of receipt and eligibility to participate in the rights offering. In resolving all such questions, we will review the relevant facts, consult with our legal advisors to the extent we deem necessary, and we may request input from the relevant parties. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, even if we elect to extend the subscription period, and we will not accept any alternative, conditional or contingent subscriptions or directions. However, if we extend the subscription period for a period of more than 30 days or amend the rights offering to make a fundamental change to the terms of the rights offering set forth in this prospectus supplement, you may cancel your subscription and receive a refund of any money you have advanced. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by us in our sole discretion. Neither we nor the Subscription Rights Agent has any duty to notify you or your representative of defects in your subscriptions. A subscription for Series A Preferred will not be considered complete until (a) you have completed the subscription process on the Subscription Portal, (b) the Subscription Rights Agent has received cleared funds for your full subscription payment at the Maximum Price and any other required documents, and (c) you have opened the required online brokerage account with Keystone. A subscription for Series B Preferred will not be considered complete until the Subscription Rights Agent has received (a) a properly completed and duly executed rights certificate and any other required documents from registered holders (or from your bank, broker or other nominee, if you hold your shares through a nominee), and (b) the Subscription Rights Agent has received cleared funds for your full subscription payment at the Maximum Price. Our interpretations of the terms and conditions of the rights offering will be final and binding.

Return of Funds

        The Subscription Rights Agent will hold funds received in payment for shares of Series A Preferred and Series B Preferred pending completion of the rights offering. The Subscription Rights Agent will hold this money until the rights offering is completed or is withdrawn and canceled. If the rights offering is canceled for any reason, all subscription payments received by the Subscription Rights Agent will be returned promptly, without interest. In addition, all subscription payments received by the Subscription Rights Agent will be returned promptly, without interest, to any rights holders that decide to cancel their subscriptions if we extend the subscription period for a period of more than 30 days after the expiration date or if there is a fundamental change to the terms of the rights offering or we are unable to complete the allocation of the shares in the offering by the close of business on the 20th business day after the termination of the subscription period.

Foreign Stockholders

        As described in this prospectus supplement, only certain persons that are U.S. residents, entities or trusts may subscribe for shares of Series A Preferred. Non-U.S. residents, however, may be permitted to subscribe for shares of Series B Preferred to the extent such subscriptions do not violate any law, rule, regulation or other requirement or prohibition of any non-U.S. governmental authority and do not require any registration or qualification or other action by or on behalf of the Company or any other entity involved in the offering.

        To exercise subscription rights for shares of Series A Preferred, a foreign holder who qualifies to subscribe for Series A Preferred must first notify the Subscription Rights Agent by e-mail as soon as reasonably practicable but in no event later than 5:00 p.m., New York City time, on November 21, 2016, and establish to Overstock's satisfaction that he or she is permitted to exercise subscription rights to subscribe for Series A Preferred under applicable law. A foreign holder who does so must then, prior to the Expiration Time, complete the subscription process via the web portal established by the Subscription Rights Agent, which may be accessed at https://www.mydigitalshares.com (the "Subscription Portal"), and submit payment in full of the Maximum Price in cleared funds for each share of Series A Preferred such holder wishes to subscribe for in accordance with the instructions on the Subscription Portal.

        To exercise subscription rights for shares of Series B Preferred, prior to the Expiration Time you must deliver the properly completed and signed rights certificate, together with payment in full of the Maximum Price in cleared funds for each share of Series B Preferred subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege, to the Subscription Rights Agent, as indicated in this prospectus supplement.

No Revocation or Change

        Once you complete the process to exercise any subscription rights, you will have no right to revoke or change your exercise or request a refund of your subscription rights payment. All exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights and even if the rights offering is extended by our board of directors, unless we amend the rights offering to allow for an extension of the rights offering for a period of more than 30 days or make a fundamental change to the terms of the rights offering set forth in this prospectus supplement, or we are unable to complete the allocation of the shares in the offering by the close of business on the 20th business day after the termination of the subscription period, in which case you may cancel your subscription and receive a refund of any money you have advanced. You should not exercise your subscription rights unless you are certain that you wish to subscribe for shares of our Series A Preferred or Series B Preferred at the Maximum Price. You also should not exercise your subscription rights for more than the number of shares you want to purchase under any circumstances.

Regulatory Limitations

        We will not be required to issue to you any shares in this rights offering if, in our opinion, you are or may be required to obtain prior clearance or approval from any state or federal regulatory authorities to purchase, own or control such shares and if, at the time the subscription period expires, you have not obtained such clearance or approval. We also will not be required to issue to you any shares in this rights offering if, in our opinion, any such issuance may violate any law, rule or regulation or other requirement or prohibition of any non-U.S. governmental authority or may require any registration or qualification or other action by or on behalf of the Company or any other entity involved in the offering.

U.S. Federal Income Tax Treatment of Rights Distribution

        We believe that our distribution and any stockholder's receipt and exercise of the rights to subscribe for shares of our Series A Preferred and/or Series B Preferred should not be taxable to our stockholders for the reasons described below in "Material U.S. Federal Income Tax Consequences to U.S. Holders." However, you should consult your own tax advisor.

No Recommendation to Rights Holders

        Our board of directors is making no recommendation regarding your exercise of the subscription rights. You are urged to make your decision based on your own assessment of our business and the rights offering and, if you are considering subscribing for shares of Series A Preferred, the novel aspects of the t0 Platform and the unique and material risks of investing in the Series A Preferred. Please see "Risk Factors" for a discussion of material risks involved in investing in either the Series A Preferred or Series B Preferred.

No Standby Commitment

        We have not entered into any standby purchase arrangement in connection with this offering.

No Listing

        None of the subscription rights, the Series A Preferred or the Series B Preferred will be listed for trading on any securities exchange or quoted on the automated quotation system of any national securities association. The subscription rights are completely non-transferrable. The Series A Preferred will trade exclusively on an ATS registered with the SEC and operated by PRO Securities, a registered broker-dealer indirectly owned primarily by us, utilizing a new trading platform known as the t0 Platform created and maintained by t0.com, a majority-owned subsidiary of ours. The Series A Preferred cannot be traded or transferred anywhere else or in any other manner. The Series B Preferred is expected to trade in the over-the-counter market but also will not be listed for trading on any securities exchange or quoted on the automated quotation system of any national securities association.

Rule 144

        Introduction—Affiliates of a public company, including persons who were affiliates of the company at any time during the 90 days prior to their sale of that company's securities (collectively, "affiliates") often rely on Rule 144 in order to publicly resell securities of that company. If Rule 144 is not available, it is substantially more difficult for affiliates to publicly resell shares. Even if Rule 144 is available, it is subject to a number of conditions and limitations, including a limitation of the amount of securities that can be sold by affiliates of the public company. Rule 144 also permits holders of "restricted" shares of a public company (whether or not they are affiliates of that company) to sell restricted securities of that company publicly, subject to certain conditions. "Restricted" shares include shares acquired directly or indirectly from the public company, or from an affiliate of the public company, in a transaction or chain of transactions not involving any public offering.

        Series A Preferred—Holders of Restricted Shares—Because all of the shares of Series A Preferred will be issued in a registered public offering, and because we expect to register the resale of shares of Series A Preferred by our affiliates (see "—Registration Rights Agreement," below) we do not anticipate that any outstanding shares of Series A Preferred will be "restricted" for purposes of Rule 144. However, any person who acquires any shares of Series A Preferred directly or indirectly from us, or directly or indirectly from any person who is then an affiliate of ours, in either case in a transaction or chain of transactions not involving any public offering (which term generally means registered offerings and sales under Rule 144), or who acquires shares of Series A Preferred in any other manner described in the definition of "restricted securities" in Rule 144, would acquire "restricted" shares. We do not expect Rule 144 ever to be available for public resales by anyone of any shares of Series A Preferred, including "restricted" shares.

        Series A Preferred—Affiliates—We do not expect Rule 144 ever to be available for public resales of the Series A Preferred by anyone, including our affiliates. Even if Rule 144 were available for resales of the Series A Preferred, the volume limitation requirement under the rule likely would permit resales by affiliates only in very small amounts. As a result, affiliates of the Company might be unable to publicly resell Series A Preferred unless we register their sales. To enable affiliates of the Company to publicly resell Series A Preferred, we intend to register their resales. If we are unable to do so, the federal securities laws will restrict and may prevent affiliates of the Company from selling Series A Preferred. We intend to enter into a registration rights agreement pursuant to which we will agree to file a registration statement for resales of Series A Preferred (and Series B Preferred) by our affiliates (see "—Registration Rights Agreement," below).

        Series B Preferred—Holders of Restricted Shares—Although we expect that Rule 144 will be available for resales of the Series B Preferred by both affiliates and holders, if any, of "restricted" shares to the extent permitted by Rule 144, the number of shares that may be resold at any time likely will be very small due to the volume limitation under the rule. Because all of the shares of Series B Preferred will be issued in a registered public offering, and because we expect to register the resale of shares of Series B Preferred by our affiliates (see "—Registration Rights Agreement," below) we do not anticipate that any outstanding shares of Series B Preferred will be "restricted" for purposes of Rule 144. However, any person who acquires any shares of Series B Preferred directly or indirectly from us, or directly or indirectly from any person who is then an affiliate of ours, in either case in a transaction or chain of transactions not involving any public offering (which term generally means registered offerings and sales under Rule 144), or who acquires shares of Series B Preferred in any other manner described in the definition of "restricted securities" in Rule 144, would acquire "restricted" shares.

        Series B Preferred—Affiliates—Although we expect that Rule 144 will be available for resales of the Series B Preferred by affiliates of the Company to the extent permitted by Rule 144, the number of shares that may be resold at any time may be very limited due to the volume limitation under the rule. To enable affiliates of the Company to publicly resell Series B Preferred in excess of the volume limit of Rule 144, we intend to register their resales. If we are unable to do so, the federal securities laws may restrict affiliates of the Company from selling Series B Preferred in excess of the volume limit of Rule 144. We intend to enter into a registration rights agreement pursuant to which we will agree to file a registration statement for resales of Series B Preferred (and Series A Preferred) by our affiliates (see "—Registration Rights Agreement," below).

Registration Rights Agreement

        We intend to enter into a registration rights agreement pursuant to which we will agree to file a registration statement for resales of Series A Preferred and Series B Preferred by our affiliates. The Registration Rights Agreement will be between the Company and Patrick M. Byrne, individually and as representative of affiliates of the Company who acquire shares of Series A Preferred or Series B Preferred, whether in this offering or otherwise. Pursuant to the Registration Rights Agreement, the Company will agree to use reasonable efforts to file a registration statement within 90 days after the closing of this offering to register for resale any shares of Series A Preferred and Series B Preferred held by affiliates of the Company from time to time. The Registration Rights Agreement will contain representations, warranties, covenants and indemnities that are typical in registration rights agreements entered into by public companies in connection with private placements. Patrick M. Byrne is the Chief Executive Officer of the Company and a member of the Board of Directors. He is also the Company's largest stockholder, and he directly or indirectly owns approximately 21.6% of the Company's outstanding common stock, and he is an affiliate of the Company. All of the other persons who will be entitled to the benefits of the Registration Rights Agreement will also be affiliates of the Company. At the date of this prospectus supplement, no shares of Series A Preferred or Series B Preferred have been issued; however, the Company expects to issue shares of Series A Preferred and may issue shares of Series B Preferred to affiliates of the Company, including Dr. Byrne or an entity controlled by Dr. Byrne, in connection with this offering. The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, the form of which is filed as an exhibit to the Form 8-K the Company is filing on the date of this prospectus supplement and incorporated by reference into this prospectus supplement.

Other Matters

        We are not making the rights offering in any state or other jurisdiction in which it would be unlawful to do so, nor are we distributing or accepting any offers to subscribe for any shares of Series A Preferred or Series B Preferred from subscription rights holders who are residents of any such states or other jurisdictions or who are otherwise prohibited by foreign, federal or state laws or regulations from accepting or exercising the subscription rights or holding shares of Series A Preferred or Series B Preferred.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, and the other financial information included or incorporated by reference in this prospectus supplement. See Exhibit 12.1 to our Current Report on Form 8-K filed with the SEC on the date of this prospectus supplement for additional detail regarding the computation of the ratio of earnings to fixed charges.

	(Unaudited) Fiscal Year Ended December 31,					(Unaudited) Nine Months Ended September 30, 2016
	2011	2012	2013	2014	2015
Ratio of earnings to fixed charges	N/A	5.2x	5.7x	4.3x	1.7x	4.7x
Deficiency of earnings to fixed charges (in thousands)	$(19,580)	N/A	N/A	N/A	N/A	N/A

        For 2011, earnings were insufficient to cover fixed charges, and the dollar amount of the deficiency is shown.

        As of the date of this prospectus supplement, and during all of the periods shown above, we had no preferred stock outstanding. Consequently, our ratio of earnings to combined fixed charges and preferred stock dividends would be identical.

        For the purpose of this computation, the term "fixed charges" means the sum of the following: (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense, and (d) preference security dividend requirements of consolidated subsidiaries. The term "earnings" is the amount resulting from adding and subtracting the following items: (a) pre-tax income from continuing operations before adjustment for income or loss from equity investees, plus (b) fixed charges, plus (c) amortization of capitalized interest, plus (d) distributed income of equity investees, plus (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges, less the following: (a) interest capitalized, (b) preference security dividend requirements of consolidated subsidiaries, and (c) the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges.

USE OF PROCEEDS

        We are conducting this offering primarily to enable t0.com to demonstrate the operation of the t0 Platform. Assuming the sale of a combined aggregate of 1,000,000 shares of Series A Preferred and Series B Preferred in this offering at the Maximum Price shown on the cover page of this prospectus supplement, we estimate that we will receive approximately $11.9 million from the sale of the securities offered in this offering, after deducting dealer-manager fees of approximately $1,250,000 and our other expenses of the offering, which we estimate will be approximately $2,500,000. The actual amount of net proceeds from the sale of the securities offered in this offering could be substantially less. We expect to use the net proceeds from the sale of the shares offered hereby for general corporate purposes, which may include working capital, capital expenditures and other corporate expenses. If we sell less than all of the securities offered, we would prioritize use of the proceeds as working capital. Our business plans will not be affected even if we receive substantially less than the maximum possible proceeds of the offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the actual and anticipated needs of our business. As a result, our management will have broad discretion to allocate the net proceeds of the offering. Pending their ultimate use, we intend to invest the net proceeds in short-term U.S. government obligations.

 CAPITALIZATION

        The following table sets forth our historical consolidated capitalization as of September 30, 2016 and our consolidated capitalization as adjusted to give effect to:

  •
  the issuance of the shares offered pursuant to this prospectus supplement, assuming the sale of 1,000,000 shares of Series A Preferred at the Maximum Price of $15.68 per share and no sale of any shares of Series B Preferred; and

  •
  the use of the net proceeds from this offering as described under "Use of Proceeds" in this prospectus supplement.

        The Subscription Price may be less than the Maximum Price, and there is no minimum number of shares we must sell or minimum amount we must receive in this offering as a condition to closing the offering.

        You should read this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical financial statements and notes to those financial statements that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of September 30, 2016
	Actual	As adjusted
	(in thousands, including share numbers, but excluding par values)
Long-term debt:
Total long-term debt, net	$47,576	$47,576

Stockholders' equity
Preferred stock, $0.0001 par value:
Authorized shares—5,000
Issued and outstanding shares—0 and 1,000	—	—
Common stock, $0.0001 par value:
Authorized shares—100,000
Issued shares—27,846 and 27,846
Outstanding shares—25,383 and 25,383	3	3
Additional paid-in capital	374,152	386,083
Accumulated deficit	(156,993)	(156,993)
Accumulated other comprehensive loss	(3,054)	(3,054)
Treasury stock:
Shares at cost—2,463 and 2,463	(52,484)	(52,484)

Equity attributable to stockholders of Overstock.com, Inc.	161,624	173,555
Equity attributable to noncontrolling interests	(2,032)	(2,032)

Total Equity	159,592	171,523

Total Capitalization	$207,168	$219,099

 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS

        The following is a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the Series A Preferred and Series B Preferred. This discussion does not describe all of the tax considerations that may be relevant to a particular holder's ownership of the Series A Preferred and/or Series B Preferred. This discussion applies only to U.S. Holders that hold the Series A Preferred and/or Series B Preferred as a capital asset for tax purposes and does not address all of the tax consequences that may be relevant to holders subject to special rules, such as: regulated investment companies, real estate investment trusts, certain financial institutions, dealers and certain traders in securities or foreign currencies, insurance companies, persons holding the Series A Preferred and/or Series B Preferred as part of a hedge, straddle, conversion transaction or integrated transaction, persons whose "functional currency" is not the U.S. dollar, persons liable for the alternative minimum tax, tax-exempt organizations, and persons holding the Series A Preferred and/or Series B Preferred that own or are deemed to own 10% or more of our voting shares.

        This discussion is based upon the tax laws of the United States including the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, as of the date hereof. These laws are subject to change, possibly with retroactive effect. The discussion does not address any state, local or non-U.S. tax consequences.

        If a partnership holds the Series A Preferred and/or Series B Preferred, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Series A Preferred and/or Series B Preferred is urged to consult its own tax advisor with regard to the U.S. federal income tax treatment of its investment.

        YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSIDERATIONS OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE SERIES A PREFERRED AND/OR SERIES B PREFERRED.

        For purposes of this section, a "U.S. Holder" means a beneficial owner of the Series A Preferred and/or Series B Preferred (other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:

  •
  a citizen or resident of the United States;

  •
  a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof; or

  •
  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Treatment of the Subscription Rights

Receipt of the Subscription Rights

        A stock distribution made by a corporation to its stockholders is generally a tax-free transaction for U.S. federal income tax purposes under Section 305(a) of the Code provided neither Section 305(b) or 305(c) of the Code applies to such distribution. For purposes of Section 305 of the Code, rights to acquire stock are treated as stock, and therefore, the company intends to treat the distribution of a subscription right to acquire the Series A Preferred and/or Series B Preferred as a stock distribution. Although the Company's outstanding options and certain other equity-based awards could cause, under circumstances that cannot currently be predicted, the receipt of a subscription right to acquire the Series A Preferred and/or Series B Preferred to be part of a disproportionate distribution within the meaning of Section 305(b) of the Code, the Company intends to take the position that its outstanding options and other equity-based awards do not cause such subscription rights to be part of a disproportionate distribution and that the receipt of the subscription rights is treated as a nontaxable stock distribution for U.S. federal income tax purposes. Moreover, the Company intends that any future redemption of the Series A and/or Series B Preferred constitute an "isolated" transaction and not be part of a "periodic plan" as such terms are used in the Treasury regulations and thus should not cause the distribution of the subscription rights to acquire the Series A Preferred and/or Series B Preferred to be part of a disproportionate distribution within the meaning of Section 305(b) of the Code. For a discussion of the U.S. federal income tax consequences to you if the rights offering were to be considered part of a disproportionate distribution or otherwise described in Section 305(b) or 306(c), see "Consequences if the Rights Offering is a Taxable Distribution," below.

        Except as otherwise indicated, the remainder of this discussion assumes that the receipt of the subscription rights is treated as a nontaxable stock distribution for U.S. federal income tax purposes.

        If the fair market value of the subscription rights you receive is less than 15% of the fair market value of our common stock with respect to which the subscription rights are distributed (the "Original Shares") on the date you receive the subscription rights, your subscription rights will be allocated a zero basis for U.S. federal income tax purposes unless you affirmatively elect to allocate your basis in the Original Shares between your Original Shares and your subscription rights in proportion to their relative fair market values determined on the date you receive the subscription rights. This election must be made on the tax return for the taxable year in which the subscription rights are received. On the other hand, if the fair market value of the subscription rights received is greater than or equal to 15% of the fair market value of your Original Shares on the date you receive your subscription rights, then your basis in your Original Shares will be allocated between your Original Shares and the subscription rights in proportion to their relative fair market values determined on the date you receive the subscription rights.

Exercise of the Subscription Rights

        The exercise of the subscription rights by you or on your behalf likely will not be a taxable transaction for U.S. federal income tax purposes. Your tax basis in the Series A Preferred and/or Series B Preferred acquired upon exercise of the subscription rights will equal the sum of the price paid for the Series A Preferred and/or Series B Preferred and your tax basis (as determined above), if any, in the subscription rights you exercised. The holding period of the Series A Preferred and/or Series B Preferred will begin on the day the subscription rights are exercised.

Expiration of the Subscription Rights

        In the event that you allow your subscription rights to expire without exercising them, the tax basis in your Original Shares will be equal to their tax basis immediately before your receipt of the subscription rights (and, accordingly, the tax basis in your subscription rights will be deemed to be zero) and, therefore, you will not recognize any loss upon the expiration of the subscription rights. If the subscription rights expire without exercise after you have disposed of all or a portion of your Original Shares, you should consult your own tax advisor regarding the ability to recognize a loss (if any) on the expiration of the subscription rights.

Consequences if the Rights Offering is a Taxable Distribution

        If Section 305(a) of the Code does not apply to the distribution because the rights offering is considered part of a disproportionate distributions or is otherwise described in Section 305(b) or 305(c), the fair market value of the subscription rights received would be taxable as a dividend to the extent of the Company's current or accumulated earnings and profits. Any remaining value of the subscription rights will be treated as a return of your basis in its common stock and finally, any remaining amount as a payment in exchange for its common stock. You will take a tax basis in the subscription rights equal their fair market value.

        You will not recognize gain or loss on the exercise of the subscription rights and will take a tax basis of any Series A Preferred or the Series B Preferred acquired on exercise of the subscription rights equal to the sum of the Subscription Price for such Series A Preferred or Series B Preferred and the portion of your tax basis in the subscription rights attributable to such shares. Your holding period for the Series A Preferred and/or the Series B Preferred acquired through exercise of the subscription rights will begin on the date the subscription rights are exercised.

        If the subscription rights received in a taxable transaction expire, you should recognize a short-term capital loss equal to your tax basis in the expired subscription rights. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers and you should consult your own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses.

Treatment of the Series A Preferred and Series B Preferred

        While the appropriate treatment of the Series A Preferred and Series B Preferred is uncertain, the Company intends to treat the Series A Preferred and Series B Preferred as common stock for U.S. federal income tax purposes. The remainder of this discussion assumes that the Series A Preferred and Series B Preferred will be treated as intended. Prospective investors in the Series A Preferred and/or Series B Preferred are strongly encouraged to consult their own tax advisors concerning the U.S. federal income tax treatment of the Series A Preferred and/or Series B Preferred and the U.S. federal income tax considerations to such investors based on their particular circumstances.

Redemption of the Series A and/or Series B Preferred

        Upon a redemption of the Series A Preferred and/or Series B Preferred, a U.S. Holder will recognize capital gain or loss equal to the difference between the amount realized (except to the extent that any consideration received is attributable to any accrued but unpaid dividends on the Series A Preferred and/or Series B Preferred) by the U.S. Holder and the U.S. Holder's adjusted tax basis in the redeemed Series A Preferred and/or Series B Preferred if, with respect to such U.S. Holder, the redemption is (i) "not essentially equivalent to a dividend," (ii) "substantially disproportionate," or (iii) a "complete redemption" as these terms are defined in Section 301(b) of the Code. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder's holding period for the redeemed Series A Preferred and/or Series B Preferred is longer than one year. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers. A U.S. Holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses.

        If the redemption of a U.S. Holder's Series A Preferred and/or Series B Preferred does not satisfy the requirements described above, the redemption proceeds will be treated first as a dividend to the extent of the Company's current or accumulated earnings and profits, next, as a return of the U.S. Holder's basis in the Series A Preferred and/or Series B Preferred and, finally, any remaining amount as a payment in exchange for the Series A Preferred and/or Series B Preferred. Each U.S. holder of the Series A Preferred and/or Series B Preferred should consult its own tax advisors to determine whether a payment made in redemption of the Series A Preferred and/or Series B Preferred will be treated as a dividend or a payment in exchange for the Series A Preferred and/or Series B Preferred.

Restrictions on Tax Reporting of Cost Basis

        Taxpayers must report gains and losses on sales of securities, and related cost basis information when they file their income tax returns. Brokers, including Keystone, also have a requirement to report sales information to the IRS on Form 1099-B. Taxpayers typically can elect one of several methods permitted by the IRS for their reporting of their cost basis in securities. However, only one method of cost basis reporting, the first-in, first-out (FIFO) method, will be available for the Series A Preferred. Depending on your circumstances, FIFO may not be the best method for you. In some cases, it might be more beneficial to sell shares bought last first. However, holders of the Series A Preferred will not be able to elect any method other than FIFO to report their sales information to the IRS.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

Introduction

        If you wish to exercise your subscription rights to subscribe for shares of Series A Preferred, you should go to the Subscription Portal set up by the Subscription Rights Agent and follow the directions on the Subscription Portal. If you wish to exercise your subscription rights to subscribe for shares of Series B Preferred, you should complete the rights certificate and follow the instructions provided in the subscription documents sent to you and also available from the Information Agent. If you are unable to access the Subscription Portal, you may call the Information Agent for assistance. See "The Rights Offering—Method of Exercising Subscription Rights." If you have any questions, you should contact the information agent, Georgeson LLC, at 866-432-2791 (toll free) or by email at Overstock@Georgeson.com.

Dealer-Manager

        Source Capital Group, Inc., which is a registered broker-dealer and member of the Financial Industry Regulatory Authority, will act as dealer-manager (the "dealer-manager") for this rights offering. The dealer-manager's principal business address is 276 Post Road West, Westport, CT 06880. Under the terms and subject to the conditions contained in the dealer-manager agreement between us and the dealer-manager, the dealer-manager will provide marketing services in connection with this offering and will solicit the exercise of rights. This rights offering is not contingent upon any number of rights being exercised. The dealer-manager is not underwriting or placing any of the rights or the shares of our Series A Preferred or Series B Preferred being offered in this offering and does not make any recommendation with respect to such rights or Series A Preferred or Series B Preferred, including with respect to the exercise of such rights.

        Pursuant to the dealer-manager agreement, we are obligated to pay the dealer-manager an aggregate amount of 8.0% of the gross proceeds of the offering, consisting of a 6% commission on the gross proceeds of the offering and a 1.8% non-accountable expense fee as well as an out-of-pocket accountable expense allowance of 0.2%, and to indemnify the dealer-manager for, or contribute to losses arising out of, certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The dealer-manager agreement also provides that the dealer-manager will not be subject to any liability to us in rendering the services contemplated by the dealer-manager agreement except for any act of bad faith or gross negligence of the dealer-manager. The dealer-manager and its affiliates may provide to us from time to time in the future in the ordinary course of its business certain financial advisory, investment banking and other services for which it will be entitled to receive customary fees.

        The table below shows the compensation including commissions to be paid to Source Capital as the dealer-manager for this offering for each security and in total, assuming the sale of 1,000,000 shares at the Maximum Price. This offering is not underwritten by any firm or person, and Source Capital is not acting as an underwriter or placement agent for this offering.

	Maximum Price(1)	Dealer-Manager Fee(2)	Proceeds, Before Expenses, to Us
Per share of Series A Preferred and Series B Preferred	$15.68	$1.25	$14.43
Total(3)	$15,680,000	$1,254,400	$14,425,600

(1)
The Subscription Price will be determined at the end of the offering but will not exceed the Maximum Price.

(2)
We will pay the dealer-manager 8.0% of the proceeds, consisting of a 6.0% commission, a 1.8% non-accountable expense fee and an out-of-pocket accountable expense allowance of 0.2%. Assumes the Maximum Price.

(3)
Assumes that the rights offering is fully subscribed at the Maximum Price.

        The dealer-manager has informed us that it has entered into or intends to enter into Selected Dealer Agreements with other broker-dealers pursuant to which (1) such other broker-dealers have agreed or will agree to use their commercially reasonable best efforts to procure subscriptions for the Series A Preferred and/or Series B Preferred, and (2) the dealer-manager has agreed or will agree to re-allow half (3.0%) of its 6.0% dealer-manager commission with respect to any sale to each such broker-dealer's clients of securities offered hereby sold to rights holders and accepted by the Company (subject to proration) that are procured by such other broker-dealer.

        The maximum commission or discount to be received by any independent broker-dealer or any member of FINRA will not be greater than 8% of the gross proceeds from the sale of shares offered pursuant to this prospectus supplement.

        Other than as described in this prospectus supplement, we do not know of any existing agreements between or among any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered hereby.

        The dealer-manager agreement will terminate upon the earliest to occur of the consummation, termination or withdrawal of this rights offering.

        The foregoing does not purport to be a complete statement of the terms and conditions of the dealer-manager agreement. A copy of the dealer-manager agreement is included as an exhibit to our Current Report on Form 8-K filed with the SEC on November 2, 2016 and incorporated by reference into this prospectus supplement. See "Where You Can Find More Information" on page S-94.

Electronic Distribution

        This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or via email or through other online services maintained by the dealer-manager. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the dealer-manager's websites and any information contained in any other websites maintained by the dealer-manager are not part of this prospectus supplement or the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, have not been approved and/or endorsed by us, and should not be relied upon by investors.

Regulation M Restrictions

        The dealer-manager may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the dealer-manager would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of any purchases and sales of securities by the dealer-manager acting as a principal. Under these rules and regulations, the dealer-manager must not engage in any stabilization activity in connection with our securities, and must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act.

Price Stabilization, Short Positions and Market Making

        The Company has not authorized any person to engage in any form of price stabilization of the Series A Preferred or the Series B Preferred in connection with this rights offering.

        With respect to the Series A Preferred, the t0 Platform does not permit short sales, and we do not believe that there will be any market makers.

        The Series B Preferred is expected to trade in the over-the-counter market. Although we do not have any control over market participants and cannot offer any assurances, we expect that one or more broker-dealers will act as a market maker for the Series B Preferred. Any broker-dealer acting as a market maker for the Series B Preferred may discontinue market-making activities for the Series B Preferred at any time without notice to us.

        No shares of Series A Preferred or Series B Preferred are outstanding, and prior to the issuance of such shares in this offering there will be no trading market for either the Series A Preferred or the Series B Preferred. As described in this prospectus supplement, any trading market that may develop for either the Series A Preferred or the Series B Preferred may be very limited.

Management Subscriptions

        We expect one or more of our directors and executive officers to subscribe for Series A Preferred and/or Series B Preferred in the offering at the public offering price, although none have any commitment to do so. Any such subscriptions could result in one or more of them owning a substantial portion, or a majority, of the Series A Preferred and/or Series B Preferred.

Conflicts of Interest

        The t0 Platform is licensed from t0.com by PRO Securities LLC, which is a registered broker-dealer indirectly owned primarily by the Company. PRO Securities has an interest in having the offering completed in order to demonstrate the operation of the PRO Securities ATS and to enable t0.com to demonstrate the operation of the t0 Platform with publicly traded digital securities and in order to enable us to raise capital in this offering. To the extent that PRO Securities may be deemed to "participate" in the offering as a result of its involvement in the offering, PRO Securities may have a conflict of interest in the completion of the offering. Consequently, in compliance with FINRA Rule 5121, we have engaged Source Capital Group, Inc., as dealer-manager, to be primarily responsible for managing the public offering contemplated hereby.

Other Relationships

        Keystone, which as described in this prospectus supplement is the sole broker-dealer through which rights holders and other potential investors can open the brokerage account required to subscribe for and purchase shares of Series A Preferred, will perform a suitability review, collect personal identification information, and conduct know-your-customer and other standard compliance processes before allowing a rights holder or other potential investor in the Series A Preferred to open the required account. Keystone intends to use the services of IDM Global, Inc., a Delaware corporation, or a subsidiary thereof, to perform certain of such compliance processes, and will pay the fees of IDM Global. Overstock.com, Inc. owns slightly less than 5% of the outstanding equity interest in IDM Global, Inc.

        Our majority-owned subsidiary, t0 Technologies, pays consulting fees to Key Acquisition LLC, which is a 50% owned subsidiary of ETC and the owner of 100% of the capital stock of Keystone, pursuant to a consulting agreement.

VALIDITY OF THE SECURITIES

        The validity of the shares of Series A Preferred and Series B Preferred issuable upon exercise of the subscription rights and being offered by this prospectus supplement and the related prospectus have been passed upon for us by Bracewell LLP, Austin, Texas. Olshan Frome Wolosky LLP, New York, New York, is acting as counsel to the dealer-manager in connection with this offering.

EXPERTS

        The consolidated financial statements and schedule of Overstock.com, Inc. as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 have been incorporated by reference in this prospectus supplement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference in this prospectus supplement, and upon the authority of said firm as experts in accounting and auditing.

        The audit report on the effectiveness of internal control over financial reporting as of December 31, 2015, contains an explanatory paragraph that states Overstock.com, Inc. acquired Cirrus Services, LLC during 2015 and management excluded from its assessment of the effectiveness of Overstock.com Inc.'s internal control over financial reporting as of December 31, 2015. Cirrus Services, LLC's internal control over financial reporting associated with total assets of approximately 8% and total revenue of less than 1% included in the consolidated financial statements of Overstock.com, Inc. and subsidiaries as of and for the year ended December 31, 2015. Our audit of internal controls over financial reporting of Overstock.com, Inc. also excluded an evaluation of the internal control over financial reporting of Cirrus Services, LLC.

FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the information incorporated by reference in this prospectus supplement contain certain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words "anticipate," "expect," "believe," "goal," "plan," "intend," "estimate," "may," "will," and similar expressions and variations of these words are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Forward-looking statements appear in this prospectus supplement and the documents incorporated in this prospectus supplement and in the prospectus by reference, particularly in the sections of this prospectus supplement entitled "Prospectus Supplement Summary," "Risk Factors," and "Description of the t0 Platform and Related Matters," and in the sections of our reports on Form 10-K and 10-Q titled "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." The forward-looking statements include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed in or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section titled "Risk Factors" set forth in this prospectus supplement and in the section titled "Risk Factors" set forth in the accompanying prospectus and in the sections of our reports on Form 10-K and 10-Q titled "Risk Factors."

        This prospectus supplement and the information incorporated by reference in this prospectus supplement also contain statements that are based on management's current expectations and beliefs, including estimates and projections about the Company and our industry, financial condition, results of operations and other matters. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties, and assumptions that may cause actual results to vary materially from those projected in the forward-looking statements.

        Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus supplement after we distribute this prospectus supplement, whether as a result of any new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

        We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any or all of the information that is incorporated by reference in this prospectus supplement. Requests for such documents should be directed to:

Overstock.com, Inc.
799 W. Coliseum Way
Midvale, UT 84047
Attn: Investor Relations
(801) 947-3100

        You may also access the documents incorporated by reference in this prospectus supplement through our website at www.overstock.com. Except for the specific incorporated documents listed below, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement or the registration statement of which it forms a part.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to incorporate by reference into this prospectus supplement certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed "filed" pursuant to the General Instructions of Form 8-K):

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed on March 8, 2016, including the information specifically incorporated by reference into the Form 10-K from our definitive proxy statement for the 2016 Annual Meeting of Stockholders filed on March 18, 2016;

  •
  Quarterly Report on Form 10-Q for the period ended March 31, 2016 filed on May 5, 2016;

  •
  Quarterly Report on Form 10-Q for the period ended June 30, 2016 filed on August 5, 2016; and

  •
  Quarterly Report on Form 10-Q for the period ended September 30, 2016 filed on November 3, 2016;

  •
  Current Reports on Form 8-K, but only to the extent that the information set forth in this prospectus supplement is "filed" rather than "furnished" under the SEC's rules, filed on February 3, 2016, February 10, 2016, March 9, 2016, March 29, 2016, April 15, 2016, May 10, 2016, May 13, 2016, May 16, 2016, June 8, 2016, June 20, 2016, July 15, 2016, July 29, 2016, August 2, 2016, September 30, 2016, November 2, 2016 and November 4, 2016; and

  •
  Amendment to Current Report on Form 8-K filed on May 10, 2016.

        We also incorporate by reference into this prospectus supplement any additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference in this prospectus supplement, modifies or supersedes that statement.

        This prospectus supplement may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-203607

PROSPECTUS

$500,000,000

Overstock.com, Inc.

        By this prospectus, Overstock.com, Inc. may offer, from time to time:

• Common stock • Preferred stock • Depositary Shares • Warrants • Debt securities • Units

        Overstock.com, Inc., a Delaware corporation ("Overstock"), may offer and sell from time to time, in one or more series or issuances in traditional certificated form or in uncertificated form, including as digital securities, and on terms that Overstock will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $500,000,000.

        We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

        These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled "Plan of Distribution" beginning on page 33 of this prospectus.

        Our common stock is listed on the Nasdaq Global Market under the symbol "OSTK." The last reported sale price of our common stock on the Nasdaq Global Market on December 9, 2015 was $12.62 per share. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

        INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 5 OF THIS PROSPECTUS AND IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE "RISK FACTORS" SECTION OF OUR FILINGS WITH THE SEC BEFORE INVESTING IN ANY SECURITIES.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December 9, 2015

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $500,000,000.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

        The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms and form of the securities offered; the initial public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

        You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

        You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

ii

PROSPECTUS SUMMARY

        This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before buying securities in this offering. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. As used in this prospectus, "we," "us," "Overstock," "Overstock.com," "O.co," "our," "our company" and "the Company" refer to Overstock.com, Inc., a Delaware corporation.

 The Company

Overview

        We are an online retailer offering price-competitive brand name, non-brand name and closeout merchandise, including furniture, home decor, bedding and bath, housewares, jewelry and watches, apparel and designer accessories, electronics and computers, and sporting goods, among other products. We also sell hundreds of thousands of best seller and current run books, magazines, CDs, DVDs and video games ("BMMG"). We sell these products through our Internet websites located at www.overstock.com, www.o.co and www.o.biz (referred to collectively as the Website). We deal primarily in price-competitive, replenishable and closeout merchandise and use the Internet to aggregate both supply and demand to create an efficient marketplace for selling these products. We provide manufacturers with a one-stop liquidation channel to sell both large and small quantities of excess, closeout and replenishable inventory without disrupting sales through traditional channels.

        The merchandise offered on our Website is from a variety of sources including well-known, brand-name manufacturers. At September 30, 2015 we had relationships with approximately 3,674 independent fulfillment partners whose products we offer for sale on our Website. Sales through our fulfillment partners accounted for approximately 91% of our net revenues for the three and nine months ended September 30, 2015. Our Website Shopping section is organized into a number of main product lines, including: For the Home, Furniture, Bed & Bath, Women, Men, Jewelry, Watches, Health & Beauty, Electronics, Sports & Outdoors, Baby, Clothing & Shoes, Gifts & Flowers, Pet Supplies, Books-Movies-Music-Games, Kids, Luggage & Bags, Crafts & Sewing, Office, Toys & Hobbies, Emergency Preparedness, Business Supplies, Cars and Gifts. Our specialty offerings include our Worldstock, Main Street Revolution, As Seen on TV, Big Brother House and Farmers Market offerings. During 2014 we began to broker insurance products, and to offer (through a third party) a store credit card providing up to 12 months' financing of purchases. We also offer a free pet adoptions service which allows users to search listings of nearby adoptable cats, dogs, and other pets from thousands of animal shelters and rescues nationwide. We modify the organization and content of our shopping site periodically.

        We are committed to providing superior customer service. We staff our customer service department with dedicated in-house and outsourced professionals who respond to phone, instant online chat and e-mail inquiries on products, ordering, shipping status, returns and other areas of customer inquiry.

        We have organized our shopping business (sales of product offered through the Shopping Section of our Website) into two principal segments—a "direct" business and a "partner" business. We also derive revenue from other businesses advertising products or services on our Website. We are focusing on expansion of our international business, which has provided less than 2% of our total net revenues for the years ended December 31, 2014 and 2013. During the nine months ended September 30, 2015 and the years ended December 31, 2014 and 2013, no single customer accounted for more than 1% of our total net revenue.

        We have a customer loyalty program called Club O for which we sell annual memberships. The Club O loyalty program allows members to earn reward dollars for qualifying purchases made on our Website.

Recent Developments

        During 2014, we acquired a 24.9% interest in Pro Securities LLC ("Pro Securities"), a registered broker-dealer that operates a registered ATS (the "Pro Securities ATS"), as part of our efforts to develop and license software to trade digital securities. In conjunction with the agreement to purchase this interest in Pro Securities, we formed Medici, Inc. ("Medici"), doing business as t0.com ("t0.com"), to develop and own the digital securities trading platform technology we refer to as the t0 technology or the t0 software. t0.com licenses the t0 technology on a non-exclusive basis to Pro Securities for use on the Pro Securities ATS, providing Pro Securities with the operational capability to trade digital securities. On August 26, 2015, we entered into a Contribution, Assignment and Assumption Agreement and Consent to Admission of Substitute Member pursuant to which we assigned our 24.9% interest in Pro Securities to Medici.

        In June 2015, the Company completed the first placement of corporate bonds in the form of digital securities using the t0 technology. The digital bonds were issued by Overstock in an unregistered private placement pursuant to Rule 506(c) of Regulation D and are restricted securities. The offering of bonds in the form of a digital security was a limited demonstration of the underlying t0 technology, and the digital bonds have characteristics that differ from those of the digital securities offered pursuant to this prospectus. We do not expect significant, if any, secondary market activity to develop with respect to the bonds issued in the form of digital securities.

        In August 2015, Cirrus Services LLC ("Cirrus"), a wholly owned subsidiary of Medici, entered into an Asset Purchase Agreement with Cirrus Technologies LLC ("Seller"). Pursuant to the Asset Purchase Agreement, Cirrus acquired all or substantially all of Seller's assets for a purchase price of approximately $30,300,000, consisting of approximately $11,000,000 in cash and approximately 900,000 shares of Overstock's common stock. In connection with this transaction, Overstock entered into a Registration Rights Agreement with Joseph Cammarata for the benefit of the members of Seller, who will receive shares as a result of the transaction. Mr. Cammarata is the sole or majority owner of Seller and each of the other business entities described in the following paragraph, including Pro Securities. In connection with the transactions, Overstock increased its equity ownership of Medici to 81.0% by acquiring an additional 5.9% of Medici's common stock from an entity of which Mr. Cammarata is a 50% owner.

        In addition, in August 2015 Medici entered into (i) a Membership Purchase Agreement pursuant to which Medici agreed to purchase all of the outstanding membership interests in SpeedRoute LLC ("SpeedRoute"), and (ii) a Membership Purchase Agreement pursuant to which Medici agreed to purchase all of the outstanding membership interests not already owned by Medici in Pro Securities, and (iii) a Stock Purchase Agreement pursuant to which Medici agreed to purchase 80% of the outstanding capital stock of TraderField Securities Inc. ("TraderField"). SpeedRoute, Pro Securities and TraderField are each privately-held registered broker dealers, and these acquisitions are subject to conditions, including satisfaction of all applicable regulatory requirements. The aggregate consideration to be paid for the interests to be acquired in SpeedRoute, Pro Securities and TraderField acquisitions will be shares of Overstock common stock having a market value of approximately $700,000.

Corporate Information

        We were incorporated in Delaware in 2002. Our principal executive offices are located at 6350 South 3000 East, Salt Lake City, Utah 84121, and our telephone number is (801) 947-3100. We maintain a website at www.overstock.com. We make our periodic and current reports that are filed with the SEC available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on our website does not constitute part of this prospectus.

        Our common stock trades on the Nasdaq Global Market under the symbol "OSTK."

        O, Overstock.com, O.com, O.co, Club O, Main Street Revolution, Worldstock Fair Trade and Worldstock are registered trademarks of Overstock.com, Inc. O.biz, Club O Dollars, OGlobal and OVillage are trademarks of Overstock.com, Inc. The Overstock.com, Club O, and Worldstock Fair Trade logos are also registered trademarks of Overstock.com, Inc. Other service marks, trademarks and trade names referred to in this prospectus are the property of their respective owners. This prospectus contains references to our trademarks as well as third-party trademarks. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and trade names. We do not intend our use of third-party trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

The Securities We May Offer

        We may offer up to $500,000,000 of common stock, preferred stock, depositary shares, warrants, debt securities and/or units in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices, terms and form of the securities we determine to offer.

  Common Stock

        We may offer shares of our common stock, par value $0.0001 per share, either alone or underlying other registered securities convertible into or exercisable for our common stock. Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders. There are no cumulative voting rights. Holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor. If there is a liquidation, dissolution or winding up of our company, holders of our common stock would be entitled to share in our assets remaining after the payment of liabilities and any preferential rights of any outstanding preferred stock. The holders of common stock have no preemptive rights. We have never paid a dividend and do not anticipate paying cash dividends in the foreseeable future.

  Preferred Stock and Depositary Shares

        Under the terms of our amended and restated certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, exchange and/or conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

        We may also issue fractional shares of preferred stock that will be represented by depositary shares and depositary receipts.

        Each series of preferred stock, depositary shares or depositary receipts, if issued, will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock. We do not have any shares of preferred stock, depositary shares or depositary receipts outstanding.

  Warrants

        We may issue warrants for the purchase of common stock, preferred stock, debt securities, depositary shares or any combination thereof. We may issue warrants independently or together with other securities.

  Debt Securities

        We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the "debt securities." The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money we borrow, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are exchangeable and/or convertible into other securities.

        The senior and subordinated debt securities will be issued under separate indentures between us and a trustee. We have summarized the general features of the debt securities to be governed by the indentures. These indentures have been filed as exhibits to the registration statement of which this prospectus forms a part. We encourage you to read these indentures. Instructions on how you can get copies of these documents are provided under the heading "Where You Can Find More Information."

  Units

        We may issue units consisting of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

  Digital Securities

        We may issue any of the securities described in this prospectus as digital securities, meaning the securities will be uncertificated, registered securities, the ownership and transfer of which are recorded on a proprietary ledger that will be publicly distributed. The validity of publicly available copies of the proprietary ledger can be mathematically proven utilizing cryptographically-secured distributed ledger network technology. See "About Digital Securities."

        Our digital securities will not be fungible with our traditional securities that may be outstanding from time to time, and we will not issue digital securities with respect to any class of securities that are already listed for trading on an NMS trading platform. For example, if we were to issue our common stock as digital securities in a registered public offering, we would first reclassify our common stock into Class A and Class B common stock and only issue as digital securities the class that is not then trading on any national market system trading platform. Our digital securities may only be traded on the Pro Securities ATS (or any other closed-system trading platforms that we may make arrangements with in the future) by customers of the sole broker-dealer that will be licensed to provide access to the Pro Securities ATS digital securities trading platform with respect to Overstock digital securities.

RISK FACTORS

        An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities offered thereby. Prior to making a decision about investing in our securities, in addition to the specific risks set forth below, you should carefully consider the specific factors discussed under the heading "Risk Factors" in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, "Risk Factors," in Part II of our Quarterly Report on Form 10-Q for the period ended June 30, 2015 and any updates contained in our subsequent quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings we make with the SEC after the date of this prospectus, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

Risks Applicable to Digital Securities Offerings

        We may decide to offer securities as digital securities, which may pose unique risks to investors in such securities.

Our digital securities will be traded exclusively on a closed trading system with limited volume and liquidity.

        Because digital securities settle differently from traditional securities, such as shares of our common stock traded on the Nasdaq Global Market, our digital securities will not be listed for trading on any stock exchange or through any other national market system, or NMS, trading platform. Our digital securities will be issued, available for purchase and traded exclusively on a specific trading system that is registered with the SEC as an alternative trading system, or ATS—namely, the Pro Securities ATS. Moreover, only customers of the sole broker-dealer that will be licensed to provide access to the Pro Securities ATS digital securities trading platform with respect to Overstock digital securities will be able to buy and sell our digital securities on the Pro Securities ATS. Such sole broker-dealer will provide sponsored access for its customers to the Pro Securities ATS for purposes of trading our digital securities. Any disruption to the operations of the Pro Securities ATS or such broker-dealer's customer interface with the Pro Securities ATS would materially disrupt trading in, or potentially result in a complete halt in the trading of, our digital securities.

        Because our digital securities will be traded exclusively on a closed trading system, it is likely that there will be a limited number of holders of digital securities. In addition, because each series of securities offered as digital securities will be their own separate class of securities, distinct from any other securities trading on the NMS, the Pro Securities ATS is likely to experience limited trading volume with a relatively small number of digital securities trading on the Pro Securities ATS platform as compared to our securities trading on NMS trading platforms. As a result, this novel trading system may have limited liquidity, resulting in a lower or higher price or greater volatility than would be the case with greater liquidity. You may not be able to resell your digital securities on a timely basis or at all.

The use of t0 technology and distributed ledger technology by the Pro Securities ATS is novel and untested with respect to digital securities.

        Our digital securities will be traded on a novel, untested system developed by the Pro Securities ATS specifically for trading digital securities. This novel trading system is subject to all the usual risks associated with the fact it is new and untested, including:

  •
  a rapidly-evolving regulatory landscape, which might include security, privacy or other regulatory concerns that could require the Pro Securities ATS to implement changes to its digital securities trading system that could disrupt trading in our digital securities;

  •
  the possibility of undiscovered technical flaws in the t0 technology, including in the process by which transactions are recorded by the Pro Securities ATS to the proprietary ledger or by which the validity of a copy of the proprietary ledger can be mathematically proven utilizing cryptographically-secured distributed ledger network technology;

  •
  the possibility that cryptographic security measures that authenticate transactions and the blockchain for the applicable distributed ledger could be compromised, which could allow an attacker to alter the distributed ledger and thereby disrupt the ability to corroborate definitive transactions recorded on the proprietary ledger; and

  •
  the possibility of breakdowns and trading halts as a result of undiscovered flaws in the Pro Securities ATS that could prevent trades for a period of time.

The digital securities proprietary and distributed ledgers will be publicly available, which may give rise to privacy concerns.

        Copies of the proprietary ledger and the distributed ledger, which can be used to prove the validity of such copies of the proprietary ledger, will be available to the public and will store the complete trading history from inception of the issuance of each series of the digital securities. As a result, robust and transparent trading data, other than holder identity, with respect to our digital securities will be publicly available via the published proprietary and distributed ledgers. The digital securities trading data will be secured by cryptographic key pairs and only the public-key-derived wallet address will be exposed to the public on the distributed ledger. The personal identity information necessary to associate a public key representing a given block of digital securities with the owner of those digital securities will be maintained in a separate database that is not exposed to the public. If there are security breaches with respect to the holders' personal identity information database resulting in theft of the information necessary to link personal identity with public keys, the stolen information could be used to determine the affected holder's complete trading history in our digital securities. Moreover, concerns over these privacy issues may limit adoption of this novel trading system by a range of potential investors, reducing liquidity of our digital securities.

The private cryptographic keys associated with digital securities could be stolen.

        Our digital securities are represented by balances written on our proprietary ledger by the Pro Securities ATS and secured by cryptographic associated key pairs. The associated private key is necessary to effect the sale of a given block of our digital securities and, as such, is meant to be kept private. The general public, however, is not yet accustomed to using secure cryptographic methods and managing private keys. To make the system more user-friendly, the Pro Securities ATS and the sole broker-dealer that will be licensed to provide access thereto are each expected to hold the private keys of digital securities holders. Among other things, this will enable digital securities holders to manage their digital securities account with a simple login and password, similar to traditional online brokerage accounts. As such, initially, our digital securities may be as vulnerable to cyber theft as a traditional online brokerage account would be. If the repository is hacked and private keys are stolen, the thief could transfer affected digital securities to itself and sell the digital securities. The sole broker-dealer licensed to provide access to the Pro Securities ATS digital securities trading platform with respect to Overstock digital securities will know the identity of its customers that have access to trading in our digital securities, but there can be no assurance that such theft would be detected in time to hold the culprit accountable. The risk of theft of private keys is heightened so long as a centralized repository holds the private keys on behalf of digital security holders, as the thief is able to target a single security system for breach of multiple accounts.

The number of digital securities traded on the Pro Securities ATS may be very small, making the market price more easily manipulated.

        While we understand that the Pro Securities ATS has adopted policies and procedures such that digital security holders are not free to manipulate the trading price of digital securities contrary to applicable law, and while the risk of market manipulation exists in connection with the trading of any securities, the risk may be greater for our digital securities because the Pro Securities ATS is a closed system that does not have the same breadth of market and liquidity as the national market system. There can be no assurance that the efforts of the Pro Securities ATS (or the sole broker-dealer that will be licensed to provide access to the Pro Securities ATS digital securities trading platform with respect to Overstock digital securities) will be sufficient to prevent such market manipulation. For example, there can be no assurance that a security holder will not be able to manipulate the stock price by opening multiple accounts and trading among those accounts.

Should distributed ledger technology cease to be available, investors may not be willing to transact in digital securities.

        Transactions in our digital securities will be recorded by the Pro Securities ATS on the applicable proprietary ledger for such digital securities, which will be electronically published on a real time basis. The validity of publicly available copies of the proprietary ledger can be mathematically proven utilizing cryptographically-secured distributed ledger network technology. If, for any reason, the distributed ledger technology utilized with respect to a series of our digital securities were to become unavailable and suitable alternative technology were not available to be implemented, investors in such digital securities would not have a means of proving the validity of publicly-available copies of the proprietary ledger. As a result, the accuracy of publicly-available trading information could be called into question and investors may elect to no longer transact in digital securities.

The Pro Securities ATS is not a stock exchange and has no listing requirements for issuers or for the securities traded.

        Unlike the Nasdaq Global Market and other NMS trading platforms, there are no minimum price or other listing requirements for digital securities to be traded on the Pro Securities ATS. As a result, trades of our digital securities on the Pro Securities ATS may not be at prices that represent the national best bid or offer prices of securities that could be considered similar securities.

The price of our digital securities, even when we issue digital equity securities that rank on a parity with our common stock, is not pegged to the value of our common stock.

        We will not issue digital securities that can be converted or exchanged for traditional securities of the same class as any securities trading on an NMS trading platform. As such, the price of our digital securities will not be directly tied to the price of any of our securities trading on an NMS trading platform. Even if we issue digital securities that rank on a parity with our common stock that is traded on the Nasdaq Global Market, such digital securities are likely to have significantly different pricing associated with the different trading environment for the digital securities as compared to our common stock trading on the Nasdaq Global Market. The following factors may drive such a pricing differential between our digital securities that rank on parity with our common stock trading on the Nasdaq Global Market:

  •
  lower volume and liquidity of the digital securities on a closed trading system;

  •
  immediate settlement of the digital securities compared to traditional T+3 settlement; and

  •
  novelty of the digital securities trading platform.

 FORWARD-LOOKING STATEMENTS

        This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The words "anticipate," "expect," "believe," "goal," "plan," "intend," "estimate," "may," "will," and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections entitled "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," and include statements regarding the intent, belief or current expectations of the company and management that are subject to known and unknown risks, uncertainties and assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed in or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section titled "Risk Factors" set forth above.

        This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement also contain statements that are based on management's current expectations and beliefs, including estimates and projections about our company, industry, financial condition, results of operations and other matters. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties, and assumptions that may cause actual results to vary materially from those projected in the forward-looking statements.

        Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, and the other financial information included or incorporated by reference herein. See Exhibit 12.1 hereto for additional detail regarding the computation of the ratio of earnings to fixed charges.

	(Unaudited) Fiscal Year Ended December 31,					(Unaudited) Nine Months Ended Sept. 30 2015
	2010	2011	2012	2013	2014
Ratio of earnings to fixed charges	3.5x	N/A	5.2x	5.7x	4.3x	2.5x
Deficiency of earnings to fixed charges (in thousands)	N/A	$(19,580)	N/A	N/A	N/A	N/A

        For 2011, earnings were insufficient to cover fixed charges, and the dollar amount of the deficiency is shown.

        As of the date of this prospectus, and during all of the periods shown above, we had no preferred stock outstanding. Consequently, our ratio of earnings to combined fixed charges and preferred stock dividends would be identical.

        For the purpose of this computation, the term "fixed charges" means the sum of the following: (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense, and (d) preference security dividend requirements of consolidated subsidiaries. The term "earnings" is the amount resulting from adding and subtracting the following items: (a) pre-tax income from continuing operations before adjustment for income or loss from equity investees, plus (b) fixed charges, plus (c) amortization of capitalized interest, plus (d) distributed income of equity investees, plus (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges, less the following: (a) interest capitalized, (b) preference security dividend requirements of consolidated subsidiaries, and (c) the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges.

USE OF PROCEEDS

        Unless otherwise indicated in any prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, other corporate expenses and acquisitions of complementary products, technologies or businesses. The prospectus supplement with respect to an offering of offered securities may identify different or additional uses of proceeds for that offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated needs of our business. As a result, unless otherwise indicated in any prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offering. Except as otherwise stated in any prospectus supplement, pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

 DESCRIPTION OF CAPITAL STOCK

        The following information describes our common stock and preferred stock, as well as certain provisions of our amended and restated certificate of incorporation and bylaws. This description is only a summary. You should also refer to our amended and restated certificate of incorporation and bylaws, which have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

General

        Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of undesignated preferred stock, par value $0.0001 per share. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of October 31, 2015, there were 25,234,316 shares of common stock issued and outstanding and no shares of preferred stock outstanding. Our board of directors is authorized, without stockholder approval except as required by the listing standards of the Nasdaq Global Market, to issue additional shares of our capital stock.

        The following is a summary of the material provisions of the common stock and preferred stock provided for in our amended and restated certificate of incorporation and bylaws, each as amended to date. For additional detail about our capital stock, please refer to our amended and restated certificate of incorporation and bylaws.

        To the extent we issue shares of our capital stock with voting rights as digital securities, the direct owner of these shares will be the record holder and may vote these digital securities directly in the same manner as other record holders of our securities. Traditional securities are typically held in "street name" by a broker-dealer that is a participant of DTC which is the record holder through its nominee Cede & Co. Holders of traditional securities may not show up to a stockholder meeting and vote their shares without first making special arrangements with the broker-dealer that owns the shares of record and holds the voting power associated with the shares.

        Other than the differences in voting procedures described above, the rights of digital securities are expected to be identical to the rights of traditional securities.

Common Stock

        The holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Our amended and restated certificate of incorporation prohibits cumulative voting. Because of this, the holders of a plurality of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election. With respect to matters other than the election of directors, at any meeting of the stockholders at which a quorum is present or represented, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at such meeting and entitled to vote on the subject matter (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the stockholders, except as otherwise required by law, by our certificate of incorporation or by our bylaws. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. Our amended and restated certificate of incorporation prohibits stockholders from taking action by written consent in lieu of a meeting.

        Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to receive ratably any dividends or other distributions that may be declared from time to time by the board of directors out of funds legally available therefor. We have never declared or paid any cash dividends on our common stock. We currently intend to retain any earnings for future growth and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our results of operations, financial conditions, contractual and legal restrictions and other factors the board deems relevant. In the event of our liquidation, dissolution or winding up, holders of our common stock would be entitled to share ratably in our assets remaining after the payment of liabilities, subject to prior distribution rights of any preferred stock then outstanding.

        Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption provisions applicable to the common stock. The outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Other Obligations to Issue Capital Stock

        We have equity incentive plans that provide for the grant of stock-based awards, including stock options and restricted stock units, to employees, directors and consultants.

Stock Options and Restricted Stock Units

        As of October 31, 2015, we had outstanding options to acquire 205,200 shares of common stock and outstanding restricted stock unit awards covering 353,675 shares of common stock under our 2005 Equity Incentive Plan, and had reserved an additional 2,501,807 shares of common stock for future option and restricted stock unit grants. The restricted stock units vest over three-year periods at varying rates and are subject to the holder's continuing service.

Preferred Stock

        Our amended and restated certificate of incorporation provides that we may issue up to 5,000,000 shares of preferred stock, $0.0001 par value per share, or preferred stock. As of the date of this prospectus no shares of our preferred stock are issued and outstanding.

        The following description of preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder and that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to our amended and restated certificate of incorporation and the certificate of designations relating to any series of preferred stock. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designations relating to that series. The prospectus supplement also will contain a description of any material United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.

        Under the terms of our amended and restated certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

        The prospectus supplement for a series of preferred stock will specify:

  •
  the maximum number of shares;

  •
  the designation of the shares;

  •
  the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

  •
  the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums; the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

  •
  any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

  •
  the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

  •
  the voting rights; and

  •
  any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

        The issuance of shares of preferred stock would affect, and could adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until our board of directors determines the specific rights attached to that preferred stock. However, the effects of issuing preferred stock could include one or more of the following:

  •
  restricting dividends on the common stock;

  •
  diluting the voting power of the common stock;

  •
  impairing the liquidation rights of the common stock; or

  •
  delaying or preventing changes in control or management of our company.

Anti-Takeover Effects of Certain Provisions of Delaware Law

        Provisions of Delaware law and of our amended and restated certificate of incorporation and bylaws could make the acquisition of our company through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult. We expect these provisions to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. We believe that the benefits provided by our ability to negotiate with the proponent of an unsolicited proposal outweigh the disadvantages of discouraging these proposals. We believe the negotiation of an unsolicited proposal could result in an improvement of its terms.

        We are subject to Section 203 of the Delaware General Corporation Law (the "DGCL"), an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless:

  •
  prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        In general, Section 203 defines a business combination to include:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

  •
  any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

  •
  subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  •
  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, an "interested stockholder" is a person who owns or, in certain circumstances, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation's outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance.

Anti-Takeover Effects of Certain Provisions of Our Charter Documents

        Our amended and restated certificate of incorporation and bylaws contain provisions that could discourage, delay or prevent a change in control of our company or changes in our management that the stockholders of our company may deem advantageous. These provisions among other things:

  •
  permit the board of directors to establish the number of directors;

  •
  provide that only one-third of our board of directors is elected at each of our annual meetings of stockholders (and our amended and restated certificate of incorporation prohibits cumulative voting in the election of directors);

  •
  provide that directors may be removed by the affirmative vote of the holders of the outstanding shares of common stock only for cause;

  •
  authorize the issuance of "blank check" preferred stock that our board could use to implement a stockholder rights plan (also known as a "poison pill");

  •
  eliminate the ability of our stockholders to call special meetings of stockholders;

  •
  prohibit stockholder action by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders;

  •
  provide that the board of directors is expressly authorized to make, alter or repeal our bylaws;

  •
  establish advance notice requirements, including specific requirements as to the timing, form and content of a stockholder's notice, for nominations for election to our board or for proposing matters that can be acted upon by stockholders at annual stockholder meetings;

  •
  provide that special meetings of our stockholders may be called only by the board of directors, the chairman of the board, the chief executive officer or the president; and

  •
  provide that stockholders are permitted to amend the bylaws only with the approval of the holders of sixty-six and two-thirds percent (66-2/3%) of the voting power of outstanding capital stock entitled to vote at an election of directors.

Transfer Agent and Registrar

        Our transfer agent and registrar for our common stock traded on the Nasdaq Global Market is Computershare Trust Company, N.A. Its address is 250 Royall Street, Canton, MA 02021.

Listing

        Our common stock is listed on the Nasdaq Global Market under the trading symbol "OSTK."

DESCRIPTION OF THE DEPOSITARY SHARES

General

        At our option, we may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do elect to offer fractional shares of preferred stock, we will issue receipts for depositary shares and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.

        The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement by and among us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

        The summary of terms of the depositary shares contained in this prospectus is not complete, and is subject to modification in any prospectus supplement for any issuance of depositary shares. You should refer to the forms of the deposit agreement, our amended and restated certificate of incorporation and the certificate of designations that are, or will be, filed with the SEC for the applicable series of preferred stock.

Dividends

        The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the preferred stock.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation Preference

        If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

        If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and not fewer than 20 or more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of the preferred stock.

Voting

        Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder's depositary shares. The record date for the depositary will be the same date as the record date for the preferred stock. The depositary will, to the extent practicable, vote the preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in accordance with these instructions. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

        Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of preferred stock underlying their depositary shares.

        Partial shares of preferred stock will not be issued. Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

  •
  all outstanding depositary shares have been redeemed; or

  •
  there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:

  •
  the initial deposit of the preferred stock;

  •
  the initial issuance of the depositary shares;

  •
  any redemption of the preferred stock; and

  •
  all withdrawals of preferred stock by owners of depositary shares.

        Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:

  •
  refuse to transfer depositary shares;

  •
  withhold dividends and distributions; and

  •
  sell the depositary shares evidenced by the depositary receipt.

Miscellaneous

        The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

        Neither the depositary nor we will be liable if either the depositary or we are prevented or delayed by law or any circumstance beyond the control of either the depositary or us in performing our respective obligations under the deposit agreement. Our obligations and the depositary's obligations will be limited to the performance in good faith of our or the depositary's respective duties under the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The depositary and we may rely on:

  •
  written advice of counsel or accountants;

  •
  information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

  •
  documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $100,000,000.

Federal Income Tax Consequences

        Owners of the depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares. As a result, owners will be treated as receiving a proportionate share of all cash or other property received by the depositary in respect of such preferred stock. No gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares. The tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged. The holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

 DESCRIPTION OF THE WARRANTS

General

        We may issue warrants for the purchase of our debt securities, preferred stock, common stock, depositary shares, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants

        The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

  •
  the title of the debt warrants;

  •
  the offering price for the debt warrants, if any;

  •
  the aggregate number of the debt warrants;

  •
  the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

  •
  if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

  •
  the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

  •
  the dates on which the right to exercise the debt warrants will commence and expire;

  •
  if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

  •
  whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

  •
  information with respect to book-entry procedures, if any; the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material U.S. federal income tax considerations;

  •
  the antidilution provisions of the debt warrants, if any;

  •
  the redemption or call provisions, if any, applicable to the debt warrants;

  •
  any provisions with respect to the holder's right to require us to repurchase the debt warrants upon a change in control or similar event; and

  •
  any additional terms of the debt warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the debt warrants.

        Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

        The prospectus supplement relating to a particular series of warrants to purchase our common stock, preferred stock or depositary shares will describe the terms of the warrants, including the following:

  •
  the title of the warrants;

  •
  the offering price for the warrants, if any;

  •
  the aggregate number of warrants;

  •
  the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

  •
  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

  •
  the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants

  •
  the dates on which the right to exercise the warrants shall commence and expire;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material U.S. federal income tax considerations;

  •
  the antidilution provisions of the warrants, if any;

  •
  the redemption or call provisions, if any, applicable to the warrants;

  •
  any provisions with respect to the holder's right to require us to repurchase the warrants upon a change in control or similar event; and

  •
  any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

        Holders of equity warrants, as such, will not be entitled:

  •
  to vote, consent or receive dividends;

  •
  receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

  •
  exercise any rights as stockholders.

DESCRIPTION OF THE DEBT SECURITIES

        The debt securities may be either secured or unsecured and will either be our senior debt securities or our subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called indentures in this description. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

        The following is a summary of selected provisions and definitions of the indentures and debt securities to which any prospectus supplement may relate. The summary of selected provisions of the indentures and the debt securities appearing below is not complete and is subject to, and qualified entirely by reference to, all of the provisions of the applicable indenture and certificates evidencing the applicable debt securities. For additional information, you should look at the applicable indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes this prospectus. In this description of the debt securities, the words "we," "us," or "our" refer only to Overstock.com, Inc. and not to any of our subsidiaries, unless we expressly state otherwise or the context otherwise requires.

        The following description sets forth selected general terms and provisions of the applicable indenture and debt securities to which any prospectus supplement may relate. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement.

General

        Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

        We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.

        The prospectus supplement relating to a particular series of debt securities will set forth:

  •
  whether the debt securities are senior or subordinated;

  •
  the offering price;

  •
  the title;

  •
  any limit on the aggregate principal amount;

  •
  the person who shall be entitled to receive interest, if other than the record holder on the record date;

  •
  the date or dates the principal will be payable;

  •
  the interest rate or rates, which may be fixed or variable, if any, the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

  •
  the place where payments may be made;

  •
  any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

  •
  if issued other than in denominations of U.S. $1,000 or any multiple of U.S. $1,000, the denominations in which the debt securities shall be issuable;

  •
  if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

  •
  if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or a holder may elect payment to be made in a different currency;

  •
  the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

  •
  if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

  •
  if applicable, whether the debt securities shall be subject to the defeasance provisions described below under "Satisfaction and Discharge; Defeasance" or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

  •
  any conversion or exchange provisions;

  •
  whether the debt securities will be issuable in the form of a global security;

  •
  any subordination provisions applicable to the subordinated debt securities if different from those described below under "Subordinated Debt Securities;"

  •
  any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

  •
  any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

  •
  any deletions of, or changes or additions to, the events of default, acceleration provisions or covenants;

  •
  any provisions granting special rights to holders when a specified event occurs;

  •
  any special tax provisions that apply to the debt securities;

  •
  with respect to the debt securities that do not bear interest, the dates for certain required reports to the applicable trustee;

  •
  any and all additional, eliminated or changed terms that will apply to the debt securities; and

  •
  any other specific terms of such debt securities.

        Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at time of issuance is below market rates. The material U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Exchange and Transfer

        Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

        We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

        In the event of any partial redemption of debt securities of any series, we will not be required to:

  •
  issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

        We will appoint the trustee as the initial security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent.

        However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

        The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

  •
  be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

  •
  be deposited with the depositary or nominee or custodian; and

  •
  bear any required legends.

        No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

  •
  the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary and we do not appoint another institution to act as depositary within 90 days;

  •
  an event of default is continuing with respect to the debt securities of the applicable series; or

  •
  any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

        As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

  •
  entitled to have the debt securities registered in their names;

  •
  entitled to physical delivery of certificated debt securities; or

  •
  considered to be holders of those debt securities under the indenture.

        Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

        Institutions that have accounts with the depositary or its nominee are referred to as "participants." Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

        Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants' interests, or any participant, with respect to interests of persons held by participants on their behalf.

        Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary's or any participant's records with respect to beneficial interests in a global security.

Payment and Paying Agents

        Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.

        We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:

  •
  10 business days prior to the date the money would be turned over to the applicable state; or

  •
  at the end of two years after such payment was due,

will be repaid to us thereafter, and the holder may then look only to us for such payment.

No Protection in the Event of a Change of Control

        Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction, whether or not such transaction results in a change in control.

Covenants

        Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.

Consolidation, Merger and Sale of Assets

        Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, we may not consolidate with or merge into any other person (other than one of our subsidiaries), in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person (other than one of our subsidiaries), unless:

  •
  the successor entity, if any, is a U.S. corporation, limited liability company, partnership, trust or other business entity;

  •
  the successor entity assumes our obligations on the debt securities and under the indentures;

  •
  immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

  •
  certain other conditions specified in the indenture are met.

Events of Default

        Unless we indicate otherwise in a prospectus supplement, the following will be events of default for any series of debt securities under the indentures:

  •
  we fail to pay principal of or any premium on any debt security of that series when due;

  •
  we fail to pay any interest on any debt security of that series for 30 days after it becomes due;

  •
  we fail to deposit any sinking fund payment when due;

  •
  we fail to perform any other covenant in the indenture and such failure continues for 90 days after we are given the notice required in the indenture; and

  •
  certain events involving our bankruptcy, insolvency or reorganization.

        Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

        The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.

        Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in the last bullet point above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least 25 percent in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.

        Unless we indicate otherwise in a prospectus supplement, if an event of default described in the last bullet point above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under "Subordinated Debt Securities."

        Notwithstanding the foregoing, each indenture may provide that we may, at our option, elect that the sole remedy for an event of default relating to our failure to comply with our obligations described under the section entitled "Reports" below or our failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act will for the first 180 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the relevant series of debt securities at an annual rate equal to (i) 0.25% of the principal amount of such series of debt securities for the first 90 days after the occurrence of such event of default and (ii) 0.50% of the principal amount of such series of debt securities from the 91st day to, and including, the 180th day after the occurrence of such event of default, which we call "additional interest." If we so elect, the additional interest will accrue on all outstanding debt securities from and including the date on which such event of default first occurs until such violation is cured or waived and shall be payable on each relevant interest payment date to holders of record on the regular record date immediately preceding the interest payment date. On the 181st day after such event of default (if such violation is not cured or waived prior to such 181st day), the debt securities will be subject to acceleration as provided above. In the event we do not elect to pay additional interest upon any such event of default in accordance with this paragraph, the debt securities will be subject to acceleration as provided above.

        In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of any event of default relating to the failure to comply with the reporting obligations in accordance with the preceding paragraph, we must notify all holders of debt securities and the trustee and paying agent of such election prior to the close of business on the first business day following the date on which such event of default occurs. Upon our failure to timely give such notice or pay the additional interest, the debt securities will be immediately subject to acceleration as provided above.

        After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.

        Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

        A holder of debt securities of any series will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

  •
  the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

  •
  the holders of at least 25 percent in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

  •
  the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

        Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed above.

        We will furnish the trustee an annual statement from our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.

Modification and Waiver

        Unless we indicate otherwise in a prospectus supplement, the applicable trustee and we may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

        We may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:

  •
  evidencing the succession of another person to Overstock.com, Inc., or successive successions, and the assumption by any such successor of the covenants of Overstock.com, Inc. in the indentures in compliance with Article 8 of the indentures;

  •
  adding covenants or events of default;

  •
  making certain changes to facilitate the issuance of the securities;

  •
  adding to, changing or eliminating any of the provisions of the indentures or more series of securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holder of any such security with respect to such provision or (B) shall become effective only when there is no such security outstanding;

  •
  securing the debt securities;

  •
  providing for a successor trustee or additional trustees;

  •
  conforming the indenture to the description of the debt securities set forth in this prospectus or the accompanying prospectus supplement;

  •
  curing any ambiguity, defect or inconsistency; provided that such action shall not adversely affect the interest of the holders in any material respect;

  •
  permitting or facilitating the defeasance and discharge of the securities;

  •
  making such other provisions in regard to matters or questions arising under the indentures or under any supplemental indentures as our board of directors may deem necessary or desirable, and which does not in each case adversely affect the interests of the holders of the debt securities of a series; and

  •
  complying with requirements of the U.S. Securities and Exchange Commission in order to effect or maintain the qualifications of the indentures under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        However, neither the trustee nor we may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

  •
  change the stated maturity of the principal of, or any installment of principal or interest on, any debt security;

  •
  reduce the principal, premium, if any, or interest on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

  •
  reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

  •
  change the place of payment or the currency in which any debt security is payable;

  •
  impair the right to enforce any payment after the stated maturity or redemption date;

  •
  if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders;

  •
  adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

  •
  change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and Discharge; Defeasance

        We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

        Each indenture contains a provision that permits us to elect either or both of the following:

  •
  We may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

  •
  We may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

        To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

        With respect to debt securities of any series that are denominated in a currency other than United States dollars, "foreign government obligations" means:

  •
  direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in Euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof; or

  •
  obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof.

Reports

        The indentures provide that any reports or documents that we file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the trustee within 15 days after the same are filed with the SEC, and that documents filed by us with the SEC via the EDGAR system will be deemed filed with the trustee as of the time such documents are filed with the SEC.

Notices

        Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

        The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.

No Personal Liability of Directors, Officers, Employees or Stockholders

        No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Regarding the Trustee

        The indentures limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

        The trustee will be permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

Subordinated Debt Securities

        The following provisions will be applicable with respect to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities.

        The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, in cash or other payment satisfactory to the holders of senior debt, of all senior debt, including any senior debt securities.

        Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, marshalling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt.

        In the event of any acceleration of the subordinated debt securities of any series because of an event of default with respect to the subordinated debt securities of that series, holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.

        In addition, the subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including trade payables and lease obligations. This occurs because our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and your right to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of the subsidiary and any indebtedness of the subsidiary senior to us.

        We are required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.

        Under the subordinated indenture, we may also not make payment on the subordinated debt securities if:

  •
  a default in our obligations to pay principal, premium, if any, interest or other amounts on our senior debt occurs and the default continues beyond any applicable grace period, which we refer to as a payment default; or

  •
  any other default occurs and is continuing with respect to designated senior debt that permits holders of designated senior debt to accelerate its maturity, which we refer to as a non-payment default, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the subordinated indenture.

        We will resume payments on the subordinated debt securities:

  •
  in case of a payment default, when the default is cured or waived or ceases to exist, and

  •
  in case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after the receipt of the payment blockage notice.

        No new payment blockage period may commence on the basis of a nonpayment default unless 365 days have elapsed from the effectiveness of the immediately prior payment blockage notice. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.

        As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.

        The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated debt securities pursuant to the provisions described under the section entitled "Satisfaction and Discharge; Defeasance," if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.

        If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all senior debt is paid in full in cash or other payment satisfactory to holders of senior debt, then such payment will be held in trust for the holders of senior debt.

        Senior debt securities will constitute senior debt under the subordinated indenture.

        Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

Definitions

        "Designated senior debt" means our obligations under any particular senior debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which we are a party, expressly provides that such indebtedness shall be designated senior debt for purposes of the subordinated indenture. The instrument, agreement or other document evidencing any designated senior debt may place limitations and conditions on the right of such senior debt to exercise the rights of designated senior debt.

        "Indebtedness" means the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the indenture for such series of securities or thereafter created, incurred or assumed:

  •
  our indebtedness evidenced by a credit or loan agreement, note, bond, debenture or other written obligation;

  •
  all of our obligations for money borrowed;

  •
  all of our obligations evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind,

  •
  our obligations:

  •
  as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, or

  •
  as lessee under leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes;

  •
  all of our obligations under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements;

  •
  all of our obligations with respect to letters of credit, bankers' acceptances and similar facilities, including reimbursement obligations with respect to the foregoing;

  •
  all of our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;

  •
  all obligations of the type referred to in the above clauses of another person, the payment of which, in either case, we have assumed or guaranteed, for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which are secured by a lien on our property; and

  •
  renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in the above clauses of this definition.

        "Senior debt" means the principal of, premium, if any, and interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, and rent payable on or in connection with, and all fees and other amounts payable in connection with, our indebtedness. However, senior debt shall not include:

  •
  any debt or obligation if its terms or the terms of the instrument under which or pursuant to which it is issued expressly provide that it shall not be senior in right of payment to the subordinated debt securities or expressly provide that such indebtedness is on the same basis or "junior" to the subordinated debt securities; or

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  debt to any of our subsidiaries, a majority of the voting stock of which is owned, directly or indirectly, by us.

        "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more of our other subsidiaries or by a combination of us and our other subsidiaries. For purposes of this definition, "voting stock" means stock or other similar interests which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

DESCRIPTION OF THE UNITS

        We may issue units consisting of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:

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  the designation and terms of the units and of the securities composing the units, including whether and under what circumstances the securities composing the units may be held or transferred separately;

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  a description of the terms of any unit agreement governing the units;

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  a description of the provisions for the payment, settlement, transfer or exchange of the units;

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  a discussion of material federal income tax considerations, if applicable; and

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  whether the units if issued as a separate security will be issued in fully registered or global form.

        The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant agreements, which will be filed with the SEC and will be available as described under the heading "Where You Can Find More Information."

 ABOUT DIGITAL SECURITIES

        Any of the securities described in this prospectus may be issued in the form of digital securities. Digital securities have the same rights, preferences and privileges as traditional securities of the same class, but settle differently than traditional securities. Digital securities are uncertificated, registered securities, the ownership and transfer of which are recorded on a proprietary ledger that will be publicly distributed. The validity of publicly available copies of the proprietary ledger can be mathematically proven utilizing cryptographically-secured distributed ledger network technology. The cryptographically-secured distributed ledger network technology employed with respect to digital securities could be technology that is currently used for trading digital currencies (e.g., the Bitcoin blockchain), technology similar to that used for trading digital currencies that is adapted for trading digital securities, or novel technology designed principally for transactions in digital securities.

        Generally, distributed ledger technology involves multiple copies of a synchronized electronic database, or distributed ledger, that are separately maintained by various participants on a network. Complex cryptographic processes are employed across the distributed ledger network as the means by which participants on the network achieve a consensus as to which transactions are valid, and therefore, should be immutably recorded within the relevant distributed ledger.

        Trades in traditional securities currently settle on the third day following the day the purchase and sale commitment is made. This delayed settlement paradigm for traditional securities is known as "T+3 settlement," which stands for "trade date plus three days," and is the current standard in the United States for settlement of all traded securities (other than digital securities). In contrast, digital securities settle nearly instantaneously, as "the trade is the settlement." In addition, trades of digital securities do not require the involvement of a central depositary, such as DTC's Cede & Co., which holds physical securities on behalf of record holders. Rather, digital securities will be directly held and traded by their beneficial owners on the proprietary ledger, which will be publicly published. The validity of publicly available copies of the proprietary ledger can then be mathematically proven utilizing cryptographically-secured distributed ledger network technology.

        The specific technology employed for the trading of a particular digital security will be identified in the prospectus supplement relating to the offering of such security and, if different from that set forth below under "—Current Digital Securities Technology Framework" will be described in such prospectus supplement.

Current Digital Securities Technology Framework

        The digital securities issued under the registration statement of which this prospectus forms a part will trade on a closed-system trading platform, regulated as an alternative trading system, or ATS. In particular, our digital securities will trade on an ATS maintained by Pro Securities utilizing t0 software technology, as described below. See "Summary—Corporate Developments Relating to Digital Securities" for information regarding our interest in Pro Securities.

        A person wishing to engage in transactions in our digital securities will be required to open an online brokerage account with the sole broker-dealer licensed to provide access to the Pro Securities ATS digital securities trading platform with respect to Overstock digital securities. Institutional and retail customers with appropriate brokerage accounts with such broker-dealer will be able to utilize such broker-dealer's interface to directly purchase and sell our digital securities, which will be held directly in that customer's name, rather than in "street name." In connection with such broker-dealer's license to utilize t0 software technology, such broker-dealer will be required to agree to share the identity of its customers with us and our transfer agent, trustee or other similar agent with respect to each series of digital securities that we issue. Because there will be a sole broker-dealer that will be licensed to provide access to the Pro Securities ATS digital securities trading platform with respect to Overstock digital securities, underwriters of any offerings of our digital securities will be required to open brokerage accounts with such broker-dealer, and primary issuances of our digital securities will be executed as the sale of all such digital securities to the relevant underwriter on the ProSecurities ATS, followed by a subsequent transfer transaction by such underwriter on the ProSecurities ATS to the various initial purchasers, each of which will also be an institutional or retail customer of such broker-dealer.

        A transaction in our digital securities will be recorded on an electronic database, referred to in this prospectus supplement as the proprietary ledger, which will be maintained by the Pro Securities ATS. The proprietary ledger maintained by the Pro Securities ATS will reflect the definitive ownership record with respect to such digital securities and will be electronically published. The validity of publicly available copies of the proprietary ledger can be mathematically proven utilizing cryptographically-secured distributed ledger network technology.

        The book-entry system with respect to each series of digital securities will comprise the proprietary ledger maintained by the Pro Securities ATS, together with a database containing the personal identity information of holders of the applicable digital securities. Our transfer agent, trustee or other similar agent with respect to the particular series of our digital securities will satisfy our books and records obligations by combining the information received from the proprietary ledger with the personal identifying information received from the sole broker-dealer that will be licensed to provide access to the Pro Securities ATS digital securities trading platform with respect to its customers trading in such digital securities. With respect to any series of digital securities, we will disclose information regarding the transfer agent, trustee or other similar agent for such digital securities in the applicable prospectus supplement.

        When an institutional or retail investor with access to the Pro Securities ATS digital securities trading platform executes a digital securities transaction, trade data for that transaction will be automatically, recorded electronically to the proprietary ledger maintained by the Pro Securities ATS. The Pro Securities ATS will electronically publish the proprietary ledger on a public basis and simultaneously record a cryptographic hash function to the distributed ledger network for our digital securities for mathematical proof of the validity of the publicly available proprietary ledger. This mathematical validation through the cryptographically-secured distributed ledger network technology serves to independently corroborate the validity of the publicly available proprietary ledger regarding digital securities transactions. If, for any reason, the distributed ledger network is unavailable to corroborate the validity of a copy of the proprietary ledger, the proprietary ledger maintained by the Pro Securities ATS will not be impacted and will continue to reflect the current state of ownership of the relevant series of our digital securities.

        The digital securities will be represented by proprietary ledger balances that will be secured by a cryptographic pair of keys—one public key and one or more private keys. There can be multiple private keys, any number of which may be required in order to authorize a transfer of ownership of the digital securities. A digital security holder's private keys will be held by Overstock, by the Pro Securities ATS and by the sole broker-dealer that will be licensed to provide access to the Pro Securities ATS. Depending on the security protocols used for the particular series of digital securities, which will be described in more detail in the applicable prospectus supplement for the offering of such digital securities, Overstock, the Pro Securities ATS and/or such broker-dealer may be able to transfer ownership of the digital securities on behalf of the digital security holder. In addition, Overstock, the Pro Securities ATS and/or such broker-dealer may be able to block further transfers of such digital securities through the private keys held by such entities.

        Unless otherwise described in the applicable prospectus supplement, transactions in our digital securities on the Pro Securities ATS utilizing t0 software technology will utilize the Bitcoin blockchain as the relevant distributed ledger, thereby capitalizing on Bitcoin's established algorithm-based consensus approach to validating ownership records.

        In connection with a digital securities transaction, the t0 software will publish the transaction to the proprietary ledger maintained by the Pro Securities ATS with respect to the relevant series of digital securities. Concurrently, the t0 software will electronically publish the proprietary ledger and commence the process of embedding in the Bitcoin blockchain information necessary to mathematically prove the validity of available copies of the proprietary ledger. Specifically, after a set of transactions in our digital securities have been executed and recorded to the proprietary ledger, the Pro Securities ATS will send a de minimis amount of Bitcoin from an ATS-controlled Bitcoin wallet to another ATS-controlled Bitcoin wallet using the blockchain protocol. This blockchain protocol provides for an editable field that can be used to implant code or other data within the Bitcoin transaction that will be embedded into the blockchain, and the t0 software will use this field to implant anonymized cryptographic hash functions for the digital securities transactions reflected on the proprietary ledger into the Bitcoin transfer made by the ATS. The blockchain will validate this de minimis Bitcoin transaction and embed it, together with the implanted anonymized cryptographic hash function, into the Bitcoin blockchain. As a result, once the Bitcoin transaction is immutably embedded into the Bitcoin blockchain, an immutable record of the digital securities transactions reflected on the proprietary ledger is also recorded within the Bitcoin blockchain. The Bitcoin blockchain participants involved in validating the de minimis Bitcoin transaction do not have any access to the underlying digital securities transaction data. The transaction costs associated with this process relate to the de minimis costs of the Bitcoin currency transaction conducted by the Pro Securities ATS. As a result, the Pro Securities ATS—rather than us or holders of our digital securities—will bear such minimal costs required in connection with embedding cryptographic hash functions into the Bitcoin blockchain.

        Once a cryptographic hash function has been recorded within the blockchain, the Pro Securities ATS will append the applicable Bitcoin transaction (including the embedded cryptographic hash function) to the proprietary ledger, which already reflects the consummated digital securities transactions, and provides the updated proprietary ledger information to the transfer agent, trustee or other similar agent with respect to the applicable series of digital securities.

        Although the anonymized data publicly available in the Bitcoin blockchain will be encrypted, the t0 software will automatically publish to the internet information necessary to prove the validity of any copy of the proprietary ledger. This process ensures that anyone with basic cryptographic technical skills will have access on a near real-time basis to the embedded data necessary to prove the validity of any publicly available copy of the proprietary ledger. As a result, there will be robust and transparent trading data (specifically, the number of securities traded by each anonymized account, the price of each trade and the balance of the securities held in each anonymized account) available to the general public. In addition, the transfer agent, trustee or other similar agent that satisfies our books and records obligations will be able to use the t0 software to access personal identifying information from the sole broker-dealer providing customer access to the Pro Securities ATS's digital securities trading platform with respect to Overstock digital securities in order to match such broker-dealer's customers to transactions recorded on the proprietary ledger by the Pro Securities ATS. As a result, such agent will have all information necessary to complete our books and records with respect to each digital securities transaction (specifically, the identity of each digital security's owner, the number of securities traded in each transaction, the price of each trade and the balance of securities held by each owner).

        Our digital securities will not be fungible with our traditional securities that may be outstanding from time to time, and we will not issue digital securities with respect to any class of securities that are already listed for trading on an NMS trading platform. Moreover, our digital securities may only be traded on the Pro Securities ATS (or any other closed-system trading platforms that we may make arrangements with in the future).

 PLAN OF DISTRIBUTION

        We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

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  the terms of the offering;

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  the names of any underwriters or agents;

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  the name or names of any managing underwriter or underwriters;

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  the purchase price of the securities;

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  the net proceeds from the sale of the securities;

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  any delayed delivery arrangements;

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  any underwriting discounts, commissions and other items constituting underwriters' compensation;

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  any initial public offering price;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any commissions paid to agents.

        We may issue to the holders of our common stock on a pro rata basis for no consideration, subscription rights to purchase shares of our common stock or preferred stock. These subscription rights may or may not be transferable by stockholders. The applicable prospectus supplement will describe the specific terms of any offering of our common or preferred stock through the issuance of subscription rights, including the terms of the subscription rights offering, the terms, procedures and limitations relating to the exchange and exercise of the subscription rights and, if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of common or preferred stock through the issuance of subscription rights.

Sale Through Underwriters or Dealers

        If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

        If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

        We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

        If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

        Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

        Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

        Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

        We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

        We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

        Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called "real-time" basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder's individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of "basis points" above an index treasury note. Of course, many pricing methods can and may also be used.

        Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

        Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

Digital Securities ATS

        The digital securities issued under the registration statement of which this prospectus forms a part will trade on a closed-system trading platform, regulated as an alternative trading system, or ATS. In particular, our digital securities will trade on an ATS maintained by Pro Securities utilizing t0 software technology. A person wishing to engage in transactions in our digital securities will be required to open an online brokerage account with the sole broker-dealer that will be licensed to provide access to the Pro Securities ATS digital securities trading platform with respect to Overstock digital securities. Institutional and retail customers with appropriate brokerage accounts with such broker-dealer will be able to utilize such broker-dealer's interface to directly purchase and sell our digital securities, which will be held directly in that customer's name, rather than in "street name." In connection with such broker-dealer's license to utilize t0 software technology, such broker-dealer will be required to agree to share the identity of its customers with us and our transfer agent, trustee or other similar agent with respect to each series of digital securities that we issue.

 VALIDITY OF THE SECURITIES

        Unless otherwise stated in any prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for the Company by Jones Day, New York, New York. Any underwriters or placement agents will be represented by their own counsel.

EXPERTS

        The consolidated financial statements and schedule of Overstock.com, Inc. as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

        We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under "Incorporation by Reference" are also available on our Internet website www.overstock.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed "filed" pursuant to the General Instructions of Form 8-K):

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  Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed on March 12, 2015, including the information specifically incorporated by reference into the Form 10-K from our definitive proxy statement for the 2015 Annual Meeting of Stockholders filed on March 16, 2015;

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  Quarterly Reports on Form 10-Q for the quarter ended March 31, 2015 filed on April 29, 2015, for the quarter ended June 30, 2015 filed on August 7, 2015 and for the quarter ended September 30, 2015 filed on November 9, 2015;

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  Current Reports on Form 8-K, but only to the extent that the information set forth therein is "filed" rather than "furnished", under the SEC's rules, filed on February 11, 2015, April 13, 2015, May 5, 2015, May 6, 2015, May 7, 2015, July 2, 2015 August 4, 2015, August 5, 2015, August 26, 2015, November 3, 2015, November 24, 2015 and November 25, 2015; and

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  The description of our common stock contained in the Registration Statement on Form 8-A relating thereto filed on May 6, 2002, including any amendment or report filed for the purpose of updating such description.

        We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

        This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

        We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any or all of the information that is incorporated by reference in this prospectus. Requests for such documents should be directed to:

Overstock.com, Inc.
6350 South 3000 East
Salt Lake City, Utah 84121
Attn: Investor Relations
(801) 947-3100

        You may also access the documents incorporated by reference in this prospectus through our website at www.overstock.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

1,000,000 Shares

OVERSTOCK.COM, INC.

Blockchain Voting Series A Preferred Stock

Voting Series B Preferred Stock

PROSPECTUS SUPPLEMENT

The date of this prospectus supplement is November 14, 2016